The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 5, 2006
PROSPECTUS SUPPLEMENT (To Prospectus dated June 29, 2006)
HSBC Home Equity Loan Trust (USA) 2006-1, Issuing Entity
$1,038,550,000 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1
HSBC Home Equity Loan Corporation I, Depositor
HSBC Finance Corporation, Sponsor and Servicer

You are encouraged to read the section entitled “Risk Factors ” beginning on page 1 of the accompanying prospectus and on page S-12 of this prospectus supplement before making a decision to invest in these securities.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in HSBC Home Equity Loan Corporation I, HSBC Finance Corporation or any of their affiliates.

This prospectus supplement may not be used to consummate sales of securities unless accompanied by the prospectus relating to the offering of these securities.

The issuing entity will issue—

•	four classes of notes offered by this prospectus supplement; and

•	an ownership interest that is not offered by this prospectus supplement but will serve as credit support to the notes offered by this prospectus supplement.
The notes—

•	are backed by a pledge of assets of the issuing entity, including a pool of primarily “non-prime” closed-end fixed- or declining-rate, fully amortizing home equity loans secured by first and second liens on one-to four-family residential properties;
•	receive payments on the 20th day of each month, beginning in July 2006;
•	represent debt obligations of HSBC Home Equity Loan Trust (USA) 2006-1; and
•	currently have no secondary trading market.
Credit enhancement for the notes will consist of—

•	excess interest and overcollateralization; and
•	with respect to the Class A-1, Class A-2 and Class M-1 Notes, the subordination of each class of Notes with a lower payment priority.

	Initial
	Principal		Price to	Underwriting	Proceeds to
Class	Amount	Note Rate	Public	Discount	Depositor(1)

A-1	$637,800,000	One-Month LIBOR plus [ ● ]%(2)	[ ● ]%	[ ● ]%	[ ● ]%
A-2	$159,560,000	One-Month LIBOR plus [ ● ]%(2)	[ ● ]%	[ ● ]%	[ ● ]%
M-1	$138,380,000	One-Month LIBOR plus [ ● ]%(2)	[ ● ]%	[ ● ]%	[ ● ]%
M-2	$102,810,000	One-Month LIBOR plus [ ● ]%(2)	[ ● ]%	[ ● ]%	[ ● ]%

(1)	Before deducting expenses, estimated to be approximately $900,000 in the aggregate.

(2)	The interest rate for this class of notes will be based on one-month LIBOR and will be subject to the available funds cap. Please see “Summary— Payments on the Notes— Interest” for a description of how one-month LIBOR and the available funds cap will be determined.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

HSBC

Citigroup

Credit Suisse

JPMorgan

Morgan Stanley
The date of this Prospectus Supplement is July [●], 2006

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
IN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS (TOGETHER, THE “OFFERING DOCUMENT”) IS DELIVERED ONLY TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS OR (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) TO (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THE OFFERING DOCUMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS COMMUNICATION RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

S-i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
      We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.
      Annex I attached to this prospectus supplement constitutes a part of this prospectus supplement.
      If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.
      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
      The information in this prospectus (including any information incorporated by reference herein), if conveyed prior to the time of your contractual commitment to purchase any of the notes, supersedes any information contained in any prior similar materials relating to the notes. The information in this prospectus is preliminary, and is subject to completion or change. This prospectus is being delivered to you solely to provide you with information about the offering of the notes referred to in this prospectus and to solicit an offer to purchase the notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the notes, until we have accepted your offer to purchase the notes.
      The notes referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue the notes or any similar security and the underwriter’s obligation to deliver the notes is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of the notes when, as and if issued by the issuing entity. You are advised that the terms of the notes, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool), at any time prior to issuance or availability of a final prospectus. You are advised that notes may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell the notes to you is conditioned on the home equity loans and the notes having the characteristics described in these materials. If for any reason the issuing entity does not deliver the notes, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the notes that you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
      We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.
      Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the notes offered hereby, whether or not participating in this offering, may be required to deliver a prospectus supplement. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-ii

REPORTS TO NOTEHOLDERS
      After the notes are issued, HSBC Finance Corporation will prepare and make available to each noteholder unaudited monthly servicing reports containing information concerning the notes and the home equity loans. See “Description of the Notes — Reports to Noteholders” in this prospectus supplement and “Additional Information” in the accompanying prospectus.
      The issuing entity will file all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K with the Securities and Exchange Commission under file number 333-132348-02. See “Additional Information” in the accompanying prospectus.
FORWARD-LOOKING STATEMENTS
      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “would,” “could,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “plans,” “targeted,” “goal” and other comparable words, but these words should not be considered as the only means through which forward-looking statements may be made. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are not known to us and are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT

S-iv

S-v

Summary

•	This summary is a very general overview of the notes and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offering of the notes, you are encouraged to read and consider both this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

•	There are material risks associated with an investment in the notes. You are encouraged to read and consider the section entitled “Risk Factors” beginning on page S-12 of this prospectus supplement and page 1 of the accompanying prospectus before making a decision to invest in the notes.
Title of the Offered Securities
      Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1
      The following table lists the classes of notes being issued by the issuing entity and offered by this prospectus supplement and the accompanying prospectus, as well as their respective note rates, initial principal amounts, initial ratings and designations.
Notes

		Initial Principal	Initial Rating
Class	Note Rate	Amount(1)	Moody’s/S&P/Fitch	Designation

A-1	One-Month LIBOR plus [●]%(2)	$637,800,000	Aaa/AAA/AAA	Floating Rate
A-2	One-Month LIBOR plus [●]%(2)	$159,560,000	Aaa/AAA/AAA	Floating Rate
M-1	One-Month LIBOR plus [●]%(2)	$138,380,000	Aa1/AA+/AA+	Floating Rate
M-2	One-Month LIBOR plus [●]%(2)	$102,810,000	Aa1/AA/AA+	Floating Rate

(1)	Beneficial interests in these notes may be purchased in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.

(2)	The interest rate for this class of notes will be based on one-month LIBOR and will be subject to the available funds cap. Please see “—Payments on the Notes— Interest” for a description of how one-month LIBOR and the available funds cap will be determined.
      The issuing entity will also issue the ownership interest, which is not offered by this prospectus supplement. The ownership interest will provide credit enhancement for the notes. The ownership interest will be issued under the trust agreement and will be initially held by the depositor.
The Sponsor
      HSBC Finance Corporation, or HSBC Finance, a Delaware corporation, is the sponsor of this transaction. The address and telephone number of the sponsor are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.
The Issuing Entity
      HSBC Home Equity Loan Trust (USA) 2006-1 is the issuing entity for this transaction. The issuing entity is a statutory trust formed under the laws of the State of Delaware. The address of the issuing entity is in care of U.S. Bank Trust National Association at 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.

The Depositor
      HSBC Home Equity Loan Corporation I, a Delaware corporation, is the depositor for this transaction. The depositor will purchase the home equity loans from the sellers and transfer them to the issuing entity. The depositor also will own the ownership interest in the issuing entity. The address and telephone number of the depositor are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564 6335.
The Servicer
      HSBC Finance Corporation is also the servicer for this transaction and is responsible for servicing the home equity loans. Generally, the servicer will delegate certain servicing duties with respect to a home equity loan to the seller that originated or acquired that home equity loan.
The Sellers
      The home equity loans were originated or acquired by the following sellers: Beneficial California Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kentucky Inc., Beneficial Loan & Thrift Co., Beneficial Maine Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Montana Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Colorado, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Idaho, Beneficial Mortgage Co. of Kansas, Inc., Beneficial Mortgage Co. of Maryland, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of New Hampshire, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Rhode Island, Beneficial Mortgage Co. of South Carolina, Beneficial Mortgage Co. of Utah, Beneficial Mortgage Co. of Virginia, Beneficial Mortgage Corporation, Beneficial Nebraska Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation.
      The sellers are indirect wholly owned subsidiaries of HSBC Finance and are licensed to make real estate secured loans in the states in which the home equity loans are originated.
The Owner Trustee
      U.S. Bank Trust National Association is the owner trustee for this transaction. The owner trustee will perform limited administrative functions under the trust agreement establishing the issuing entity. The address of the owner trustee is 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.
The Indenture Trustee
      JPMorgan Chase Bank, N.A. is the indenture trustee for this transaction. The indenture trustee will enforce the rights of the noteholders under the indenture pursuant to which the notes were issued upon the occurrence of certain events of default. The address of the indenture trustee is 4 New York Plaza, 6th Floor, New York, NY 10004.

The Administrator
      HSBC Bank USA, National Association is the administrator for this transaction. The administrator will maintain the collection account and the yield maintenance account, invest funds in those accounts in certain permitted investments, calculate one-month LIBOR for each payment date and make payments to the noteholders and holder of the ownership interest in the issuing entity in accordance with instructions from the servicer. The administrator is an affiliate of the sponsor, the depositor, the servicer and the sellers. The address of the administrator is 452 Fifth Avenue, New York, New York 10018.
Cut-Off Date
      The close of business on June 14, 2006.
Closing Date
      On or about July 12, 2006.
Payment Dates
      Payments on the notes will be made on the 20th day of each month or, if the 20th day is not a business day, on the next business day. The first payment date will occur in July 2006.
Final Scheduled Payment Date
      The payment date occurring in January 2036. The actual final payment date could be substantially earlier.
Record Date
      Payments on the notes on each payment date will be made to each noteholder of record as of the business day immediately preceding the payment date or, if the notes are no longer book-entry notes, as of the last business day of the month preceding the payment date.
The Assets of the Issuing Entity
      The assets of the issuing entity will include:

•	a pool of home equity loans secured by first and second lien mortgages or deeds of trust on properties that are primarily one-to four-family primary residences;

•	payments received on the home equity loans on or after the cut-off date;

•	property that secured a home equity loan that has been acquired by foreclosure or deed in lieu of foreclosure;

•	benefits under certain hazard or flood insurance policies in respect of the home equity loans and/or mortgaged properties;

•	amounts on deposit in the collection account and the yield maintenance account (exclusive of net earnings thereon);

•	all proceeds from the items above; and

•	a share of preferred stock of the depositor.
The Home Equity Loan Pool
      9,872 closed-end, fixed- and declining-rate, fully-amortizing home equity loans with an aggregate principal balance of approximately $1,317,957,406 as of the cut-off date. The home equity loans are initially secured primarily by first and second liens on one- to four-family residential properties. As of the cut-off date, the home equity loans are secured by first and second mortgages or deeds of trust in which the borrowers have little or no equity (33.70% by principal balance of the home equity loans have original combined loan-to-value ratios greater than 100% as of the cut-off date). The home equity loans were used by borrowers to finance, among other things, (i) property improvements, (ii) debt consolidation, (iii) cash for other consumer purchases, or (iv) any combination of the foregoing, including insurance premiums and origination costs, if any. The home equity loans had the characteristics in the following table as of the cut-off date, the date as of which information is provided with respect to the home equity loans in the home equity loan pool:

Minimum cut-off date principal balance (approximate)	$5,304
Maximum cut-off date principal balance (approximate)	$650,630
Average cut-off date principal balance (approximate)	$133,505
Range of loan rates	7.000% to 15.630%
Weighted average loan rate	8.420%
Range of original terms to maturity	60 months to 360 months
Weighted average original term to maturity	322 months
Range of remaining terms to maturity	33 months to 354 months
Weighted average remaining term to maturity	309 months
Range of original combined loan-to-value ratios	6.84% to 105.85%
Weighted average original combined loan-to-value ratio	91.53%
Weighted average FICO credit score	609
      As of the cut-off date, no home equity loan was 30 days or more delinquent in payment of principal and interest.
      See “Description of the Home Equity Loan Pool” in this prospectus supplement.
Payments on the Notes
      Amount Available for Monthly Payment. On each monthly payment date, payments will be made to holders of the notes. The amount available for payment includes:

•	the aggregate amount of principal collections and net interest collections on the home equity loans received during the related collection period, and

•	any amounts required to be paid in connection with the termination of the issuing entity.
      With respect to any monthly payment date prior to the July 2007 payment date, if HSBC Finance or one of its affiliates is the servicer, net interest collections will not be net of the servicing fee, and the servicing fee will be paid out of the available payment amount as described below under “—Priority of Payments”.
      With respect to (i) any monthly payment date prior to the July 2007 payment date, only if HSBC Finance or one of its affiliates is not the servicer and (ii) any monthly payment date on or after the July 2007 payment date, regardless of whether HSBC Finance or one of its affiliates is the servicer, net interest collections will be net of the servicing fee and the servicing fee will be paid to the servicer prior to payments to noteholders of the available payment amount.
      See “Description of the Notes— Available Payment Amount” and “—Allocation of Payments” in this prospectus supplement.

      Priority of Payments. On each payment date, so long as no event of default shall have occurred and be continuing, payments to noteholders will generally be made from principal and net interest collections in the following order:

•	first, concurrently to the holders of the Class A-1 and Class A-2 Notes, the current interest and any interest carry forward amount for each such class and such payment date, pro rata based on each class’s respective current interest and interest carry forward amounts;

•	second, to the holders of the Class M-1 Notes, the current interest and any interest carry forward amount for such class and payment date;

•	third, to the holders of the Class M-2 Notes, the current interest and any interest carry forward amount for such class and payment date;

•	fourth, to the holders of the Class A-1 Notes, approximately 61.412546339% of the principal payment amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	fifth, to the holders of the Class A-1 Notes, the principal carry forward amount for such class and payment date;

•	sixth, to the holders of the Class A-1 Notes, approximately 61.412546339% of the additional principal reduction amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	seventh, to the holders of the Class A-2 Notes, approximately 15.363728275% of the principal payment amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	eighth, to the holders of the Class A-2 Notes, the principal carry forward amount for such class and payment date;

•	ninth, to the holders of the Class A-2 Notes, approximately 15.363728275% of the additional principal reduction amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	tenth, to the holders of the Class M-1 Notes, approximately 13.324346445% of the principal payment amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	eleventh, to the holders of the Class M-1 Notes, the principal carry forward amount for such class and payment date;

•	twelfth, to the holders of the Class M-1 Notes, approximately 13.324346445% of the additional principal reduction amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	thirteenth, to the holders of the Class M-2 Notes, approximately 9.899378942% of the principal payment amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	fourteenth, to the holders of the Class M-2 Notes, the principal carry forward amount for such class and payment date;

•	fifteenth, to the holders of the Class M-2 Notes, approximately 9.899378942% of the additional principal reduction amount for such payment date, until the note principal amount of such class has been reduced to zero;

•	sixteenth, concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, approximately 61.412546339%, 15.363728275%, 13.324346445% and 9.899378942% of

the extra principal payment amount for such payment date, respectively, until the note principal amount of each such class has been reduced to zero;

•	seventeenth, concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, the Supplemental Interest Amount for each such class and payment date, pro rata based on each class’s respective Supplemental Interest Amount;

•	eighteenth, to the owner trustee on behalf of the issuing entity, an amount sufficient to pay any judgment or settlement affecting the issuing entity;

•	nineteenth, to the servicer, any servicing fees accrued and unpaid for each collection period during which HSBC Finance or one of its affiliates is the servicer before and including the collection period ended May 31, 2007 (i.e., the collection period relating to the June 2007 payment date); and

•	twentieth, to the holder of the ownership interest in the issuing entity, any remaining available payment amount; provided, however, that on any payment date after the earlier of (i) the date on which the first auction conducted by the indenture trustee or its agent (following the note principal amount of the notes being less than or equal to 15% of the initial note principal amount of the notes) does not produce any bid at least equal to the required termination purchase price or (ii) the June 2016 payment date, any remaining amount available for distribution will instead be paid concurrently, approximately 61.412546339% to the Class A-1 Notes, approximately 15.363728275% to the Class A-2 Notes, approximately 13.324346445% to the Class M-1 Notes and approximately and 9.899378942% to the Class M-2 Notes, in reduction of the respective note principal amounts thereof.
      On each payment date, after giving effect to all payments of the available payment amount as described above, funds on deposit in the yield maintenance account will be available to pay noteholders the Supplemental Interest Amount, if any, that result from the application of the available funds cap to the note rate for each class of notes, as described in this prospectus supplement.
      Interest. Interest will accrue on each class of notes at a note rate based on the one-month LIBOR index plus a specified margin, subject to the available funds cap. With respect to the first monthly payment date, interest will accrue on each class of notes from the closing date to and including the day prior to the first monthly payment date. With respect to each subsequent monthly payment date, interest will accrue on each class of notes from the prior monthly payment date to and including the day prior to the current monthly payment date. Interest will accrue on each class of notes during each interest accrual period on the basis of a 360-day year and the actual number of days elapsed in that interest accrual period.
      One-month LIBOR for any interest accrual period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date, as described in further detail in this prospectus supplement under “Description of the Notes— Calculation of One-Month LIBOR”.
      The note rate on each class of notes will be subject to an available funds cap, which with respect to each payment date will be a per annum rate equal to the product of (i) the weighted average of the net loan rates of the home equity loans (adjusted as required by the Relief Act and/or any other federal, state or local regulation legislation or regulation), in each case outstanding as of the first day of the related collection period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related interest accrual period. The net loan rate of a home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated. If the available funds cap is less than the LIBOR-based formula rate on any class of notes, the note rate on such class of notes will be reduced to the available funds cap. Interest not paid as current interest on any class of notes as a result of the application of the available funds cap limitation is referred to as a “supplemental interest amount” and will be paid at a lower priority position on the current payment date or will be carried over on a subordinated basis with accrued interest at the then applicable LIBOR-based formula rate and paid on a later payment date, to the extent sufficient funds are available therefor. The ratings of the notes do not address the likelihood of the payment of supplemental interest amounts.
      Principal. On each monthly payment date, noteholders will receive a payment of principal on their notes only if there is cash available on that date for the payment of principal. The frequency and amount of principal payments will differ, as described in this prospectus supplement, depending upon whether a monthly payment date occurs before the stepdown date or on or after that date, and will depend on the delinquency and loss performance of the home equity loans as well as the timing and amount of any prepayments. Any principal payments will be allocated to the respective classes of notes on a pro rata basis as described under “—Priority of Payments.”
Fees and Expenses
      With respect to each payment date, the servicer will be entitled a servicing fee equal to the product of (a) one-twelfth (or, with respect to the first payment date, a fraction equal to the number of days between the cut-off date and June 30, 2006 over 360), (b) 0.50% and (c) the aggregate principal balances of the home equity loans outstanding on the first day of the related collection period (or, with respect to the first payment date, as of the cut-off date). Whether the servicing fee is payable to the servicer prior to or after payments to noteholders on any payment date will vary depending on when the payment date occurs and the whether the servicer is HSBC Finance or an affiliate thereof. See “—Payments on the Notes— Amount Available for Monthly Payment” and “—Priority of Payments” above for further information regarding the priority of payment of the servicing fee.
      The fees and expenses of the indenture trustee, the owner trustee and the administrator will be paid by the servicer out of its own funds. However, if the notes are accelerated following the occurrence of an event of default, the indenture trustee, owner trustee and administrator will be entitled to recover costs, expenses, reimbursements or indemnities remaining due to any of them out of all available funds and proceeds of any sale, liquidation or other disposition of the assets of the issuing entity prior to the distribution of such available funds and proceeds to noteholders, as described below under “—Events of Default”.
Events of Default
      The notes are subject to the following events of default:

•	a default in the payment of any interest on any note when the same becomes due and payable, subject to a five-day cure period;

•	a default in the payment in full of the note principal amounts of the notes on the final scheduled payment date;

•	a default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture (other than a covenant or agreement covered by another event of default), or any representation or warranty of the issuing entity made in the transaction agreements proving to have been incorrect in any material respect as of the time when made, subject to a cure period after notice; and

•	certain events of bankruptcy relating to the issuing entity or the issuing entity’s property.
      Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If the notes are accelerated following the occurrence of an event of default, all available funds and the proceeds of any sale, liquidation or other disposition of the issuing entity assets will not be distributed as described above under “—Payments on the Notes— Priority of Payments”, but instead will be applied as described under “Description of the Notes— Allocation of Payments” in this prospectus supplement:
Credit Enhancement
      The credit enhancement for the benefit of the notes consists of:
      Excess Interest. There is expected to be excess interest because more interest is expected to be paid by the borrowers than is necessary to pay the interest on the notes (and, where applicable, the related servicing fee) each month. Excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.
      Overcollateralization. Although the aggregate principal balance of the home equity loans as of the cut-off date is approximately $1,317,957,406, the issuing entity is issuing only $1,038,550,000 aggregate principal amount of notes. The excess principal balance of the home equity loans represents overcollateralization, which will absorb losses on the home equity loans, to the extent such losses are not otherwise covered by excess interest. The targeted overcollateralization amount will initially be set at 21.20% of the aggregate principal balance of the home equity loans as of the cut-off date and may be reduced on or after the stepdown date depending upon performance of the home equity loan pool. The amount of overcollateralization at closing is approximately equal to the initial targeted overcollateralization amount. If the level of overcollateralization falls below the required amount, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home equity loans until the required level of overcollateralization is reached.
      Subordination. With respect to payments of interest, the Class A-1 and Class A-2 Notes have a payment priority over the Class M-1 and Class M-2 Notes, and the Class M-1 Notes have a payment priority over the Class M-2 Notes. With respect to payments of principal, the Class A-1 Notes have the highest payment priority, followed by the Class A-2 Notes, the Class M-1 Notes and the Class M-2 Notes, in that order, with the Class M-2 Notes having the lowest payment priority. Distribution of interest on the Class M-1 and Class M-2 Notes is subordinate to distribution of interest on each class of Notes that has a higher payment priority than the subject class. Other than amounts distributed in connection with maintaining the required overcollateralization amount, distribution of principal on the Class A-2, Class M-1 and Class M-2 Notes is subordinate to distribution of principal on each class of Notes that has a higher payment priority than the subject class.
Realized Losses
      Realized losses on the home equity loans that are not covered by excess interest and/or overcollateralization will not be allocated to reduce the principal amount of the notes. However, such losses will result in undercollateralization. While payments to noteholders will continue to be applied in the priority and amount described under “Description of the Notes — Allocation of Payments” in this prospectus supplement, the resulting undercollateralization will increase the risk that collections on remaining assets of the issuing entity will be insufficient to support required payments of interest and principal on the notes. Any such insufficiency will first reduce or eliminate amounts available for payment to holders of the most subordinate notes and thereafter may reduce or eliminate amounts available for payment to holders of the more senior notes. In any such case, substantial losses may be incurred by the related noteholders.
Optional Termination
      On any payment date following the first payment date on which the aggregate principal amount of the notes is less than or equal to 15% of the initial aggregate principal amount of the notes after giving effect to payments on that payment date, the servicer will have the option to purchase the remaining home equity loans from the issuing entity. This will redeem the notes. If this occurs, the outstanding principal amount of the notes will be paid in full with accrued interest to the date of purchase.
      If the servicer does not exercise this purchase option within three months of the payment date on which the purchase option could first be exercised, then on the next succeeding payment date the indenture trustee or its agent will begin an auction process to sell the home equity loans and the other assets of the issuing entity, but neither the indenture trustee nor any agent on its behalf may sell the assets of the issuing entity and liquidate the issuing entity unless the proceeds of the auction are sufficient to pay the aggregate unpaid principal amount of the notes and all accrued and unpaid interest thereon.
      If the first auction of the assets of the issuing entity is not successful because the highest bid received is too low, then the indenture trustee or its agent will conduct an auction of the home equity loans every third month thereafter, unless and until an acceptable bid is received for the assets of the issuing entity. In addition, if the first auction of the assets of the issuing entity is not successful because the highest bid received is too low, then on each payment date thereafter, all payments that would otherwise go to the ownership interest in the issuing entity will be used to further reduce the outstanding principal amount of the notes.
Mandatory Repurchase
      The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations which materially adversely affect the interests of the noteholders in a home equity loan, the depositor or the servicer will be obligated either to cure the breach in all material respects, purchase the home equity loan or substitute another eligible substitute home equity loan for the home equity loan.
Maturity
      If the full amount of principal and interest then due on the notes is not paid by the payment date in June 2016, (i) the indenture trustee or its agent will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the issuing entity will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the notes. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Notes, then only upon the consent of holders of not less than 66 2/3 % of the aggregate note principal amount of each class of notes, the indenture trustee or its agent will sell the home equity loans to the highest bidder, distribute the proceeds in accordance with the payment priorities described in this prospectus supplement and terminate the issuing entity. On each payment date after the June 2016 payment date, all payments that would otherwise go to the ownership interest in the issuing entity will be used to further reduce the outstanding principal amount of the notes.
Ratings
      The issuing entity will not issue the notes unless they have been assigned the ratings listed on page S-1 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home equity loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes. In addition, the ratings do not address the likelihood of the payment of supplemental interest amounts.
      Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

Book-Entry Registration
      The notes will be issued in book-entry form. Investors will hold their interests through a depository. While the notes are book-entry, they will be registered in the name of the depository.
      The circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement. See “Description of the Notes— Book-Entry Registration” in this prospectus supplement.
Legal Investment
      The notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You are encouraged to consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you. See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus.
Employee Benefit Plan Considerations
      The notes may be eligible for purchase by persons investing assets of employee benefit plans or other plans or arrangements subject to ERISA or Section 4975 of the Code who have determined that the purchase and the continued holding of the notes will not violate applicable fiduciary standards of conduct, and provided certain conditions are met. Persons investing assets of employee benefit plans or other plans or arrangements should consult with their legal advisors before investing in the notes and should carefully review the “Employee Benefit Plan Considerations” sections in this prospectus supplement and in the accompanying prospectus.
Tax Status
      For federal income tax purposes, the notes will be characterized as indebtedness to a noteholder other than the holder of the ownership interest and the issuing entity will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each holder of notes, by acceptance of its notes, will agree to treat its notes as indebtedness of the holder of the ownership interest for federal, state and local income and franchise tax purposes.
      See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

Summary of Transaction Parties

Risk Factors
      The notes are complex securities and are not suitable investments for all investors.
      You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.
      You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

The failure to deliver the loan documents and the failure to record the assignments may cause a sale to the depositor to be ineffective.	Under the terms of a sale and servicing agreement among the depositor, the servicer, the issuing entity, the administrator and the indenture trustee, so long as HSBC Finance’s long-term senior unsecured debt is assigned an acceptable minimum rating by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings (in respect of which the minimum acceptable ratings currently are “Baa3” for Moody’s, “BBB-” for S&P and “BBB” for Fitch), the loan documents with respect to each home equity loan will be retained by the sellers affiliated with HSBC Finance, and assignments of the related mortgage to the issuing entity will not be recorded. Failure to deliver the documents to the indenture trustee will make the transfer of the home equity loans potentially ineffective against a purchaser if a seller fraudulently or inadvertently resells a home equity loan to a purchaser who had no notice of the prior sale to the depositor and transfer to the issuing entity and who perfects his interest in the home equity loan by taking possession of the loan documents. HSBC Finance’s current ratings are “Aa3” by Moody’s, “AA-” by S&P and “AA-” by Fitch.

Each of the sellers has taken steps to structure the transfers of the home equity loans to the depositor as “true sales” of the loans. If, however, for any reason, including the bankruptcy of a seller, any seller is found not to have sold the home equity loans, but is instead deemed to have made a loan secured by a pledge of the related home equity loans, then the depositor, and by extension the issuing entity and/or the indenture trustee, will have a perfected security interest in the home equity loans because the sellers, the depositor and the issuing entity will file financing statements to perfect the security interest of the depositor, the issuing entity and the indenture trustee, respectively, in the home equity loans conveyed by the sellers and the depositor and pledged by the issuing entity. The UCC filings will not eliminate the foregoing risks with respect to the inadvertent or fraudulent assignment of mortgages securing the home equity loans. Similarly, the filings will not eliminate the risk that a security interest perfected after the closing date may be avoided in the bankruptcy of a seller or the depositor for up to one year after the date on which perfection occurred.

The sale and servicing agreement provides that if any loss is suffered in respect of a home equity loan as a result of the retention by a seller of the documents relating to a home equity loan or the failure to record the assignment of a home equity loan, HSBC Finance will purchase the home equity loan from the issuing entity. However, there can be no assurance that HSBC Finance will have the financial capability to purchase the home equity loans.

In the event that HSBC Finance’s long-term senior unsecured debt rating as assigned by two of the three rating agencies does not satisfy the above-described standards or any of the sellers ceases to be an HSBC Finance affiliate, the seller will have 90 days to deliver and record, if required, assignments of the mortgages for each related home equity loan in favor of the indenture trustee and 60 days to deliver the loan documents pertaining to each home equity loan to the indenture trustee, unless HSBC Finance provides opinions of counsel satisfactory to the indenture trustee to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interests of the depositor, the issuing entity and the indenture trustee in the home equity loans. Although the loan documents pertaining to each home equity loan will generally not be delivered to the indenture trustee or segregated from the loan documents pertaining to other mortgage loans owned or serviced by the sellers, the electronic master record of home equity loans maintained by the servicer will be clearly and unambiguously marked to indicate that the home equity loans have been transferred to the issuing entity and constitute part of the assets of the issuing entity.

The yield to maturity of your notes will vary depending on a variety of factors.	The yield to maturity of your notes will depend on a variety of factors, including:

• the amortization schedules of the home equity loans;

• the rate of principal prepayments, including partial prepayments and prepayments in full resulting from refinancing by the borrowers and rewrites;

• liquidations of defaulted home equity loans;

• the rate of losses on defaulted home equity loans;

• the presence and enforceability of due-on-sale clauses;

• the repurchase of home equity loans by the depositor or the servicer as a result of defective documentation or breaches of representations and warranties;

• the optional purchase by the servicer of all the home equity loans in connection with the termination of the issuing entity;

• the sale by the indenture trustee of all the home equity loans in connection with the accelerated repayment of the notes after the June 2016 payment date;

• the number of borrowers whose loans are included in the home equity loan pool who benefit from the declining rate feature included in their respective loan agreement;

• the interest rate for your class of notes; and

• the purchase price for your class of notes.

The rate of prepayments is one of the most important and least predictable factors affecting yield.	In general, if you purchase a note at a price higher than its outstanding principal amount and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Similarly, if you purchase a note at a price lower than its outstanding principal amount and principal payments occur slower than you assumed at the time of purchase, your yield will be lower than anticipated.

Each class of notes has a cap on its note rate, which may limit the amount of interest you will receive.	Each class of notes accrues interest at a formula rate based on the one month LIBOR index plus a specified margin, but is subject to an available funds cap that, with respect to each monthly payment date, will be based on the net loan rates on the home equity loans. Interest accrued on each class of notes in excess of the available funds cap, known as supplemental interest, will be paid only to the extent funds are available after payment of all other amounts payable on the notes and from amounts on deposit in the yield maintenance account, as described in this prospectus supplement. No assurance can be given that all supplemental interest amounts will be paid. In addition, the ratings of the notes do not address the likelihood of the payment of supplemental interest amounts.

The note rate of each class of notes adjusts monthly while the loan rates on the home equity loans are fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of supplemental interest payable on each class of notes may increase. The amount of supplemental interest payable on each class of notes may also increase if the higher interest rate home equity loans prepay at a faster rate than the lower interest rate home equity loans, which will have the effect of reducing the available funds cap.

To the extent that the formula rate on your notes exceeds the available funds cap at any time while you own that note, you may not receive all of the interest payments that you expected to receive on that note and, as a result, the yield on your investment may be lower than you anticipated, particularly if you purchased your note at a price greater than its outstanding principal amount. In addition, the weighted average life of your notes may be affected.

The rate of prepayments will vary depending on future market conditions and other factors.	Since borrowers can generally prepay their home equity loans at any time, the rate and timing of principal payments on the notes are highly uncertain. Generally, when market interest rates increase, some borrowers are less likely to prepay their home equity loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the interest rate on your notes. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home equity loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on your notes.

Refinancing programs, which may involve soliciting all or some of the borrowers to refinance, may increase the rate of prepayments on the home equity loans.	The borrower under a home equity loan may refinance the home equity loan at any time with the seller or another lender, which will result in prepayment of the home equity loan. Based upon the cut-off date principal balance, 65.63% of the home equity loans provided at origination for payment of a prepayment charge, which may or may not be enforced by the servicer. However, no prepayment penalty will be charged with respect to any home equity loan if 24 months or more have elapsed since the origination of such loan. As of the cut-off date, the weighted average age since origination of the home equity loans is approximately 13 months. The servicer will retain any amounts received from a prepayment charge for its own account. Prepayment charges will not be enforced if the borrower refinances with the seller or another affiliate of the servicer. Prepayment charges may reduce the rate of prepayment on the home equity loans until the end of the related prepayment period. See “Description of the Home Equity Loan Pool— Home Equity Loan Pool Characteristics” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

Servicing and collection practices may affect the rate of prepayment or the timing of collections.	The servicer and the subservicers may employ certain servicing and collection policies from time to time that have the effect of accelerating or deferring prepayments or borrower defaults of home equity loans, and of collections from enforcement of defaulted loans. Any term of a home equity loan may be waived, modified or varied if it is in default or (in the judgment of the servicer or related subservicer) such default is imminent, or if the purpose of such action is to reduce the likelihood of prepayment or of default of such home equity loan, to increase the likelihood of repayment or repayment upon default of such home equity loan, to increase the likelihood of repayment in full of or recoveries under such home equity loan or to otherwise benefit the holders of the notes. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits which have the effect of deferring or otherwise altering the timing of the issuing entity’s receipt of principal or interest payments.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act and similar state and local laws.	United States military operations in Iraq and other parts of the world have increased the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Civil Relief Act, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their home equity loan. The Relief Act and similar state laws and regulations provide generally that a covered borrower may not be charged interest on a home equity loan in excess of 6% per annum during the period of the borrower’s active duty. The California Military Families Financial Relief Act provides that, under certain circumstances, California residents called into active duty with the reserves can delay payments on home equity loans for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. Any application of the Relief Act or similar state law or regulation will effect a reduction of the loan rate, and consequently the net loan rate, of the related home equity loan during the covered period. As a result, application of the Relief Act or similar state law or regulation may reduce the available funds cap. The affected borrower will not be required to pay, and the servicer will not be required to advance, any interest accrued in excess of the rate specified by the Relief Act or similar state law or regulation.

The Relief Act and similar state laws and regulations also limit the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans and those delays and increased losses may result in delays in payment and increased losses on the notes in connection therewith.

We do not know how many home equity loans in the home equity loan pool have been or may be affected by the application of the Relief Act or similar state laws and regulations. See “Legal Aspects of Home Equity Loans and Related Matters— Servicemembers Civil Relief Act” in the prospectus.

The yield on the Class A-2, Class M-1 and Class M-2 Notes will be affected by the specific terms that apply to those classes.	Losses on defaulted home equity loans will have the effect of accelerating the amount of principal payable on the notes at times when the issuing entity may not have sufficient funds available to make those accelerated principal payments. As a result, because principal payments on the Class A-2, Class M-1 and Class M-2 Notes are subordinate to principal payments on each class of Notes that has a higher priority of payment than the subject class, the Class A-2, Class M-1 and Class M-2 Notes will be more sensitive to the timing and amount of losses on defaulted home equity loans than the Class A-1 Notes. Depending on the timing of defaults and the severity of losses, investors in the Class A-2, Class M-1 and Class M-2 Notes may realize a lower return than they originally anticipated. It may also take longer for investors holding the Class A-2, Class M-1 and Class M-2 Notes to realize their expected return on their investment. See “Material Yield and Prepayment Considerations” and “Description of the Notes— Allocation of Payments” in this prospectus supplement.

The return on your notes may be reduced by losses, which are more likely because some of the loans are junior liens.	The rate of delinquency and default of junior lien home equity loans may be greater than that of home equity loans secured by first liens on comparable properties. Based upon the cut-off date principal balance, 6.09% of the home equity loans included in the home equity loan pool are secured by second liens. Proceeds from liquidation of the property will be available to satisfy the home equity loans only if the claims of any senior liens (including mortgages or deeds of trust) have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the servicer may write off the entire outstanding balance of the home equity loan as a bad debt. The foregoing risks are particularly applicable to home equity loans secured by junior liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical if the servicer believes that there is little, if any, equity available in the mortgaged property. As of the cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans is 91.53%, and approximately 33.70% of the home equity loans had original combined loan-to-value ratios in excess of 100% based upon the aggregate amount financed.

Delays in payment on your notes may result because the servicer is not required to advance monthly payments on delinquent home equity loans.	The servicer is not obligated to advance scheduled monthly payments of principal and interest on home equity loans that are delinquent or in default. Accordingly, the monthly excess cashflow that will be available on the related payment date will be reduced by delinquent or defaulted home equity loans. The rate of delinquency and default on home equity loans secured by subordinate liens may be greater than that of home equity loans secured by first liens on comparable properties.

The receipt of liquidation proceeds may be delayed, and the amount of liquidation proceeds may be less than the related home equity loan balance, each of which can adversely affect the yield on your notes.	Substantial delays could be encountered in connection with the liquidation of delinquent home equity loans, which may have the effect of reducing the yield on your notes. Further, liquidation expenses including legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the home equity loan, you will incur a loss on your investment if the credit enhancement is insufficient.

The return on your notes may be reduced in an economic downturn.	A deterioration in economic conditions could adversely affect the ability and willingness of borrowers to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home equity loans.

Consumer protection laws may limit remedies.	There are various federal and state laws, public policies and principles of equity that protect borrowers under home equity loans. Among other things, these laws, policies and principles:

• regulate interest rates and other charges;

• require specific disclosures;

• require licensing of mortgage loan originators;

• prohibit discriminatory lending practices;

• prohibit unfair and deceptive practices;

• regulate the use of consumer credit information; and

• regulate debt collection practices, including foreclosure actions.

Violations of provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and may subject the depositor, the servicer or the issuing entity to damages and administrative enforcement. The depositor or the servicer will be required to repurchase any home equity loans that, at the time of origination, did not comply with these laws or regulations. See “The Sale and Servicing Agreement— Material Changes to Servicing Practices— Settlement With States” in this prospectus supplement.

The available information regarding prepayment history on home equity loans is limited.	All of the home equity loans may be prepaid in whole or in part at any time. Home equity loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, whether prepayment penalties apply and homeowner mobility. In addition, substantially all of the home equity loans contain due-on-sale provisions, which may affect the rate of prepayment.

Your notes may be adversely affected by changes in bankruptcy laws.	Congress recently enacted bankruptcy legislation, which became effective in October 2005. The number of bankruptcy filings has increased dramatically since the enactment of this legislation. The application of this and other bankruptcy and debtor relief laws may interfere with or adversely affect the ability to realize on mortgaged properties, enforce deficiency judgments or pursue collection actions with respect to defaulted home equity loans. As a consequence, borrowers who have defaulted on their home equity loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their home equity loans. As a result, these home equity loans will likely experience more severe losses, which could increase the risk that you will suffer a loss on your investment.

The underwriting standards for second lien home equity loans create greater risks to you, compared to those for first lien loans.	The standards under which the second lien home equity loans were underwritten were based on the borrower’s credit history and capacity to repay, in addition to the value of the collateral upon foreclosure. Because of the relatively high original combined loan-to-value ratios of the home equity loans and the fact that 6.09% (based on the cut-off date principal balance) of the home equity loans are secured by second liens, losses on the home equity loans will likely be higher than on a pool of exclusively conventional first lien home equity loans.

The return on your notes may be particularly sensitive to changes in real estate markets in specific areas.	One risk of investing in the notes is created by concentration of the related mortgaged properties in one or more geographic regions. Based upon the cut-off date principal balance, 13.61%, 8.03%, 7.47%, 6.69% and 5.87% of the home equity loans are located in California, Virginia, New York, Florida and Pennsylvania, respectively. If the regional economy or housing market weakens in any region having a significant concentration of the properties underlying the home equity loans, the home equity loans related to properties in that region may experience high rates of loss and delinquency, which could result in losses to noteholders. A region’s economic condition and housing market may be adversely affected by a variety of events, including but not limited to natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots and terrorism.

The incurrence of additional debt by borrowers could increase your risk.	There can be no assurance that the borrower on a home equity loan, in particular home equity loans that were used for debt consolidation, will not incur further debt. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity loans.

Nonperforming home equity loans may result in payment delays and legal expenses.	Foreclosure actions and actions to obtain deficiency judgments:

• are regulated by state laws and judicial rules;

• may be subject to delays; and

• may be expensive.

Because of these factors, if a borrower defaults, the servicer may have difficulty foreclosing on a home equity loan or obtaining a deficiency judgment.

If forms of credit enhancement applicable to your notes are no longer available, any delay or inability of the servicer to foreclose or obtain a deficiency judgment may delay payments on the notes or result in a loss on the notes.

Payments on the home equity loans are the sole source of payments on your notes.	Credit enhancement includes excess interest, overcollateralization and, with respect to the Class A-1, Class A-2 and Class M-1 Notes, the subordination of each class of Notes that has a lower payment priority than the subject class. None of the depositor, the indenture trustee, the owner trustee, the administrator, the servicer, the sellers or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of any class of notes. If any losses are incurred on the home equity loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.

You may have to hold your notes to maturity if their marketability is limited.	A secondary market for your notes may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your notes readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your notes.

The commingling of funds can create greater risk to you if HSBC Finance goes into bankruptcy.	At any time that HSBC Finance’s short-term debt is rated at least “P-1” by Moody’s, “A-1” by S&P and “F1” by Fitch or HSBC Finance maintains a servicer credit enhancement acceptable to the rating agencies, and HSBC Finance is the servicer, all amounts received in respect of the home equity loans may be commingled with the funds of HSBC Finance prior to each payment date and, in the event of bankruptcy of HSBC Finance, the issuing entity may not have a perfected interest in these collections. As a result, the issuing entity may not have access to those funds to make payments on the notes. As of the date of this prospectus supplement, HSBC Finance’s short-term debt rating satisfies the rating criteria of each rating agency. See “The Sale and Servicing Agreement— Collection and Liquidation Practices; Loss Mitigation.”

Rights of beneficial owners may be limited by book-entry system.	The notes will be held through the book-entry system of DTC and transactions in the notes generally can be effected only through DTC and DTC participants. As a result:

• your ability to pledge notes to entities that do not participate in the DTC system, or to otherwise act with respect to notes, may be limited due to the lack of a physical note for any class of notes; and

• under a book-entry format, you may experience delays in the receipt of payments, since payments will be made by the administrator to DTC, and not directly to you.

Note ratings are dependent on assessments by the rating agencies.	The ratings of the notes depend primarily on an assessment by the rating agencies of the home equity loans, the credit enhancement and the ability of the servicer to service the loans. The rating by the rating agencies of the notes:

• is not a recommendation to purchase, hold or sell the notes; and

• does not comment as to the market price or suitability of the notes for a particular investor.

• There is no assurance that the ratings will remain for any given period of time or that the ratings will not be reduced, suspended or withdrawn by the rating agencies.

The Sponsor and the Servicer
      HSBC Finance Corporation, or HSBC Finance, a Delaware corporation, is the sponsor and servicer of this transaction. HSBC Finance, through its subsidiaries, primarily provides middle-market consumers with real estate secured loans, auto finance loans, MasterCard* and Visa* credit card loans, private label credit card loans, personal non-credit card loans and tax refund anticipation loans in the United States and offers specialty insurance products in the United States, the United Kingdom and Canada. HSBC Finance is an indirect wholly owned subsidiary of HSBC Holdings plc, or HSBC. HSBC, headquartered in London, England, is one of the world’s largest banking and financial services organization. See “The Sponsor and the Servicer” and “HSBC Finance Home Equity Lending Program” in the accompanying prospectus. At December 31, 2005, HSBC Finance had approximately 35,000 employees and over 60 million customers.
      The principal product of HSBC Finance’s consumer financial services business is the making or purchasing of real estate loans secured by first or junior liens, sales finance loans and other unsecured loans to consumers in the United States. Loans are made through branch lending offices under the brands “HFC” and “Beneficial,” and through direct mail, correspondent lenders, telemarketing and the Internet. Portfolios of open-end and closed-end, secured and unsecured loans are also acquired. HSBC Finance’s closed-end home equity loan portfolio has grown from approximately $19.3 billion at December 31, 2001 to approximately $33.5 billion at March 31, 2006. Since 1999, HSBC Finance has executed 13 public term securitizations of closed-end home equity loans originated by its consumer lending business using a variety of structures, including senior/subordinated structures and transactions supported by financial guaranty insurance policies. As described in the accompanying prospectus under “HSBC Finance Home Equity Lending Program,” various indirect wholly owned subsidiaries of HSBC Finance originate and purchase home equity loans included in the HSBC Finance home equity loan portfolio.
      The address and telephone number of the sponsor and the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.
      The servicer will be responsible for servicing the home equity loans. Generally, the servicer will delegate certain servicing duties with respect to a home equity loan to the seller that originated or acquired that home equity loan. See “The Sale and Servicing Agreement” in this prospectus supplement and “HSBC Finance Servicing Procedures” in the accompanying prospectus.
      The sellers that will perform servicing duties with respect to the home equity loans for this transaction include:

•	Beneficial California Inc., a Delaware corporation formed in February 1972 for the purpose of making consumer loans, originates home equity loans in California and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Consumer Discount Company, a Pennsylvania corporation formed in August 1945 for the purpose of making consumer loans, originates home equity loans in Pennsylvania and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Delaware Inc., a Delaware corporation formed in August 1945 for the purpose of making consumer loans, originates home equity loans in Delaware and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Florida Inc., a Delaware corporation formed in June 1945 for the purpose of making consumer loans, originates home equity loans in Florida and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

*	MasterCard is a registered trademark of MasterCard International Incorporated and Visa is a registered trademark of Visa USA, Inc.

•	Beneficial Hawaii Inc., a Delaware corporation formed in June 1954 for the purpose of making consumer loans, originates home equity loans in Hawaii and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Homeowner Service Corporation, a Delaware corporation formed in September 1982 for the purpose of making consumer loans, originates home equity loans in New York and Vermont and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•	Beneficial Illinois Inc., a Delaware corporation formed in July 1962 for the purpose of making consumer loans, originates home equity loans in Illinois and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Indiana Inc., a Delaware corporation formed in August 1977 for the purpose of making consumer loans, originates home equity loans in Indiana and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Iowa Inc., an Iowa corporation formed in August 1959 for the purpose of making consumer loans, originates home equity loans in Iowa and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Kentucky Inc., a Delaware corporation formed in April 1934 for the purpose of making consumer loans, originates home equity loans in Kentucky and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Loan & Thrift Co., a Minnesota corporation formed in December 1955 for the purpose of making consumer loans, originates home equity loans in Minnesota and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Maine Inc., a Delaware corporation formed in August 1996 for the purpose of making consumer loans, originates home equity loans in Maine and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Massachusetts Inc., a Delaware corporation formed in May 1979 for the purpose of making consumer loans, originates home equity loans in Massachusetts and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Michigan Inc., a Delaware corporation formed in May 1928 for the purpose of making consumer loans, originates home equity loans in Michigan and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Montana Inc., a Delaware corporation formed in May 1959 for the purpose of making consumer loans, originates home equity loans in Montana and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Arizona, a Delaware corporation formed in June 1980 for the purpose of making consumer loans, originates home equity loans in Arizona and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Colorado, a Delaware corporation formed in April 1981 for the purpose of making consumer loans, originates home equity loans in Colorado and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Connecticut, a Delaware corporation formed in April 1968 for the purpose of making consumer loans, originates home equity loans in Connecticut and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Georgia, a Delaware corporation formed in January 1984 for the purpose of making consumer loans, originates home equity loans in Georgia and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Idaho, a Delaware corporation formed in April 1984 for the purpose of making consumer loans, originates home equity loans in Idaho and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Kansas, Inc., a Delaware corporation formed in June 1982 for the purpose of making consumer loans, originates home equity loans in Kansas and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Maryland, a Delaware corporation formed in April 1979 for the purpose of making consumer loans, originates home equity loans in Maryland and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Missouri, Inc., a Delaware corporation formed in January 1958 for the purpose of making consumer loans, originates home equity loans in Missouri and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Nevada, a Delaware corporation formed in January 1979 for the purpose of making consumer loans, originates home equity loans in Nevada and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of New Hampshire, a Delaware corporation formed in December 1950 for the purpose of making consumer loans, originates home equity loans in New Hampshire and Vermont and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•	Beneficial Mortgage Co. of North Carolina, a Delaware corporation formed in February 1972 for the purpose of making consumer loans, originates home equity loans in North Carolina and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Rhode Island, a Delaware corporation formed in August 1981 for the purpose of making consumer loans, originates home equity loans in Rhode Island and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of South Carolina, a Delaware corporation formed in April 1984 for the purpose of making consumer loans, originates home equity loans in South Carolina and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Utah, a Delaware corporation formed in April 1984 for the purpose of making consumer loans, originates home equity loans in Utah and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Co. of Virginia, a Delaware corporation formed in April 1980 for the purpose of making consumer loans, originates home equity loans in Virginia and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Mortgage Corporation, a Delaware corporation formed in December 1982 for the purpose of making consumer loans, originates home equity loans in Washington and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Nebraska Inc., a Nebraska corporation formed in November 1977 for the purpose of making consumer loans, originates home equity loans in Nebraska and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial New Jersey Inc., a Delaware corporation formed in February 1936 for the purpose of making consumer loans, originates home equity loans in New Jersey and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial New Mexico Inc., a Delaware corporation formed in September 1950 for the purpose of making consumer loans, originates home equity loans in New Mexico and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Ohio Inc., a Delaware corporation formed in November 1965 for the purpose of making consumer loans, originates home equity loans in Ohio and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Oklahoma Inc., a Delaware corporation formed in April 1941 for the purpose of making consumer loans, originates home equity loans in Oklahoma and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Oregon Inc., a Delaware corporation formed in September 1950 for the purpose of making consumer loans, originates home equity loans in Oregon and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial South Dakota Inc., a Delaware corporation formed in March 1951 for the purpose of making consumer loans, originates home equity loans in South Dakota and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Tennessee Inc., a Tennessee corporation formed in December 1978 for the purpose of making consumer loans, originates home equity loans in Tennessee and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Texas Inc., a Texas corporation formed in December 1960 for the purpose of making consumer loans, originates home equity loans in Texas and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Washington Inc., a Delaware corporation formed in January 1963 for the purpose of making consumer loans, originates home equity loans in Washington and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial West Virginia Inc., a West Virginia corporation formed in June 1981 for the purpose of making consumer loans, originates home equity loans in West Virginia and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Wisconsin Inc., a Delaware corporation formed in December 1940 for the purpose of making consumer loans, originates home equity loans in Wisconsin and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Beneficial Wyoming Inc., a Wyoming corporation formed in May 1978 for the purpose of making consumer loans, originates home equity loans in Wyoming and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Finance Consumer Discount Company, a Pennsylvania corporation formed in February 1945 for the purpose of making consumer loans, originates home equity loans in Pennsylvania and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Finance Corporation II, a Delaware corporation formed in September 1984 for the purpose of making consumer loans, originates home equity loans in Delaware, Kentucky, Massachusetts, Maine, New Hampshire, Oregon, Rhode Island and South Carolina and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•	Household Finance Corporation III, a Delaware corporation formed in September 1984 for the purpose of making consumer loans, originates home equity loans in Colorado, Florida, Idaho, Illinois, Indiana, Kansas, Maryland, Michigan, Nebraska, New Jersey, Oklahoma, Texas, Utah, Washington and Wisconsin and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•	Household Finance Corporation of California, a Delaware corporation formed in April 1955 for the purpose of making consumer loans, originates home equity loans in California and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Finance Industrial Loan Company of Iowa, an Iowa corporation formed in March 1994 for the purpose of making consumer loans, originates home equity loans in Iowa and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Finance Realty Corporation of Nevada, a Delaware corporation formed in September 1984 for the purpose of making consumer loans, originates home equity loans in Nevada and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Finance Realty Corporation of New York, a Delaware corporation formed in December 1983 for the purpose of making consumer loans, originates home equity loans in New York and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Financial Center Inc., a Tennessee corporation formed in September 1961 for the purpose of making consumer loans, originates home equity loans in Tennessee and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Industrial Finance Company, a Minnesota corporation formed in November 1958 for the purpose of making consumer loans, originates home equity loans in Minnesota and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.

•	Household Realty Corporation, a Delaware corporation formed in October 1960 for the purpose of making consumer loans, originates home equity loans in Arizona, Connecticut, Georgia, Missouri, North Carolina, New Mexico, Ohio, Pennsylvania, Virginia and Washington and performs servicing duties on behalf of the servicer with respect to home equity loans in those states.

•	Mortgage One Corporation, a Delaware corporation formed in March 1981 for the purpose of making consumer loans, originates home equity loans in Missouri and performs servicing duties on behalf of the servicer with respect to home equity loans in that state.
The Sellers
      The home equity loans were originated or acquired by the following sellers: Beneficial California Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kentucky Inc., Beneficial Loan & Thrift Co., Beneficial Maine Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Montana Inc., Beneficial Mortgage Co. of Arizona, Beneficial Mortgage Co. of Colorado, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Mortgage Co. of Idaho, Beneficial Mortgage Co. of Kansas, Inc., Beneficial Mortgage Co. of Maryland, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial Mortgage Co. of New Hampshire, Beneficial Mortgage Co. of North Carolina, Beneficial Mortgage Co. of Rhode Island, Beneficial Mortgage Co. of South Carolina, Beneficial Mortgage Co. of Utah, Beneficial Mortgage Co. of Virginia, Beneficial Mortgage Corporation, Beneficial Nebraska Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc.,

Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation.
      The sellers are indirect wholly owned subsidiaries of HSBC Finance and are licensed to make real estate secured loans in the states in which the home equity loans are originated. The home equity loans have been originated or purchased by the sellers in accordance with HSBC Finance’s underwriting standards. See “Description of the Home Equity Loan Pool— Underwriting Standards” in this prospectus supplement and “HSBC Finance Home Equity Lending Program” in the accompanying prospectus.
The Depositor
      HSBC Home Equity Loan Corporation I, a Delaware corporation and an indirect, wholly-owned subsidiary of the sponsor, is the depositor for this transaction. The depositor was formed on May 5, 1994 for the limited purposes of engaging in the type of transaction described in this prospectus supplement, other similar transactions (a number of which have previously been entered into by the depositor) and related activities. The depositor will be the initial holder of the ownership interest in the issuing entity. The address of the depositor is 2700 Sanders Road, Prospect Heights, Illinois 60070, and its telephone number is (847) 564-6335.
      The depositor will purchase the home equity loans from the sellers for fair market value and transfer the home equity loans to the issuing entity. The depositor will make certain representations and warranties regarding the home equity loans as of the closing date. Upon a breach of any of these representations which materially adversely affect the interests of the noteholders in a home equity loan, the depositor will be obligated either to cure the breach in all material respects, purchase the home equity loan or substitute another eligible substitute home equity loan for the home equity loan. The depositor will also indemnify the issuing entity for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the issuing entity has relied.
The Issuing Entity
General
      HSBC Home Equity Loan Trust (USA) 2006-1 is a Delaware statutory trust formed on June 30, 2006 for the purpose of owning the home equity loans, issuing the notes and otherwise engaging in the type of transaction described in this prospectus supplement.
      The issuing entity was formed pursuant to a trust agreement. As of the closing date, the issuing entity will be governed by the terms of that trust agreement, as amended and restated, and will not be permitted to engage in any activity other than:

•	acquiring and holding the home equity loans;

•	issuing the notes under the indenture and the ownership interest under the trust agreement and selling the notes and ownership interest;

•	funding the start-up and transactional expenses of the issuing entity from the proceeds of the sale of the notes and ownership interest, and paying the balance to the depositor in accordance with the sale and servicing agreement;

•	conveying the issuing entity’s assets to the indenture trustee under the indenture on behalf of Noteholders and, in accordance with the sale and servicing agreement holding, managing and distributing to the holder of the ownership interest any portion of the assets released to the issuing entity from the lien of the indenture;

•	executing and performing its obligations under the applicable transaction documents;

•	engaging in activities related to the foregoing; and

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of its assets and making distributions to the Noteholders and the holder of the ownership interest.
      The terms of the trust agreement, including those terms governing the permissible activities of the issuing entity, may be amended as described below under “The Trust Agreement— Amendment” in this prospectus supplement.
      The depositor will be the initial holder of the ownership interest in the issuing entity.
      The issuing entity’s principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as owner trustee, 300 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.
Capitalization of the Issuing Entity
      The issuing entity was formed with an initial capital contribution of $1,000 from the depositor. In turn, the depositor received this amount as a capital contribution from HSBC Finance. The expected assets of the issuing entity as of the closing date are as follows:

Cash	$1,000
Home equity loans	$1,317,957,406
      The expected liabilities of the issuing entity as of the closing date are as follows:

Class A-1 Notes	$637,800,000
Class A-2 Notes	$159,560,000
Class M-1 Notes	$138,380,000
Class M-2 Notes	$102,810,000
      The issuing entity will not be liable for payment of any expenses incurred in connection with the selection and acquisition of the home equity loans.
      The issuing entity’s fiscal year ends on December 31.
The Owner Trustee
      U.S. Bank Trust National Association is the owner trustee under the trust agreement. U.S. Bank Trust National Association is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
      U.S. Bank Trust National Association has provided owner trustee services since the year 2000. As of March 31, 2006, U.S. Bank Trust National Association was acting as owner trustee with respect to over 140 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities.

U.S. Bank Trust National Association has acted as owner trustee of sub-prime mortgage backed securities since 2000. As of March 31, 2006, U.S. Bank Trust National Association was acting as owner trustee on 26 issuances of sub-prime mortgage backed securities.
      U.S. Bank Trust National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. U.S. Bank Trust National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.
      The depositor and its affiliates may maintain commercial banking or investment banking relationships with the owner trustee and its affiliates.
      The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement, dated as of July 12, 2007, between the sponsor, the depositor, the owner trustee and the administrator.
The Indenture Trustee
      JPMorgan Chase Bank, N.A. is the indenture trustee under the indenture. JPMorgan Chase Bank, N.A. is a national banking association, and its corporate trust offices are located at 4 New York Plaza, 6th Floor, New York, NY 10004.
      JPMorgan Chase Bank, N.A. is a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan Chase Bank, N.A. acts as trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.
      Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of March 31, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,075 asset-backed securities transactions, including about 268 domestic home equity receivables securities transactions.
      JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company (“BNY”) pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY’s consumer, small business and middle market banking businesses. This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan Chase Bank, N.A. will continue to act as indenture trustee until BNY succeeds to that role in accordance with the terms of the indenture and applicable law.
      JPMorgan Chase Bank, N.A. is subject to various legal proceedings that arise from time to time in the ordinary course of business. JPMorgan Chase Bank, N.A. does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.
      The depositor and its affiliates may maintain commercial banking or investment banking relationships with the indenture trustee and its affiliates.

      The indenture trustee will enforce the rights of noteholders under the indenture upon the occurrence of certain events of default. The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee as stated in the indenture.
The Administrator
      HSBC Bank USA, National Association, an affiliate of the sponsor, the depositor, the sellers and HSBC Securities (USA) Inc., an underwriter, is the administrator under the indenture, the sale and servicing agreement and the trust agreement. HSBC Bank USA, National Association is a national banking association, and its principal offices are located at 452 Fifth Avenue, New York, New York 10018.
      As of March 31, 2006, HSBC Bank USA, National Association was acting as administrator or trustee for approximately 400 mortgage-backed or home equity loan-backed securities transactions involving similar pool assets to those found in this transaction.
      HSBC Bank USA, National Association is subject to various legal proceedings that arise in the ordinary course of business. HSBC Bank USA, National Association does not believe that the ultimate resolution of these proceedings will have a materially adverse impact on its services as administrator.
      The depositor and its affiliates may maintain commercial banking or investment banking relationships with the administrator and its affiliates.
      Pursuant to the indenture, the sale and servicing agreement and the trust agreement, the administrator will maintain the collection account and the yield maintenance account, invest funds in those accounts in certain permitted investments in accordance with the servicer’s instructions, calculate One-Month LIBOR for each payment date, and make payments to the Noteholders and the holder of the ownership interest in accordance with the servicer’s instructions. The administrator’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the administrator as stated in the trust agreement, the sale and servicing agreement and the indenture.
      The administrator may resign at any time and may be removed by the issuing entity upon the occurrence of certain bankruptcy events relating to the administrator, if the administrator is otherwise incapable of acting as administrator, or if the administrator fails to satisfy certain eligibility criteria set forth in the indenture. No resignation or removal of the administrator will be effective unless and until a replacement administrator is appointed by the issuing entity, provided that if a replacement administrator has not been appointed by the issuing entity by the thirtieth day after the resignation or removal of the administrator, then the indenture trustee will be required to perform the administrator’s duties until such time as a replacement administrator is appointed, in which case the indenture trustee will be entitled to the compensation otherwise payable to the administrator.
Description of the Home Equity Loan Pool
General
      The home equity loan pool will consist of 9,872 home equity loans having an aggregate principal balance outstanding as of the cut-off date of approximately $1,317,957,406. All information in this prospectus supplement regarding the home equity loans is provided as of the cut-off date unless otherwise indicated. All percentages of the home equity loans described in this prospectus supplement are approximate percentages by aggregate cut-off date principal balance unless otherwise indicated. The home equity loans are secured by first and second liens on fee simple interests in one- to four-family residential real properties. In each case, the property securing the home equity loan is referred to as the mortgaged property.

      The sellers are direct or indirect wholly-owned subsidiaries of HSBC Finance. The sellers are licensed to make home equity loans in the states in which the mortgaged properties are located and originate and purchase home equity revolving credit and closed-end loans and, in some cases, other types of consumer loans and installment sales contracts through branch offices, telemarketing, direct mail and the Internet. All of the home equity loans were underwritten in conformity with or in a manner generally consistent with the HSBC Finance Home Equity Lending Program. See “HSBC Finance Home Equity Lending Program— General Underwriting Standards” in the accompanying prospectus.
      The sponsor selected the home equity loans from among its portfolio of home equity loans based on a variety of considerations, including type of home equity loan, principal balance, range of interest rates, loan-to-value ratios, geographic distribution, credit scores and other characteristics, and taking into account investor preferences and the objective of obtaining the most favorable combination of ratings on the notes.
Payments on the Home Equity Loans
      All of the home equity loans are Simple Interest Home Equity Loans, which require that each monthly payment consist of an installment of interest that is calculated on the basis of the outstanding principal balance of that home equity loan multiplied by the interest rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that home equity loan.
      Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.
      On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date or skips a payment, the amount of interest due for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled. Consequently, the portion of the payment applied to reduce the principal balance will be correspondingly less. Any remaining unpaid principal balance will be payable on the final maturity date of the home equity loan.
      In the event the full amount of interest due for the period since the preceding payment date is not received, such shortfall does not bear interest and must be paid down by the borrower after the principal balance of the home equity loan is paid in full.
Declining-Rate Home Equity Loans
      In 1999, the sellers began offering a declining-rate, fully-amortizing home equity loan product (Pay Right Rewards) to enable borrowers to benefit from a timely payment history. A substantial majority of the home equity loans contain a Pay Right Rewards feature. Under the predominant version of the Pay Right Rewards product, a borrower’s interest rate will be reduced each time the borrower makes twelve timely consecutive monthly payments. With respect to simple interest home equity loans, each interest rate reduction is typically 0.25%, but may be higher on a limited number of home equity loans, with a maximum interest rate reduction of 3.00% over the course of twelve years. With respect to actuarial home equity loans, which provide for fixed monthly payments of principal and interest that are determined at origination of the home equity loan, each interest rate reduction is 0.10%, 0.20%, 0.30% or 0.40%, with a maximum interest rate reduction of 1.00% to 4.00% over the course of ten years. Borrowers are not required to reduce their monthly payment following an interest rate reduction and, historically, many have not. Therefore, if the borrower continues to pay in a timely manner the home equity loan will be paid in full sooner than the final payment date reflected in the loan agreement.

Under the Pay Right Rewards product, upon disqualification from further rate reductions due to default or delinquency, the interest rate on the home equity loan will remain at the rate charged at the time of disqualification.
Home Equity Loan Pool Characteristics
      All of the home equity loans have principal, interest and fees, if applicable, payable monthly on various days of each month as specified in the applicable mortgage notes.
      65.63% of the home equity loans (by cut-off date principal balance) at origination provided for payment of a prepayment charge if they prepay within a specified time period up to two years after the origination of the home equity loan. The prepayment charge generally is equal to six months’ interest on the loans or is the maximum amount permitted under applicable state law, if state law applies. As of the cut-off date, the weighted average age since origination of the home equity loans is approximately 13 months. No prepayment charges, late payment charges or other fees or charges received on the home equity loans will be available for payment on the Notes. The servicer will be entitled to retain for its own account any prepayment charges, late payment charges and other fees and charges received on the home equity loans. The servicer may waive any prepayment charges, late payment charges or other fees or charges.
      As of the cut-off date, no home equity loan was 30 days or more delinquent in payment of principal and interest. For a description of HSBC Finance’s delinquency calculation methodology and restructure policies and practices, see “The Sale and Servicing Agreement— Delinquency and Loss Experience of the Servicer’s Portfolio” below.
      As of the cut-off date, none of the home equity loans were High Cost Loans.
      No home equity loan provides for negative amortization or future advances. Deferred interest on a home equity loan will occur if the servicer permits the borrower to skip a payment, the borrower fails to make a payment by its scheduled due date and does not pay the additional accrued interest, or where the borrower’s loan is restructured in accordance with the servicer’s account management policies and practices.
      With respect to each home equity loan, the combined loan-to-value ratio will be the ratio, expressed as a percentage, of:

•	the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

•	the property value of the related mortgaged property.
      The property value of any mortgaged property will be either (1) a Statistical Valuation of the mortgaged property or (2) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the property value will be the lesser of the property value at the origination of the other mortgage and the sales price for the mortgaged property.
Home Equity Loans
      As of the cut-off date, none of the home equity loans were originated prior to January 1, 2003, or have a maturity date later than December 31, 2035. No home equity loan has a remaining term to stated maturity as of the cut-off date of less than 33 months. The weighted average remaining term to stated maturity of the home equity loans as of the cut-off date is approximately 309 months. The weighted average original term to stated maturity of the home equity loans as of the cut-off date is approximately 322 months.
      Below is a description of some additional characteristics of the home equity loans as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the home equity loans are approximate percentages by aggregate principal balance of the home equity loans as of the cut-off date and are rounded to the nearest dollar. Due to rounding, the numbers in the following tables may not always add up to 100 percent.
Original Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home Equity		Average
			Loans by		Original	Weighted
	Number of	Aggregate	Aggregate	Weighted	Combined	Average
Original Principal	Home Equity	Principal	Principal	Average	Loan-to-Value	Original
Balances ($)	Loans	Balance	Balance	Interest Rate	Ratio	FICO Score

Up to 50,000.00	1,195	$39,315,498	2.98%	10.949%	84.01%	609
50,000.01 - 100,000.00	3,016	222,164,842	16.86	9.108	91.07	612
100,000.01 - 150,000.00	2,370	285,780,081	21.68	8.527	93.36	609
150,000.01 - 200,000.00	1,410	238,482,862	18.09	8.304	92.40	606
200,000.01 - 250,000.00	798	174,479,018	13.24	8.096	91.11	609
250,000.01 - 300,000.00	465	124,197,653	9.42	7.925	90.42	609
300,000.01 - 350,000.00	275	87,816,647	6.66	7.879	91.04	611
350,000.01 and above	343	145,720,806	11.06	7.804	90.96	611

Total	9,872	$1,317,957,406	100.00%	8.420%	91.53%	609

      As of the cut-off date, the average original principal balance of the home equity loans was approximately $136,444, and the maximum original principal balance was approximately $655,914.
Cut-Off Date Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home Equity		Average
			Loans by		Original	Weighted
	Number of	Aggregate	Aggregate	Weighted	Combined	Average
Cut-off Date Principal	Home Equity	Principal	Principal	Average	Loan-to-Value	Original
Balance ($)	Loans	Balance	Balance	Interest Rate	Ratio	FICO Score

Up to 50,000.00	1,293	$43,987,771	3.34%	10.782%	83.78%	610
50,000.01 - 100,000.00	3,067	232,028,298	17.61	9.058	91.21	612
100,000.01 - 150,000.00	2,342	288,945,055	21.92	8.506	93.46	609
150,000.01 - 200,000.00	1,366	235,944,226	17.90	8.305	92.44	605
200,000.01 - 250,000.00	775	172,637,431	13.10	8.079	91.05	609
250,000.01 - 300,000.00	444	120,652,742	9.15	7.939	90.43	609
300,000.01 - 350,000.00	268	87,058,181	6.61	7.853	90.37	610
350,000.01 and above	317	136,703,703	10.37	7.810	91.21	611

Total	9,872	$1,317,957,406	100.00%	8.420%	91.53%	609

      As of the cut-off date, the average principal balance of the home equity loans was approximately $133,505, and the maximum principal balance was approximately $650,630.

Interest Rates of the Home Equity Loans

			Percent of		Weighted
			Home Equity		Average
			Loans by		Original	Weighted
	Number of	Aggregate	Aggregate	Average	Combined	Average
	Home Equity	Principal	Principal	Principal	Loan-to-Value	Original
Interest Rate (%)	Loans	Balance	Balance	Balance	Ratio	FICO Score

7.000 - 7.999	3,347	$585,200,430	44.40%	$174,843.27	86.63%	619
8.000 - 8.999	3,077	441,962,203	33.53	143,634.13	95.16	608
9.000 - 9.999	1,544	180,094,745	13.66	116,641.67	96.97	589
10.000 - 10.999	853	60,900,085	4.62	71,395.18	93.06	591
11.000 - 11.999	581	28,801,348	2.19	49,572.03	95.17	595
12.000 - 12.999	329	14,968,523	1.14	45,497.03	95.88	595
13.000 - 13.999	103	4,266,540	0.32	41,422.72	93.83	579
14.000 - 14.999	34	1,574,420	0.12	46,306.48	95.57	599
15.000 - 15.630	4	189,111	0.01	47,277.70	100.53	588

Total	9,872	$1,317,957,406	100.00%	$133,504.60	91.53%	609

      As of the cut-off date, the weighted average interest rate of the home equity loans was 8.420% per annum.
Original Combined Loan-to-Value Ratios of the Home Equity Loans

			Percent of
			Home Equity
			Loans by			Weighted
	Number of	Aggregate	Aggregate	Average	Weighted	Average
Original Combined	Home Equity	Principal	Principal	Principal	Average	Original
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Balance	Interest Rate	FICO Score

0.00 - 30.00	75	$3,750,601	0.28%	$50,008.01	8.341%	618
30.01 - 40.00	88	6,829,239	0.52	77,604.98	8.076	610
40.01 - 50.00	152	15,150,495	1.15	99,674.31	7.931	611
50.01 - 60.00	249	27,877,560	2.12	111,958.07	7.931	600
60.01 - 70.00	439	55,572,073	4.22	126,587.87	7.852	604
70.01 - 80.00	1,015	121,658,058	9.23	119,860.16	8.166	603
80.01 - 90.00	1,388	204,675,293	15.53	147,460.59	8.028	607
90.01 - 100.00	2,922	438,341,003	33.26	150,014.03	8.368	606
100.01 - 105.85	3,544	444,103,084	33.70	125,311.25	8.846	617

Total	9,872	$1,317,957,406	100.00%	$133,504.60	8.420%	609

      As of the cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans was 91.53%.

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
State	Loans	Balance	Balance

California	822	$179,416,468	13.61%
Virginia	652	105,846,158	8.03
New York	695	98,388,840	7.47
Florida	622	88,193,037	6.69
Pennsylvania	716	77,396,460	5.87
Illinois	531	61,928,730	4.70
Maryland	315	56,775,782	4.31
Ohio	461	50,124,106	3.80
Washington	280	38,795,087	2.94
Michigan	338	36,898,530	2.80
Arizona	235	35,712,618	2.71
Missouri	314	31,385,204	2.38
Georgia	288	30,217,035	2.29
Massachusetts	160	27,993,332	2.12
North Carolina	265	27,693,576	2.10
Indiana	274	27,204,931	2.06
Connecticut	161	26,769,663	2.03
Texas	419	24,211,883	1.84
Minnesota	143	23,755,625	1.80
New Jersey	107	21,918,991	1.66
Kentucky	193	19,265,886	1.46
Nevada	105	18,354,019	1.39
Colorado	137	18,247,807	1.38
Oregon	123	17,549,460	1.33
Kansas	154	15,141,056	1.15
South Carolina	136	15,051,286	1.14
Tennessee	151	14,838,030	1.13
New Hampshire	99	14,759,821	1.12
Hawaii	56	12,810,214	0.97
Delaware	81	12,496,427	0.95
Oklahoma	147	12,371,818	0.94
Wisconsin	95	9,982,108	0.76
New Mexico	73	9,352,103	0.71
Maine	49	7,548,109	0.57
West Virginia	79	7,513,965	0.57
Utah	65	7,207,347	0.55
Idaho	71	7,006,262	0.53
Nebraska	60	5,763,348	0.44
Iowa	73	5,102,084	0.39
Rhode Island	23	4,280,817	0.32
Montana	36	4,147,664	0.31
Wyoming	33	3,994,377	0.30
South Dakota	27	3,474,239	0.26
Vermont	8	1,073,106	0.08

Total	9,872	$1,317,957,406	100.00%

Occupancy Type of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Occupancy Type	Loans	Balance	Balance

Primary Residence	9,872	$1,317,957,406	100.00%

Total	9,872	$1,317,957,406	100.00%

Lien Priority of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Lien Priority	Loans	Balance	Balance

First Lien	8,411	$1,237,746,743	93.91%
Second Lien	1,461	80,210,663	6.09

Total	9,872	$1,317,957,406	100.00%

Original Term to Maturity of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Original Term to Maturity (Months)	Loans	Balance	Balance

1 - 60	36	$1,101,586	0.08%
61 - 120	399	21,075,530	1.60
121 - 180	1,133	86,987,013	6.60
181 - 240	1,388	135,204,011	10.26
241 - 300	1,074	135,008,188	10.24
301 - 360	5,842	938,581,077	71.21

Total	9,872	$1,317,957,406	100.00%

      As of the cut-off date, the weighted average original term to maturity of the home equity loans was approximately 322 months.

Remaining Term to Maturity of the Home Equity Loans

			Percent of
			Home
			Equity Loans
	Number of	Aggregate	by Aggregate
	Home Equity	Principal	Principal
Remaining Term to Maturity (Months)	Loans	Balance	Balance

1 - 60	44	$1,319,613	0.10%
61 - 120	415	22,641,788	1.72
121 - 180	1,124	87,041,925	6.60
181 - 240	1,466	141,674,372	10.75
241 - 300	1,055	137,965,253	10.47
301 - 360	5,768	927,314,454	70.36

Total	9,872	$1,317,957,406	100.00%

      As of the cut-off date, the weighted average remaining term to maturity of the home equity loans was approximately 309 months.
Year of Origination of the Home Equity Loans

			Percent of
			Home
			Equity Loans
	Number of	Aggregate	by Aggregate
	Home	Principal	Principal
Year of Origination	Equity Loans	Balance	Balance

2003	212	$24,946,084	1.89%
2004	2,380	299,494,827	22.72
2005	7,280	993,516,495	75.38

Total	9,872	$1,317,957,406	100.00%

FICO Credit Score of the Home Equity Loans(1)(2)

			Percent of			Weighted
			Home Equity			Average
			Loans by			Original
	Number of		Aggregate	Average	Weighted	Combined
	Home Equity	Aggregate	Principal	Principal	Average	Loan-to-Value
FICO Credit Score	Loans	Principal Balance	Balance	Balance	Interest Rate	Ratio

501 - 540	1,326	$167,431,327	12.70%	$126,267.97	8.769%	90.94%
541 - 580	1,914	256,159,890	19.44	133,834.84	8.601	90.84
581 - 620	2,252	313,147,118	23.76	139,052.89	8.405	91.13
621 - 660	2,438	343,295,203	26.05	140,810.17	8.331	91.63
661 - 700	1,438	180,652,476	13.71	125,627.59	8.165	93.41
701 - 740	399	45,245,910	3.43	113,398.27	8.021	91.88
741 - 780	92	10,924,506	0.83	118,744.63	7.982	92.45
781 - 811	13	1,100,976	0.08	84,690.46	7.895	87.74

Total	9,872	$1,317,957,406	100.00%	$133,504.60	8.420%	91.53%

      As of the cut-off date, the weighted average FICO Credit Score at origination of the home equity loans was 609.

(1)	HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)	“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Underwriting Standards
      Of the home equity loans included in the pool, substantially all were originated under full documentation underwriting programs based on HSBC Finance standards and procedures, including home equity loans in the pool that were underwritten by a non-affiliate pursuant to a sourcing relationship with HSBC Finance. All remaining home equity loans were originated under reduced documentation programs.
      The following is a brief description of HSBC Finance’s underwriting procedures for full documentation loan programs. Home equity loan applications received by HSBC Finance or its subsidiaries are subjected to a direct credit investigation by the related seller. This investigation generally includes:

•	obtaining and reviewing an independent credit bureau report;

•	verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information if it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

•	verifying employment, which normally includes obtaining a W-2 form or a pay stub issued within the past 60 days and other written or telephone verification with employers, or a minimum of two years of tax returns for self-employed individuals;

•	obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

•	obtaining a value for the property (which may be a Statistical Valuation), which must be substantiated by sales data on three comparable properties.
      Based upon information obtained through the credit investigation, an internal credit score is generated which is the primary score used to make the credit decision. FICO Credit Scores included in this prospectus supplement are for informational purposes and were not the primary score considered in making a credit decision.
      After this investigation is conducted, a decision is made to accept or reject the loan application. All prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HSBC Finance. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance), and income is defined as stable monthly gross income from the borrower’s primary source of employment, plus acceptable secondary income. The determination of an acceptable combined loan-to-value ratio is based solely upon the amount funded and does not include certain fees that may be added to the principal balance of the loan. An acceptable combined loan-to-value ratio is also a function of the real estate’s quality, condition, appreciation history and prospective marketing conditions.
Additional Information
      A current report on Form 8-K will be available to purchasers of the Notes offered hereby and will be filed, together with the sale and servicing agreement, trust agreement and indenture, with the SEC within fifteen days after the initial issuance of the Notes.
Description of the Notes
General
      The Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1 (the “Notes”) will include the following four classes of notes:

•	Class A-1 Notes,

•	Class A-2 Notes,

•	Class M-1 Notes, and

•	Class M-2 Notes.
      The Notes will be issued under an indenture among the issuing entity, the indenture trustee, the owner trustee and the administrator. The assets of the issuing entity will consist of:

•	the home equity loans;

•	the assets that from time to time are identified as deposited in respect of the home equity loans in the Collection Account (excluding any net earnings thereon) and belonging to the issuing entity;

•	amounts on deposit in the Yield Maintenance Account (excluding any net earnings thereon);

•	property acquired by foreclosure of the home equity loans or deed in lieu of foreclosure;

•	benefits under any applicable insurance policies covering the home equity loans and/or the mortgaged properties;

•	all proceeds of the foregoing; and

•	one share of preferred stock of the depositor with limited voting rights. See “Description of the Notes— The Preferred Stock” in this prospectus supplement.
      The Notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.
Book-Entry Registration
      The Class A-1, Class A-2, Class M-1 and Class M-2 Notes will be in book-entry form. Persons acquiring beneficial ownership interests in the Notes, or beneficial owners, will hold their Notes through

DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.
      The book-entry Notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive Notes are issued, it is anticipated that the only Noteholder under the indenture will be Cede & Co., as nominee of DTC. Beneficial owners will not be Noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.
      Except as set forth under “Description of the Securities— Form of Securities” in the accompanying prospectus, no person acquiring a beneficial ownership interest in a book-entry Note (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such book-entry Note (a “Definitive Note”). Unless and until Definitive Notes are issued, it is anticipated that the only registered holder of the book-entry Notes will be Cede & Co., as nominee of DTC. Note owners will not be Noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC. See “Description of Securities— Form of Securities” in the accompanying prospectus.
Payments
      Payments on the Notes will be made by the administrator on the 20th day of each month or, if that day is not a business day, then the next succeeding business day, commencing in July 2006. Payments on the Notes will be made to the persons in whose names the Notes are registered at the close of business on the applicable record date. “Record date” means the day prior to each payment date or, following any issuance of definitive Notes, the close of business on the last day of the month preceding the date in which the payment date occurs. See “Description of the Securities— Payments” in the prospectus. Payments will be made by check or money order mailed to the address of the person entitled to the payment as it appears in the note register, or upon written request by a Noteholder delivered to the administrator at least five business days prior to the related record date, by wire transfer (but only if such Noteholder is DTC or such Noteholder owns of record one or more Notes having Note Principal Amounts aggregating at least $1,000,000), or by such other means of payment as such Noteholder and the administrator shall agree. In the case of DTC registered Notes, payments will be made by wire transfer to DTC or its nominee, in amounts calculated as described in this prospectus supplement. However, the final payment relating to the Notes (if the Notes are no longer DTC registered Notes) will be made only upon presentation and surrender thereof at the office or the agency of the administrator specified in the notice to Noteholders of the final payment. A business day is any day other than:

•	a Saturday or Sunday; or

•	a day on which banking institutions or trust companies in the State of New York or Illinois are required or authorized by law to be closed.
Available Payment Amount
      The Available Payment Amount with respect to any payment date will be an amount equal to the sum of (a) the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period, and (b) any amounts required to be paid in connection with the termination of the issuing entity.
      The Available Payment Amount will not include the Monthly Yield Maintenance Payment Amount.

Interest Payments
      Holders of each class of Notes will be entitled to receive interest payments at the Note Rate for such class on each payment date in the priority and to the extent described in this prospectus supplement. The Note Rate for each class is floating based on the one month LIBOR index plus a specified margin for such class and is listed on page S-1 hereof. With respect to the first payment date, interest will accrue on each class of Notes from the closing date to and including the day prior to the first payment date. With respect to each subsequent payment date, interest will accrue on each class of Notes from the prior payment date to and including the day prior to the current payment date. Interest will accrue on each class of Notes during each Interest Accrual Period on the related Note Principal Amount and on the basis of a 360-day year and the actual number of days elapsed in that Interest Accrual Period.
      The Note Rate for each class of Notes will be subject to the Available Funds Cap. If the Available Funds Cap is less than the LIBOR-based formula rate on any class of Notes, the Note Rate for such class of Notes will be reduced to the Available Funds Cap. Interest not paid as Current Interest as a result of the Available Funds Cap limitation is referred to as a Supplemental Interest Amount and will be paid at a lower priority position on the current payment date or from amounts on deposit in the Yield Maintenance Account as described in this prospectus supplement, or will be carried over on a subordinated basis with accrued interest at the then applicable LIBOR-based formula rate and paid on a later payment date, to the extent sufficient funds are available therefor. The ratings of the Notes do not address the likelihood of the payment of Supplemental Interest Amounts.
Yield Maintenance Account
      On the closing date, the administrator will establish the Yield Maintenance Account for the benefit of the holders of the Notes. The Yield Maintenance Account will be funded in the amount of $4,760,681 on the closing date. No additional deposits will be made into the Yield Maintenance Account. Funds on deposit in the Yield Maintenance Account will be available to pay to holders of the Notes the Supplemental Interest Amount, if any, that result from the application of the Available Funds Cap to the Note Rate for each class of Notes.
      Holders of the Notes will be entitled to receive on each payment date, after giving effect to all payments of the Available Payment Amount in the priority and to the extent described in this prospectus supplement, the Monthly Yield Maintenance Payment Amount, which, with respect to any payment date, will be equal to the lesser of (i) the Maximum Monthly Yield Maintenance Amount set forth below for that payment date and (ii) the product of (A) an amount equal to the Notional Balance set forth below for that payment date, (B) (1) the lesser of (x) the Weighted Average Formula Rate for that payment date and (y) the Ceiling Rate set forth below for that payment date, minus (2) the Strike Rate set forth below for that payment date, and (C) the actual number of days in the related Interest Accrual

Period divided by 360, as set forth below; provided, however, that the Monthly Yield Maintenance Payment Amount shall never be less than zero.

				Maximum Monthly
				Yield Maintenance
Payment Date	Notional Balance	Strike Rate(%)	Ceiling Rate(%)	Amount

July 2006	$0	0	0	$0
August 2006	1,024,993,437	10.3694	11.25	777,247
September 2006	1,002,774,415	10.4184	11.25	718,087
October 2006	979,236,195	10.8218	11.25	349,424
November 2006	954,438,769	10.5328	11.25	589,451
December 2006	928,446,811	10.9526	11.25	230,100
January 2007	901,443,837	10.6725	11.25	448,281
February 2007	873,554,474	10.7529	11.25	373,932
March 2007	0	0	0	0
April 2007	817,002,418	10.9329	11.25	223,089
May 2007	0	0	0	0
June 2007	763,132,431	11.1291	11.25	79,448
July 2007	737,182,723	10.9188	11.25	203,462
August 2007	711,868,691	10.6697	11.25	355,723
September 2007	687,174,926	10.7775	11.25	279,594
October 2007	0	0	0	0
November 2007	639,588,405	11.0088	11.25	132,843
      The holder of the ownership interest in the issuing entity will be entitled to receive on each payment date, after giving effect to all payments of the Available Payment Amount in the priority and to the extent described in this prospectus supplement, the excess, if any, of the Maximum Monthly Yield Maintenance Amount set forth above for such payment date over the Monthly Yield Maintenance Payment Amount paid to holders of the Notes on such payment date.
      Any amounts payable from the Yield Maintenance Account will not be used to make payments on principal on the Notes.
Principal Payments
      Holders of the Notes will be entitled to receive on each payment date, in the priority and to the extent described in this prospectus supplement, the Principal Payment Amount.
      The servicer will include borrower prepayments, including partial prepayments, on home equity loans, Net Liquidation Proceeds and Insurance Proceeds received during the related Collection Period in the Available Payment Amount for the payment date. On the final scheduled payment date for the Notes, principal will be due and payable on the Notes in an amount equal to the related Note Principal Amount, if any. In no event will principal payments on the Notes on any payment date exceed the related Note Principal Amount on that date.
      Payments of principal on the Notes on each payment date will be made in accordance with the priorities described below until the Note Principal Amount for each class of Notes has been reduced to zero.

Allocation of Payments
      On each payment date, so long as no event of default shall have occurred and be continuing, the administrator will pay amounts on deposit in the Collection Account in respect of and to the extent of the Available Payment Amount in the following amounts and order of priority:

•	first, concurrently to the holders of the Class A-1 and Class A-2 Notes, the Current Interest and any Interest Carry Forward Amount for each such class and such payment date, pro rata based on each class’s respective Current Interest and Interest Carry Forward Amounts;

•	second, to the holders of the Class M-1 Notes, the Current Interest and any Interest Carry Forward Amount for such class and payment date;

•	third, to the holders of the Class M-2 Notes, the Current Interest and any Interest Carry Forward Amount for such class and payment date;

•	fourth, to the holders of the Class A-1 Notes, approximately 61.412546339% of the Principal Payment Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	fifth, to the holders of the Class A-1 Notes, the Principal Carry Forward Amount for such class and payment date;

•	sixth, to the holders of the Class A-1 Notes, approximately 61.412546339% of the Additional Principal Reduction Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	seventh, to the holders of the Class A-2 Notes, approximately 15.363728275% of the Principal Payment Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	eighth, to the holders of the Class A-2 Notes, the Principal Carry Forward Amount for such class and payment date;

•	ninth, to the holders of the Class A-2 Notes, approximately 15.363728275% of the Additional Principal Reduction Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	tenth, to the holders of the Class M-1 Notes, approximately 13.324346445% of the Principal Payment Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	eleventh, to the holders of the Class M-1 Notes, the Principal Carry Forward Amount for such class and payment date;

•	twelfth, to the holders of the Class M-1 Notes, approximately 13.324346445% of the Additional Principal Reduction Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	thirteenth, to the holders of the Class M-2 Notes, approximately 9.899378942% of the Principal Payment Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	fourteenth, to the holders of the Class M-2 Notes, the Principal Carry Forward Amount for such class and payment date;

•	fifteenth, to the holders of the Class M-2 Notes, approximately 9.899378942% of the Additional Principal Reduction Amount for such payment date, until the Note Principal Amount of such class has been reduced to zero;

•	sixteenth, concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, approximately 61.412546339%, 15.363728275%, 13.324346445% and 9.899378942% of the Extra Principal Payment Amount for such payment date, respectively, until the Note Principal Amount of each such class has been reduced to zero;

•	seventeenth, concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, the Supplemental Interest Amount for each such class and payment date, pro rata based on each class’s respective Supplemental Interest Amount;

•	eighteenth, to the owner trustee on behalf of the issuing entity, an amount sufficient to pay any judgment or settlement affecting the issuing entity;

•	nineteenth, to the servicer, any servicing fees accrued and unpaid for each collection period during which HSBC Finance or one of its affiliates is the servicer before and including the collection period ended May 31, 2007 (i.e., the collection period relating to the June 2007 payment date); and

•	twentieth, to the holder of the ownership interest in the issuing entity, any remaining available payment amount; provided, however, that on any payment date after the earlier of (i) the date on which the first auction conducted by the indenture trustee or its agent (following the note principal amount of the notes being less than or equal to 15% of the initial note principal amount of the notes) does not produce any bid at least equal to the required termination purchase price or (ii) the June 2016 payment date, any remaining amount available for distribution will instead be paid concurrently, approximately 61.412546339% to the Class A-1 Notes, approximately 15.363728275% to the Class A-2 Notes, approximately 13.324346445% to the Class M-1 Notes and approximately and 9.899378942% to the Class M-2 Notes, in reduction of the respective Note Principal Amounts thereof.
      On each payment date, after giving effect to all payments of the Available Payment Amount as described above, the administrator will pay amounts on deposit in the Yield Maintenance Account in the following amounts and order of priority:

•	first, concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, the Supplemental Interest Amount, if any, remaining unpaid for each such class on such payment date, pro rata based on each class’s respective Supplemental Interest Amount remaining unpaid, up to an amount equal to the Monthly Yield Maintenance Payment Amount for such payment date; and

•	second, to the holder of the ownership interest in the issuing entity, the excess, if any, of the Maximum Yield Maintenance Amount for such payment date over the sum of the amounts paid in clause first immediately above.
      If the Notes are accelerated following an event of default under the indenture, the indenture trustee or its agent will apply any money or property generally in the following order:

•	first, to the indenture trustee, the owner trustee and the administrator for any costs, expenses, reimbursements or indemnities remaining due to it;

•	second, to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, in the order of priority specified in clauses first through third of the second preceding paragraph, for all interest accrued thereon (excluding Supplemental Interest Amounts);

•	third, sequentially, to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, in that order, in reduction of the Note Principal Amount of each such class, in each case until the Note Principal Amount thereof is reduced to zero;

•	fourth, concurrently, to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, for all unpaid Supplemental Interest Amounts due to such classes, pro rata based on each class’s respective Supplemental Interest Amount; and

•	fifth, to the holder of the ownership interest in the issuing entity, any remaining amounts as provided in the sale and servicing agreement.
Fees and Expenses
      As compensation for the performance of their respective duties under the trust documents, HSBC Finance will pay the owner trustee, the indenture trustee and the administrator an initial fee in an amount agreed upon by HSBC Finance and each such party. In addition, the servicer will pay each such party a fee in the amount set forth below and will reimburse each such party for any costs and expenses incurred in connection with the performance of their respective duties. None of the owner trustee, the indenture trustee or the administrator will receive any compensation or reimbursement from the cash flow from the assets of the issuing entity, except to the extent such amounts are not paid by the servicer. If the Notes are accelerated following an Event of Default, the owner trustee, the indenture trustee and the administrator will be entitled to recover any unpaid fees, costs, expenses due out of all available funds and proceeds of any sale, liquidation or other disposition of the assets of the issuing entity prior to the distribution of such available funds and proceeds to Noteholders, as described above under “— Allocation of Payments.”
      The fees and expenses payable out of the cash flows from the assets of the issuing entity are set forth below and do not change upon the occurrence of an Event of Default. Fees and expenses are payable by the issuing entity in the priority described under “— Allocation of Payments.”

Recipient	Fees and Expenses

Servicer	The servicing fee described above under Summary— Fees and Expenses above
Owner Trustee	$3,000 per annum plus reasonable costs and expenses to the extent not paid by the servicer
Indenture Trustee	$5,000 per annum plus reasonable costs and expenses to the extent not paid by the servicer
Administrator	$5,000 per annum plus reasonable costs and expenses to the extent not paid by the servicer
Reports to Noteholders
      With each payment to the noteholders, the servicer will prepare and make available on its website a statement, in the form required by the sale and servicing agreement, that includes information regarding the performance of the home equity loans during the collection period.
      The statement will also include the following information for that payment date:

•	the Available Payment Amount, separately stating the amount of Interest Collections and Principal Collections;

•	the amount of the payments due to holders of the each class of Notes, separately stating the portions allocable to interest and to principal;

•	the amount of any Interest Carry Forward Amount and Supplemental Interest Amount for each class of Notes to be paid on that payment date and the amount of any Interest Carry Forward Amount or Supplemental Interest Amount for each class of Notes remaining after giving effect to the payments on that payment date;

•	the amount of any Extra Principal Payment Amount, including the amounts payable in respect thereof to each class of Notes;

•	the Principal Payment Amount (and each component of the Principal Payment Amount), separately stating the portion allocable to each class of Notes;

•	the Principal Carry Forward Amount for each class of Notes for that payment date and the amount of any Principal Carry Forward Amount for each class of Notes remaining after giving effect to the payments on that date;

•	the Note Principal Amount of each class of Notes, the home equity loan pool balance as reported in the prior monthly statement or, in the case of the first monthly statement, the original Note Principal Amount for each class of Notes and the cut-off date home equity loan pool balance;

•	the Note Principal Amount for each class of Notes after giving effect to the payment to be made on that payment date;

•	the number and aggregate principal balance of any home equity loan purchased or substituted by the depositor or the servicer with respect to the related Collection Period pursuant to the sale and servicing agreement;

•	the total of any Substitution Adjustment Amounts;

•	the amount to be paid to the holder of the ownership interest pursuant to clause nineteenth of the first paragraph under “—Allocation of Payments” above;

•	the servicing fee for the related Collection Period and any accrued amounts thereon that remain unpaid for previous Collection Periods;

•	the amount of all payments or reimbursements to the servicer pursuant to the sale and servicing agreement, excluding earnings on investments;

•	the Overcollateralization Amount, the Interim Overcollateralization Amount, the Interim Overcollateralization Deficiency, the Overcollateralization Release Amount, the Targeted Overcollateralization Amount, and the Monthly Excess Cashflow;

•	the number of home equity loans outstanding at the beginning and at the end of the related Collection Period;

•	the home equity loan pool balance at the end of the related Collection Period;

•	the number and aggregate principal balances of home equity loans (x) as to which one, two or three or more payments, respectively, are contractually delinquent, and (y) that have become REO, in each case as of the end of the related Collection Period;

•	the Cumulative Realized Losses on the home equity loans for the related Collection Period;

•	the One Payment Delinquency Percentage for the related Collection Period;

•	the Two Payment Delinquency Percentage for the related Collection Period;

•	the Two Payment Plus Delinquency Percentage for the related Collection Period;

•	the Two Payment Plus Rolling Average for that payment date;

•	the Three Payment Plus Delinquency Percentage for the related Collection Period;

•	the principal amount of home equity loans that were restructured (and delinquency reset) during the related Collection Period;

•	the principal amount of home equity loans that were restructured (and delinquency reset) during the related Collection Period as a percentage of the aggregate principal balance of the home equity loans;

•	whether a servicer termination event has occurred since the prior Determination Date, specifying each servicer termination event if one has occurred;

•	whether an Event of Default has occurred and is continuing;

•	One-Month LIBOR for that payment date;

•	the Class A-1 Formula Rate, Class A-1 Note Rate, Class A-2 Formula Rate, Class A-2 Note Rate, Class M-1 Formula Rate, Class M-1 Note Rate, Class M-2 Formula Rate, Class M-2 Note Rate and the Available Funds Cap for that payment date;

•	the Monthly Yield Maintenance Payment Amount for that payment date;

•	the Maximum Monthly Yield Maintenance Amount for that payment date;

•	the amount remaining on deposit in the Yield Maintenance Account following payment of the Maximum Monthly Yield Maintenance Amount for that payment date;

•	the amount of any Skip-A-Pay Advances for the related Collection Period;

•	the Skip-A-Pay Reimbursement Amount;

•	the Cumulative Loss Percentage for the related Collection Period;

•	whether a Trigger Event has occurred and is continuing; and

•	any other information that the Code and related regulations require to be made available to holders of any class of Notes.
      The information furnished under the second and third bullets above will also be expressed as a dollar amount per $1,000 in face amount of Notes.
      For so long as the issuing entity is required to file reports under the Exchange Act, the servicer will file the monthly statements with the SEC on Form 10-D. The service will also post each monthly statement on its website. See “Additional Information” in the accompanying prospectus.
Maturity
      If the Notes remain outstanding on the June 2016 payment date (after taking into account all payments of principal made on such date), the indenture trustee or an agent on its behalf will sell the assets of the issuing entity to accelerate the repayment of all of the accrued interest on and principal of the Notes by soliciting at least two bids for the sale of the home equity loans, and will sell to the highest bidder the number of home equity loans necessary to generate sufficient sales proceeds to fully repay the principal amount of each class of Notes, together with (i) one month’s interest on each such class at their respective Note Rates, (ii) any unpaid Interest Carry Forward Amount for each such class together with interest thereon at the respective Note Rates and (iii) any unpaid Supplemental Interest Amount for each such class together with interest thereon at the respective Formula Rates.
      On the date of sale of the home equity loans, the indenture trustee or the administrator on its behalf will distribute the sales proceeds to the holders of the Notes up to such required amount to retire such Notes.
      To the extent that the indenture trustee or its agent does not receive a bid for the sale of all of the home equity loans that will generate sales proceeds at least equal to such required amount, the indenture trustee will (i) sell the home equity loans to the highest bidder, and (ii) pay (or remit to the administrator, who will pay) the sales proceeds in accordance with the payment priorities set forth above under “—Allocation of Payments” and terminate the issuing entity, provided that the holders of not less than 66 2/3% of the Note Principal Amount of each class of Notes consent to such action. If the indenture trustee or its agent is unable to obtain the required consent of the holders of the Notes, the administrator will continue to pay the Available Payment Amount to the holders of the Notes on each payment date in accordance with the payment priorities set forth above under “—Allocation of Payments.”
Overcollateralization Provisions
      On the closing date, the Overcollateralization Amount will be approximately $279,407,406, which is approximately 21.20% of the aggregate principal balance of the home equity loans as of the cut-off date. The Overcollateralization Amount at closing is approximately equal to the initial Targeted Overcollateralization Amount.
      On each payment date, the Extra Principal Payment Amount for such payment date, if any, is applied as an accelerated payment of principal on the Notes in the manner described above under “—Allocation of Payments.”
      In the event that the Targeted Overcollateralization Amount is permitted to decrease or “step down” on a payment date in the future, a portion of the Principal Collections that would have been paid to the holders of the Notes on that payment date will instead be distributed to the holders of the ownership interest in the issuing entity on that payment date. This has the effect of decelerating the rate of principal payments on the Notes relative to the amortization of the home equity loans, and of reducing the Overcollateralization Amount. Provided certain conditions are satisfied, this “step down” will occur on the later of the payment date in July 2009 and the first payment date on which the aggregate principal balance of the home equity loans has been reduced to 50% of the aggregate principal balance of the home equity loans as of the cut-off date.
Calculation of One-Month LIBOR
      One-Month LIBOR for any Interest Accrual Period will be established by the administrator and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR determination date. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be selected by the administrator after consultation with the servicer as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, One-Month LIBOR for the next Interest Accrual Period will be such rate. “LIBOR determination date” means, as to any payment date, the second LIBOR business day before the first day of the related Interest Accrual Period. “LIBOR business day” means a day on which dealings in United States dollars are transacted in the London interbank market.
      If on any LIBOR determination date the offered rate does not appear on Telerate Page 3750, the administrator will request each of four major reference banks in the London interbank market, as selected by the administrator, to provide the administrator with its offered quotation for United States dollar deposits for the upcoming one-month period, commencing on the second LIBOR business day immediately following such LIBOR determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time on such LIBOR determination date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two reference banks provide the administrator with offered quotations, One-Month LIBOR on that date will be the arithmetic mean of all such quotations.
      If on that date fewer than two of the reference banks provide the administrator with offered quotations, One-Month LIBOR on such date will be the arithmetic mean of the offered per annum rates that three major banks in New York City selected by the administrator quote at approximately

11:00 a.m. in New York City on such LIBOR determination date for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If these New York City quotes are not available, then One-Month LIBOR determined on such LIBOR determination date will continue to be One-Month LIBOR as then currently in effect on such LIBOR determination date.
      The establishment of One-Month LIBOR on each LIBOR determination date by the administrator and the servicer’s calculation of the Note Rates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.
Realized Losses
      Realized Losses on the home equity loans that are not covered by excess interest and/or overcollateralization will not be allocated to reduce the Note Principal Amount of the Notes. However, such losses will result in undercollateralization. While payments to Noteholders will continue to be applied in the priority and amount described under “— Allocation of Payments” above, the resulting undercollateralization will increase the risk that collections on remaining assets of the issuing entity will be insufficient to support required payments of interest and principal on the Notes. Any such insufficiency will first reduce or eliminate amounts available for payment to holders of the most subordinate Notes and thereafter may reduce or eliminate amounts available for payment to holders of the more senior Notes. In any such case, substantial losses may be incurred by the related Noteholders.
Advances
      The servicer is not obligated to and does not intend to advance scheduled monthly payments of principal and interest on home equity loans that are delinquent or in default.
The Preferred Stock
      The assets of the issuing entity include one share of preferred stock of the depositor. The preferred stock has a par value of $1.00. Issuance of the preferred stock to the issuing entity is intended to prevent the depositor from abusing the protections of the bankruptcy laws and will have no impact on the bankruptcy remoteness of the issuing entity. Under the Articles of Incorporation of the depositor, the rights of the holders of the preferred stock are limited to (a) voting in the event the depositor desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts as they become due and (b) receiving $1.00 upon liquidation of the depositor. The depositor has issued similar shares of preferred stock to other issuing entities. The unanimous affirmative vote of the holders of the preferred stock and such similar shares of preferred stock is required to approve any of the depositor’s bankruptcy initiatives. Holders of any shares of preferred stock of the depositor have no other rights, such as the right to receive dividends or to vote on any other matter. The indenture trustee has the exclusive authority to vote the interest of the issuing entity in the preferred stock. In the indenture, the indenture trustee covenants that it will not transfer the preferred stock to HSBC Finance or any affiliate of HSBC Finance.
Material Yield and Prepayment Considerations
General
      The yield to maturity and the aggregate amount of payments on the Notes will be affected by the rate and timing of principal payments on the home equity loans and the amount and timing of borrower defaults resulting in Realized Losses. The rate of default and losses on home equity loans secured by junior liens may be greater than that of home equity loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home equity loans assigned to the issuing entity. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, the rate and timing of principal prepayments on the home equity loans by the borrowers (including principal prepayments in full that result from rewrites), liquidations of defaulted home equity loans and repurchases of home equity loans due to some breaches of representations.
      The timing of changes in the rate of prepayments, liquidations and repurchases of the home equity loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the home equity loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under “Yield and Prepayment Considerations,” no assurance can be given as to the rate or the timing of principal payments on the Notes.
      A seller may allow the refinancing of a home equity loan by accepting prepayments on the home equity loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the seller or the servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the assets of the issuing entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan. A seller or the servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, sellers or the servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of those home equity loans which may be removed from the issuing entity. As a result of these programs, the rate of principal prepayments of the home equity loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the home equity loans remaining in the issuing entity may decline.
      The home equity loans in most cases may be prepaid by the borrowers at any time. However, in some circumstances the prepayment of some of the home equity loans will be subject to a prepayment penalty, which may discourage borrowers from prepaying their home equity loans during the period with respect to which the prepayment penalty applies. No prepayment penalty will be charged with respect to a branch-originated real estate secured loan if 24 months or more have elapsed since the origination of such loan. As of the cut-off date, the weighted average age since origination of the home equity loans is approximately 13 months.
      Most of the home equity loans contain due-on-sale clauses. Prepayments, liquidations and purchases of the home equity loans will result in payments to holders of the Notes of principal amounts which would otherwise be paid over the remaining terms of the home equity loans. Factors affecting prepayment, including defaults and liquidations, of home equity loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing interest rates fell significantly below the interest rates on the home equity loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing interest rates rose significantly above the interest rates on the home equity loans, the rate of prepayments on the home equity loans would be expected to decrease. Furthermore, borrowers do not generally view home equity loans in a junior lien position as permanent financing and junior liens generally carry a high rate of interest. As a result, junior lien home equity loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the junior lien home equity loans. Approximately 6.09% of the home equity loans as of the cut-off date are secured by second liens.

      The Notes are subject to various priorities for payment of principal as described in this prospectus supplement. Payments of principal on the Notes will be affected by the rates of prepayment of the home equity loans as will the weighted average life of the Notes. In addition, the yield to maturity of the Notes will depend on whether, to what extent, and the timing with respect to which, Monthly Excess Cashflow is used to accelerate payments of principal on the Notes or any Overcollateralization Release Amount is used to slow payments of principal on the Notes. See “Description of the Notes— Overcollateralization Provisions” in this prospectus supplement.
      The rate of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans. In general, defaults on home equity loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined loan-to-value ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home equity loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Yield and Prepayment Considerations” in the prospectus and “Glossary of Terms” in this prospectus supplement.
      To the extent that any losses are incurred on any of the home equity loans that are not covered by excess interest, a reduction in the Overcollateralization Amount, or with respect to the Class A-1, Class A-2 and Class M-1 Notes, the subordination of each class of Notes that has a lower priority of payment than the subject class, holders of the Notes will bear all risk of the losses resulting from default by borrowers.
      Accordingly, if market interest rates or market yields for securities similar to the Notes were to rise, the market value of the Notes may decline.
      The rate and timing of principal payments on and the weighted average life of the Notes will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the home equity loans.
Available Funds Cap
      Each class of Notes accrues interest at a formula rate based on the one month LIBOR index plus a specified margin, but is subject to an available funds cap that with respect to each payment date will be based on the net loan rates on the home equity loans. Interest accrued on any class of Notes in excess of the available funds cap, known as supplemental interest, will be paid to that class only to the extent funds are available after payment of all other amounts payable to the Notes and from amounts on deposit in the Yield Maintenance Account, as described in this prospectus supplement. No assurance can be given that any Supplemental Interest Amount will be paid. In addition, the ratings of the Notes do not address the likelihood of the payment of any Supplemental Interest Amount.
      The Note Rates adjust monthly while the interest rates on the home equity loans are fixed or may decline over time. Consequently, in a rising interest rate environment, the amount of supplemental interest payable on the Notes may increase. The amount of supplemental interest payable on the Notes may also increase if the higher interest rate home equity loans prepay at a faster rate than the lower interest rate home equity loans, which will have the effect of reducing the available funds cap.
      To the extent that the formula rate on your Notes exceeds the available funds cap at any time while you own that Note, you may not receive all of the interest payments that you expected to receive on that Note, and as a result the yield on your investment may be lower than you anticipated, particularly if you purchased your Note at a price greater than its outstanding principal amount.

      Because the Note Rate for each class of Notes is subject to the available funds cap, the home equity loan interest rates may limit increases in the Note Rate for extended periods. Accordingly, if market interest rates or market yields for securities similar to the Notes were to rise, the market value of the Notes may decline.
      In addition, the yield to maturity on the Notes will depend on, among other things, the price paid by the holders of the Notes and the applicable Note Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Note is purchased at a premium and principal payments occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a Note is purchased at a discount and principal payments on that Note occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the Notes, see “Yield and Prepayment Considerations” in the prospectus.
Senior/ Subordinate Classes
      The Class A-1, Class A-2, Class M-1 and Class M-2 Notes are subject to differing priorities for payment of interest and principal as described in this prospectus supplement. Losses on defaulted home equity loans will have the effect of accelerating the amount of principal payable on the Notes, which may occur at times when the Available Payment Amount is insufficient to make all accelerated principal payments on the Notes. As a result, because principal payments on the Class A-2, Class M-1 and Class M-2 Notes are subordinate to principal payments on each class of Notes with a higher priority of payment than the subject class, the Class A-2, Class M-1 and Class M-2 Notes will be more sensitive to the timing and amount of losses on home equity loans than each class of Notes with a higher priority of payment than the subject class.
Final Scheduled Payment Date
      The final scheduled payment date with respect to the Notes is the payment date occurring in January 2036, which is the payment date immediately following the Collection Period in which the maturity date of the latest maturing home equity loan occurs. No event of default, change in the priorities for payment or other provisions under the indenture will arise or become applicable solely by reason of the failure to retire the entire aggregate Note Principal Amount on or before the final scheduled payment date.
      The actual final payment date with respect to the Notes could occur significantly earlier than the final scheduled payment date because:

•	Monthly Excess Cashflow will be used to make accelerated payments of principal, i.e., the Extra Principal Payment Amount, to the holders of the Notes, which payments will have the effect of shortening the weighted average life of the Notes;

•	prepayments are likely to occur, which will also have the effect of shortening the weighted average life of the Notes;

•	the servicer may cause a termination of the issuing entity on any payment date following the payment date on which the aggregate Note Principal Amount is less than or equal to 15% of the initial aggregate Note Principal Amount; and

•	if the full amount of principal and interest then due on the Notes is not paid by the payment date in June 2016, (i) the indenture trustee or an agent on its behalf will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the issuing entity will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Notes. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Notes, only upon the consent of the holders of not less than 66 2/3 % of the aggregate Note Principal Amount, the indenture trustee or its agent will sell the home equity loans to the highest bidder, pay (or remit to the administrator, who will pay) the proceeds in accordance with the payment priorities and terminate the issuing entity.

Weighted Average Life
      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note to the date of payment to the investor of each dollar paid in reduction of principal of that note, assuming no losses. The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the home equity loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.
      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. A 100% prepayment assumption assumes on a seasoning adjusted basis that prepayments start at a rate of 0% per annum of the then outstanding principal balance of the home equity loans in the first month of the life of the home equity loans and an additional 1.3158% (precisely 25/19%) per annum in each month thereafter until the twentieth month. Beginning in the twentieth month and in each month thereafter during the life of the home equity loans, a 100% prepayment assumption assumes a constant prepayment rate (“CPR”) of 25% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans.
      The table below entitled “Percentages of Initial Note Principal Amount of the Classes of Notes Outstanding at the Following Percentages of the Prepayment Assumption” has been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the home equity loans that are expected to be included in the assets of the issuing entity as described under “Description of the Home Equity Loan Pool” in this prospectus supplement and their performance. The tables assume, among other things, that:

•	as of the cut-off date, the home equity loans have the following characteristics:
Home Equity Loans

					Remaining	Original
					Term to	Term to	Next
				Net Loan	Maturity	Maturity	Payment
Pool	Current Balance($)	Loan Rate(%)	Servicing(%)*	Rate(%)	(mths)	(mths)	Date

1	7,940,940.07	8.904	0.500	8.404	100	113	July 2006
2	29,505,034.63	8.798	0.500	8.298	163	175	July 2006
3	45,826,278.80	8.593	0.500	8.093	222	237	July 2006
4	45,724,313.22	8.568	0.500	8.068	279	292	July 2006
5	333,847,671.18	8.290	0.500	7.790	344	357	July 2006
6	14,236,176.40	9.109	0.500	8.609	103	114	June 2006
7	57,481,978.69	8.874	0.500	8.374	164	176	June 2006
8	89,377,732.39	8.583	0.500	8.083	223	238	June 2006
9	89,283,875.10	8.498	0.500	7.998	278	291	June 2006
10	604,733,405.51	8.348	0.500	7.848	345	357	June 2006

* Servicing fee subordinated for 12 months.

•	the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated;

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan;

•	there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

•	there is no interest shortfall in any month;

•	the Collection Period with respect to each payment date is the calendar month immediately preceding the month in which such payment date occurs;

•	payments on the Notes will be received on the 20th day of each month, commencing in July 2006;

•	payments on the home equity loans earn no reinvestment return;

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program;

•	for the purpose of determining whether the servicing fee for any payment date prior to the July 2007 payment date will be payable to the servicer out of the Available Payment Amount or instead whether it will be payable before payments are made to the Noteholders, HSBC Finance will be the servicer through the Collection Period ending on May 31, 2007 (i.e., the Collection Period relating to the June 2007 payment date);

•	there are no additional ongoing expenses of the issuing entity payable out of its assets;

•	the Notes will be purchased on July 12, 2006;

•	the Note Margins for the Class A-1, Class A-2, Class M-1 and Class M-2 Notes are [●]% per annum, [●]% per annum, [●]% per annum and [●]% per annum, respectively; and

•	One-Month LIBOR remains constant at 5.300%.
      The actual characteristics and performance of the home equity loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home equity loans will prepay at a constant level of the prepayment assumption until maturity, that no losses will be incurred on the home equity loans, or that all of the home equity loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal payments than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home equity loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home equity loans, or actual prepayment or loss experience, will affect the percentages of the initial aggregate Note Principal Amount outstanding over time and the weighted average life of the Notes.
      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and describes the percentages of the initial aggregate Note Principal Amount that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

Percentages of Initial Note Principal Amount of the Classes of Notes Outstanding(1)
at the Following Percentages of the Prepayment Assumption

Payment Date	0%	50%	75%	100%	125%	150%	200%

Initial Percentage	100	100	100	100	100	100	100
June 2007	98	85	78	71	64	57	43
June 2008	96	69	57	45	35	25	8
June 2009	94	56	40	26	15	4	0
June 2010	92	44	31	23	5	0	0
June 2011	89	35	24	17	0	0	0
June 2012	87	30	19	11	0	0	0
June 2013	84	25	15	4	0	0	0
June 2014	80	22	10	0	0	0	0
June 2015	77	18	5	0	0	0	0
June 2016	74	16	*	0	0	0	0
June 2017	66	10	0	0	0	0	0
June 2018	58	5	0	0	0	0	0
June 2019	49	1	0	0	0	0	0
June 2020	41	0	0	0	0	0	0
June 2021	32	0	0	0	0	0	0
June 2022	23	0	0	0	0	0	0
June 2023	14	0	0	0	0	0	0
June 2024	3	0	0	0	0	0	0
June 2025	0	0	0	0	0	0	0
Weighted Average Life to Maturity (in years)(2)	12.05	4.62	3.27	2.45	1.66	1.32	0.95
Weighted Average Life to Call(in years)(2)(3)	8.80	4.39	3.07	2.28	1.54	1.27	0.92

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Principal Amount of such Note and dividing the results by 12.

(3)	Calculated using the earlier of the 15% optional clean-up call and the payment date in June 2016. Assumes that the servicer exercises its option to purchase the home equity loans on the payment date immediately succeeding the payment date on which the aggregate Note Principal Amount is less than or equal to 15% of the initial aggregate Note Principal Amount. See “The Sale and Servicing Agreement— Termination” in this prospectus supplement.

*	Indicates a number that is greater than zero and less than 0.5%.

The Sale and Servicing Agreement
General
      The assignment of home equity loans to the issuing entity and matters relating to servicing of the home equity loans are governed by a sale and servicing agreement among the depositor, the issuing entity, the servicer, the administrator and the indenture trustee. The material provisions of the sale and servicing agreement are described below. The prospectus also contains additional information regarding the terms and conditions of the sale and servicing agreement and the Notes. A form of the sale and servicing agreement is an exhibit to the registration statement filed with the SEC. The sale and servicing agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the Notes. The depositor will provide a prospective or actual Noteholder, without charge, on written request, a copy, without exhibits, of the sale and servicing agreement. Requests should be addressed to HSBC Home Equity Loan Corporation I, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Corporate Secretary.
Parties Performing Servicing Duties
      HSBC Finance, an affiliate of the depositor, will act as servicer for the home equity loans under the sale and servicing agreement. Responsibilities of HSBC Finance will include the receipt of funds from servicers, the reconciliation of servicing activity, investor reporting and remittances to the administrator to accommodate payments to Noteholders. HSBC Finance is not obligated to and does not intend to make advances relating to delinquent payments of principal and interest on the home equity loans.
      As of March 31, 2006, the servicer was responsible for the servicing of approximately 322,000 closed-end home equity loans with an aggregate outstanding balance of approximately $33.5 billion. For a general description of HSBC Finance and its activities, see “HSBC Finance Home Equity Lending Program—General” in the prospectus. For information regarding foreclosure procedures, see “HSBC Finance Servicing Procedures—Realization Upon Defaulted Home Equity Loans” in the prospectus. Servicing and charge off policies and collection practices may change over time in accordance with HSBC Finance’s business judgment, changes in HSBC Finance’s portfolio of real estate secured home equity loans that it services for itself and others, applicable laws and regulations, and other considerations.
      In the ordinary course of business, the servicer will delegate certain of its duties under the sale and servicing agreement to the subservicers. See “The Sponsor and the Servicer” in this prospectus supplement. The servicer or the subservicers may, at any time, further delegate any of their servicing duties to any person, including any of their affiliates, who agrees to conduct such duties in accordance with standards employed by the servicer in compliance with the sale and servicing agreement. Such delegation shall not relieve the servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation under the sale and servicing agreement.
      HSBC Technology & Services (USA) Inc., a Delaware corporation and wholly owned subsidiary of HSBC Investments (North America) Inc., an affiliate of the sponsor, will perform certain data processing and administrative functions on behalf of the servicer and the subservicers. HSBC Technology & Services (USA) Inc. was incorporated on October 31, 2003 and has been providing data processing and information technology services to the sponsor and its affiliates since January 1, 2004. Servicing duties performed by HSBC Technology & Services (USA) Inc. on behalf of the servicer and the subservicers include statement processing, payment processing and network services. Prior to January 1, 2004, these services were performed by the servicer.
Material Changes to Servicing Practices
      In the third quarter of 2003, the servicer implemented certain changes to its account management policies and practices, as described under “—Delinquency and Loss Experience of the Servicer’s Portfolio” below. The servicer has made other adjustments to its customary servicing practices over time with respect to business processes and workflow as necessary to improve the servicing and collection function and to ensure compliance in a dynamic legal environment and may continue to do so in the future.
      Settlement With States. HSBC Finance announced on October 11, 2002 that it had reached a preliminary agreement with a multi-state working group of state attorneys general and regulatory agencies to effect a nationwide resolution of alleged violations of consumer protection, consumer lending and insurance laws and regulations in its retail branch consumer lending operations as conducted by HSBC Finance and its consolidated subsidiaries under the “HFC” and “Beneficial” brand names (the “Settlement Agreement”) with respect to Covered Loans (as defined below). These subsidiaries include all of the sellers. The settlement became effective in December 2002 with all 50 states and the District of Columbia participating by entering consent decrees in accordance with the Settlement Agreement. The agreement covers HSBC Finance’s retail branch-originated real estate secured loans originated from January 1, 1999 through September 30, 2002 (the “Covered Loans”).
      Pursuant to the Settlement Agreement HSBC Finance established a fund of $484,000,000 which was divided among the participating states, with each state receiving a proportionate share of the funds based upon the volume of the Covered Loans originated in the state. Each state disbursed funds to affected consumers according to formulas established by that state. Notices of a claims procedure were distributed to approximately 594,000 accounts identified as having potential claims, and approximately 81 percent of the affected customers accepted the settlement. Each consumer that elected to receive restitution under the Settlement Agreement released all civil claims against HSBC Finance and its affiliates relating to specified real estate lending practices. Each participating state agreed in its consent decree that the settlement resolves all current civil investigations and proceedings by participating attorneys general and state regulators relating to the lending practices at issue.
      Under the Settlement Agreement, HSBC Finance enhanced consumer disclosures for its branch-originated real estate secured loans. In accordance with the terms of the Settlement Agreement, in February 2003 HSBC Finance informed all affected borrowers in writing that no prepayment penalty would be charged with respect to a branch-originated real estate secured loan if 24 months or more had elapsed since the origination of such loan. In addition, HSBC Finance revised how borrower payments are applied on Simple Interest Home Equity Loans. Previously, payments were applied first to late charges, then to all current and past due interest accrued on the loan and then in succession to the extent of funds available, to fees and charges, insurance premiums and reduction of the principal balance. Currently, in the event interest accrued in a prior collection period remains unpaid, payments on a borrower’s account are generally applied to the extent available, first, to late charges and any unpaid monthly insurance premiums for prior collection periods, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums for the current collection period, including premiums for insurance purchased by the servicer on behalf of the borrower, fifth, to further reduce the outstanding principal balance, and last, to payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods. In certain states, the payment allocation priority differs with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The allocation priority differs if the amounts due on a prior payment date (other than interest) remain unpaid.
      HSBC Finance recorded a charge in the third quarter of 2002 of $525 million (pre-tax) reflecting the costs of the Settlement Agreement and related matters.
      ACORN Settlement. HSBC Finance and the Association of Community Organizations for Reform Now (“ACORN”) announced on November 25, 2003, that they reached a proposed settlement of nationwide class action litigation relating to the mortgage lending practices of HSBC Finance’s retail branch consumer lending operations (the “ACORN Settlement Agreement”). Pursuant to the ACORN Settlement Agreement, HSBC Finance will provide monetary relief for certain class members who did not participate in the settlement with the state attorneys general and regulatory agencies and non-monetary relief for all class members, including those who participated in the settlement. The ACORN

Settlement Agreement became effective upon approval by the United States District Court for the Northern District of California on April 30, 2004.
      Pursuant to the ACORN Settlement Agreement, class members whose retail branch-originated real estate secured loans were originated or processed from January 1, 1998 through December 31, 1998 are eligible to receive a settlement payment if their loans were originated or processed in certain states. Class members whose retail branch-originated loans were originated or processed on or after January 1, 1999 are eligible to receive a settlement payment without regard to where their loans were originated or processed. In addition, class members who did not participate in the settlement with the state attorneys general and regulatory agencies are also entitled to cancel any credit insurance policy currently in force with respect to their mortgage loans and receive a refund of the unearned premium in accordance with applicable state law.
      HSBC Finance also agreed to establish the following consumer programs: a “Fresh Start Program,” pursuant to which HSBC Finance will make mortgage loans available to class members who have lost their homes through foreclosure by HFC or Beneficial and do not have an existing home mortgage; a “Foreclosure Avoidance Program,” pursuant to which borrowers who are delinquent on their payments and at risk of losing their homes will be eligible to receive temporary or permanent relief; and a “Good Payment Rewards” program, similar to HSBC Finance’s existing Pay Right Rewards program described below, pursuant to which borrowers who make 12 consecutive on-time monthly payments during any 12-month period will be eligible for interest rate reductions on their mortgage loans. In addition, HSBC Finance is providing funding over a three-year period for ACORN financial counseling and literacy programs.
      HSBC Finance will continue to implement and expand the “best practices” consumer protection policies and procedures announced in connection with the settlement with the state attorneys general and regulatory agencies and, pursuant to the ACORN Settlement Agreement, will modify certain of its lending practices including, without limitation, providing more detail in billing statements and reducing the number of points charged on refinanced loans.
Possession of Home Equity Loan Documents
      Under the terms of the sale and servicing agreement, so long as HSBC Finance’s long-term senior unsecured debt is assigned an acceptable minimum rating by at least two of Moody’s, S&P and Fitch (in respect of which the minimum acceptable ratings currently are “Baa3” by Moody’s, “BBB-” by S&P and “BBB” by Fitch), and each of the sellers is an affiliate of HSBC Finance, the sellers will be entitled to maintain possession of the loan documents with respect to the applicable home equity loans and will not be required to record assignments of the related mortgages to any of the depositor, the issuing entity or the indenture trustee. As of the date of this prospectus supplement, HSBC Finance has a commercial paper rating of “A-1” by S&P, “P-1” by Moody’s and “F-1+” by Fitch. HSBC Finance has a current long-term debt rating of “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.
      In the event, however, that possession of any loan documents is required by the servicer, the servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable seller, unless returned to the related borrower in connection with the payment in full of the related home equity loan or when possession of these documents is no longer required by the servicer. In the event that HSBC Finance does not satisfy the standards set forth herein or any seller that possesses loan documents ceases to be an HSBC Finance affiliate, HSBC Finance will cause such seller, within 90 days, to deliver and record assignments of the mortgages for each related home equity loan in favor of the issuing entity and, within 60 days, to deliver the loan documents pertaining to each home equity loan to the indenture trustee, unless opinions of counsel satisfactory to the indenture trustee and the rating agencies are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdictions to protect the interests of the depositor and the issuing entity in the home equity loans. Under the sale and servicing agreement, the indenture trustee will be appointed attorney-in-fact for the sellers that possess loan documents with power to prepare, execute and record assignments of the mortgages in the event that the sellers fail to do so on a timely basis, and the indenture trustee will be required, if requested by holders of Notes evidencing at least a majority of the outstanding aggregate Note Principal Amount, to prepare, execute and record any such assignments of the mortgages, at the expense of the servicers or the servicer; provided, however, that if the indenture trustee is not reasonably assured of payment of its expenses relating to such preparation, execution and recordation, the indenture trustee may require reasonable indemnity against such expenses as a condition to taking any such action. In lieu of delivery of original documentation, the sellers may deliver documents which have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the issuing entity of the home equity loans or the perfection of the issuing entity’s security interest in the home equity loans.
Review of the Home Equity Loans
      In the event the loan documents are required to be delivered to the indenture trustee, the indenture trustee will itself maintain possession of and review documents relating to the home equity loans, or will appoint one or more custodians to do so as the agents of the indenture trustee under a custodial agreement, which custodians may include the servicer. There will be no third party review of the documents relating to the home equity loans prior to delivery of the document to the indenture trustee.
      In the event the loan documents are delivered to the indenture trustee with regard to any home equity loan, the indenture trustee or the custodian will hold the documents in trust for the benefit of the Noteholders and normally will review the documents within 90 days after receipt. If any document is found to be defective in any material respect, the indenture trustee or the custodian will be required to notify the servicer and the depositor. If the depositor or the servicer cannot cure the defect within 90 days or within any other period specified in the sale and servicing agreement, after notice of the defect is given to depositor, the depositor or the servicer is required to, not later than 90 days after that notice, or within any other period specified in the sale and servicing agreement, either repurchase the related home equity loan or any property acquired in respect of it from the issuing entity, or if permitted, substitute for that home equity loan a new home equity loan in accordance with the standards described in the sale and servicing agreement. The servicer will be obligated to enforce this obligation of the depositor, but the obligation is subject to the provisions described under “HSBC Finance Servicing Procedures—Realization Upon Defaulted Home Equity Loans” in the prospectus. There can be no assurance that the depositor or the servicer will fulfill its obligation to purchase any home equity loan. The obligation to repurchase or substitute for a home equity loan constitutes the sole remedy available to the Noteholders or the indenture trustee for a material defect in a constituent document. Any home equity loan not purchased or substituted for will remain in the issuing entity.
      The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement. Additionally, the depositor will make certain representations and warranties regarding the home equity loans as of the closing date. See “HSBC Finance Home Equity Lending Program—Representations and Warranties Concerning the Home Equity Loans” in the prospectus. Upon a breach of any of these representations of the depositor which materially adversely affect the interests of the Noteholders in a home equity loan, the depositor or servicer will be obligated either to cure the breach in all material respects or to purchase the home equity loan or to substitute the home equity loan with an eligible substitute home equity loan. Any home equity loan not purchased or substituted for will remain in the issuing entity. The depositor and servicer will indemnify the issuing entity for out-of-pocket financial losses arising out of the breach in any material respect of any representation or warranty of the depositor upon which the issuing entity has relied.

Servicing and Subservicing
      The servicer is required to service and administer the home equity loans in accordance with the sale and servicing agreement, the Settlement Agreement and in a manner consistent with general industry practice using that degree of skill and attention that the servicer exercises with respect to comparable home equity loans that it services for itself or others.
      The duties of the servicer include collecting and posting all payments, responding to inquiries of borrowers or Federal, state or local government authorities with respect to the home equity loans, investigating delinquencies, reporting tax information to borrowers in accordance with its customary practices, accounting for collections and furnishing monthly and annual statements to the indenture trustee and the administrator with respect to payments. The servicer is required to follow its customary standards, policies and procedures in performing the duties as servicer.
      The servicer (1) is authorized and empowered to execute and deliver, on behalf of itself, the Noteholders and the indenture trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the home equity loans and with respect to the related mortgaged properties; and (2) may consent to any modification of the terms of any note not expressly prohibited by the sale and servicing agreement if the effect of any such modification will not materially and adversely affect the security afforded by the related mortgaged property, other than as permitted by the sale and servicing agreement. In certain circumstances, the servicer will be required to purchase the related home equity loan if it consents to any such modification.
      Compensation to the servicer for its servicing activities under the sale and servicing agreement will be paid from interest collections on the home equity loans on each payment date. The amount of such compensation with respect to each payment date is equal to the product of

•	one-twelfth (or, with respect to the first payment date, a fraction equal to the number of days between the cut-off date and June 30, 2006 over 360), multiplied by

•	0.50% and
      multiplied by

•	the aggregate principal balances of the home equity loans outstanding on the first day of the related Collection Period.
      With respect to any payment date prior to July 2007, if HSBC Finance or one of its affiliates is the servicer, the servicing fee for the related Collection Period will be payable to the servicer out of the Available Payment Amount as described above under “Description of the Notes—Allocation of Payments”. With respect to any payment date prior to July 2007 and if HSBC Finance or one of its affiliates is not the servicer, and with respect to any payment date in or after July 2007, regardless of whether HSBC Finance or one of its affiliates is the servicer, the servicing fee for the related Collection Period will be paid to the servicer before payments are made to the Noteholders. In addition, the servicer will retain any benefit from the investment of funds in the Collection Account and the Yield Maintenance Account.
      The servicer also will be entitled under the sale and servicing agreement to additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges or any other servicing-related fees and similar items.
      The servicer will pay certain ongoing expenses associated with the issuing entity or incurred in connection with its servicing responsibilities under the sale and servicing agreement. The servicer will be entitled to reimbursement for specified expenses incurred by it in connection with the liquidation of any home equity loan, including any costs in restoring any related mortgaged property and the payment of related insurance premiums or taxes. This right of reimbursement is prior to the rights of the Noteholders to receive net liquidation proceeds from the related home equity loan.
      The servicer will be permitted under the sale and servicing agreement to enter into subservicing arrangements for any servicing and administration of home equity loans with any institution (including an affiliate) that is in compliance with the laws of each state necessary to enable it to perform its obligations under the subservicing arrangement.
      Notwithstanding any subservicing arrangement, the servicer will not be relieved of its obligations under the sale and servicing agreement and the servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the home equity loans.
Collection and Liquidation Practices; Loss Mitigation
      Under the terms of the sale and servicing agreement, so long as either (A) the short-term debt obligations of the servicer are rated at least “P-1” by Moody’s, “A-1” by S&P and “F1” by Fitch or (B) the servicer arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency, the servicer will be permitted to retain and commingle collections on the home equity loans with its own funds until the business day immediately preceding each payment date, on which preceding business day the servicer will be required to deposit into the Collection Account (i) Net Interest Collections on the home equity loans, (ii) Principal Collections on the home equity loans and (iii) amounts required to be paid by the servicer in connection with the termination of the issuing entity pursuant to the sale and servicing agreement; provided, however, that the servicer will be allowed to reduce the total amount of funds it is required to deposit into the Collection Account by the Skip-A-Pay Reimbursement Amount (as defined below) that it is entitled to receive on the related payment date. As of the date of this prospectus supplement, HSBC Finance has a commercial paper rating of “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch. HSBC Finance has a current long-term debt rating of “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. In the event that the servicer is not permitted to retain and commingle collections on the home equity loans with its own funds, it will be required to deposit the foregoing amounts in the Collection Account not later than the second business day following receipt. The sale and servicing agreement may provide that, notwithstanding the foregoing, with respect to any payment date, so long as no payments are owed to Noteholders under clause nineteenth under “Description of the Notes—Allocation of Payments”, the servicer will, if so permitted by the holder of the ownership interest in the issuing entity, only be required to deposit collections on the home equity loans into the Collection Account up to an aggregate amount equal to the sum of all amounts payable on that payment date pursuant to clauses first through eighteenth under “Description of the Notes—Allocation of Payments”, and if at any time prior to that payment date the amount of collections on the home equity loans deposited into the Collection Account exceeds the amount required to be deposited in order to make such payments on such payment date, the servicer will be permitted to direct the administrator to withdraw any excess and pay the excess to the servicer.
      Amounts on deposit in the Collection Account and the Yield Maintenance Account may be invested in permitted investments, including obligations of the servicer or any of its affiliates, as long as such investment does not result in a withdrawal or downgrading of the current ratings of the Notes. The servicer will be entitled to retain for its own account any investment income from those permitted investments, and any such investment income will not be subject to any claim of the indenture trustee, administrator or Noteholders. The servicer will be required to deposit into the Collection Account and the Yield Maintenance Account out of its own funds the amount of any losses incurred in respect of the principal amount of any such investments immediately as realized. The servicer may in its discretion (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices as described below under “—Delinquency and Loss Experience of the Servicer’s Portfolio.”
      The servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home equity loans, including restructures, waivers, modifications, payment forbearances, partial forgiveness, rewrites and entering into repayment schedule arrangements if the servicer determines that the action is not materially adverse to the interests of the holders of the Notes and is generally consistent with the servicer’s policies with respect to similar loans; and the home equity loan is in default or if default is imminent. In addition, the servicer may waive, modify or vary any term of any home equity loan to reduce the likelihood of prepayment or of default of the home equity loan, to increase the likelihood of repayment or repayment upon default of the home equity loan, to increase the likelihood of repayment in full of or recoveries under the home equity loan, or to otherwise benefit the holders of the Notes. The servicer may not, however, defer the scheduled monthly interest and principal payment on any home equity loan that is not in default or, in the judgment of the servicer, for which default is not imminent unless (i) the servicer elects to make a Skip-A-Pay Advance in accordance with the following paragraph or (ii) each rating agency advises in writing that such action will not cause the then current ratings of the Notes to be withdrawn, suspended or reduced; provided, however, that the servicer may not defer the scheduled monthly payment on any home equity loan in connection with a Skip-A-Pay Advance unless the servicer determines, in its good faith judgment, that the Skip-A-Pay Advance will be recoverable from future payments on the home equity loans.
      If during any Collection Period the servicer deferred the scheduled monthly payment on any home equity loan by electing to make a Skip-A-Pay Advance, on or before one business day prior to the related payment date, the servicer will deposit into the Collection Account an amount equal to the Skip-A-Pay Advance for such Collection Period. On each payment date, the servicer will be entitled to reimburse itself for all previously unreimbursed Skip-A-Pay Advances from funds on deposit in the Collection Account, before making any payments to the holders of the Notes, up to an amount equal to the Skip-A-Pay Reimbursement Amount on such payment date; provided, however, that the Skip-A-Pay Reimbursement Amount that the servicer is entitled to receive on such payment date will be reduced by the portion of such amount, if any, that was applied to reduce the amount of funds that the servicer was required to deposit into the Collection Account on the business day immediately preceding such payment date. “Skip-A-Pay Advance,” for any Collection Period, means the positive result, if any, of the Required Excess Cashflow for the related payment date, minus the Monthly Excess Cashflow for the related payment date. “Skip-A-Pay Reimbursement Amount,” as of any payment date, means the positive result, if any, of the Monthly Excess Cashflow for such payment date, minus the Required Excess Cashflow for such payment date. “Required Excess Cashflow,” as to any payment date, means 2.50%, divided by 12, multiplied by the outstanding principal balance of the home equity loans as of the first day of the related Collection Period.
      With respect to home equity loans that come into and continue in default, the servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the home equity loan as bad debt, selling any bad debt to third-party collection sources, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, permitting a restructure, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See “HSBC Finance Servicing Procedures—Collection and Other Servicing Procedures” and “—Realization Upon Defaulted Home Equity Loans” in the prospectus.
Delinquency and Loss Experience of the Servicer’s Portfolio
      The information presented below summarizes the delinquency and loss experience for all closed-end home equity loans originated by the United States consumer lending business of HSBC Finance, including loans purchased with servicing performed by HSBC Finance and its subsidiaries that were originated through a sourcing relationship, real estate acquired through foreclosures, and the retail operations of Beneficial Corporation, a subsidiary of HSBC Finance, and excluding all adjustable rate loans and loans purchased from other lenders (unless originated through a sourcing relationship) (the “CE HEL Managed Portfolio”). HSBC Finance also provides summary pool characteristics and delinquency, loss and payment data for certain of its prior securitized pools of home equity loans on its website. See “—Static Pool Information” below. The policies and practices described below are those of HSBC Finance’s consumer lending business with respect to home equity loans.
      HSBC Finance determines the delinquency status of a home equity loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments due under the home equity loan. Prior to November 2005, HSBC Finance’s closed-end home equity loan portfolio consisted primarily of simple interest home equity loans. Beginning in February 2006, HSBC Finance will originate only actuarial home equity loans. Accordingly, due to the requirements of the servicing platform supporting these two product types, HSBC Finance employs two methods of determining contractual delinquency. HSBC Finance determines the delinquency status of a simple interest home equity loan at the end of each month based on the home equity loan’s delinquency status as of its most recent cycle date. A home equity loan’s cycle date is generally six to nine days after its due date. HSBC Finance determines the delinquency status of an actuarial home equity loan at the end of each month based on the home equity loan’s delinquency status as of its most recent due date. Due dates, generally, can fall on any day of the month for both simple interest and actuarial home equity loans. The delinquency status of a home equity loan may be affected by HSBC Finance’s account management policies and practices for the collection of home equity loans in its consumer lending portfolio as described below. Under these policies and practices, HSBC Finance may treat a delinquent home equity loan as current based upon indicia or criteria that, in its judgment, evidence a probability of continued payment. These policies and procedures are designed to maintain and improve borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible.
      HSBC Finance’s primary account management practice that resets the delinquency status of a home equity loan to contractually current is referred to as a “restructure”. Restructures are used in situations in which a delinquent borrower is in a position to resume making payments but may not have sufficient funds to pay all past due amounts. A restructure does not change the maturity date of the home equity loan but does require the borrower to pay all amounts due on or before the maturity date. “Hardship restructures” or “workout restructures” are situations in which the payment and/or interest rate may be modified on a temporary or permanent basis.
      The fact that restructure criteria may be met for a particular home equity loan does not require HSBC Finance to restructure that loan, and the extent to which HSBC Finance restructures home equity loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time. HSBC Finance uses account restructuring in an effort to maximize collections, to maintain and improve borrower relationships and to avoid foreclosure when it is reasonable to do so. Accordingly, the application of this practice is subject to complexities, variations and changes from time to time. These policies and practices are continually under review and assessment to assure that they meet the goals outlined above, and consequently, HSBC Finance will modify or permit exceptions to these general policies and practices from time to time. In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders. When comparing delinquency and loss experience in different periods, the fact that HSBC Finance’s restructure policies and practices will change over time and that exceptions are made to those policies and practices should be taken into account.

      In the third quarter of 2003, HSBC Finance implemented certain changes to its restructure policies and practices that generally apply to loans originated on or after January 1, 2003. These policies and practices to be effective for loans originated on or after January 1, 2003 are:

•	home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure;

•	home equity loans will generally not be eligible for restructure until nine months after origination;

•	home equity loans will be limited to four collection restructures in a rolling 60-month period;

•	home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

•	home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

•	except for bankruptcy reaffirmation and filed Chapter 13 plans, a home equity loan generally will not be restructured more than once in a 12 month period; and

•	home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured upon receipt of one qualifying payment.
      Home equity loans originated prior to January 1, 2003 will generally be subject to restructure policies and practices that differ from those summarized above. The policies and practices applicable to those loans are summarized below:

•	home equity loans may be restructured upon receipt of two qualifying payments within the 60 days preceding the restructure; however, home equity loans whose borrowers are in hardship, disaster or strike situations may be restructured upon receipt of one qualifying payment or no payments;

•	home equity loans whose borrowers have filed for Chapter 7 bankruptcy protection may be restructured upon receipt of a signed reaffirmation agreement;

•	home equity loans whose borrowers are subject to a Chapter 13 plan filed with a bankruptcy court generally may be restructured upon receipt of one qualifying payment;

•	except for bankruptcy reaffirmation and filed Chapter 13 plans, agreed automatic withdrawal or hardship, disaster or strike situations, home equity loans are generally limited to one restructure every 12 months;

•	home equity loans generally are not eligible for restructure until six months after origination; and

•	home equity loans whose borrowers agree to make payments by automatic withdrawal may generally be restructured with one qualifying payment.

      The following table summarizes approximate restructure statistics for the HSBC Finance CE HEL Managed Portfolio, as of December 31, 2004 and 2005 and March 31, 2006.
HSBC Finance CE HEL Managed Portfolio Restructure Experience

	At December 31,
	2004

			At December
			31,
			2005

					At March 31,
					2006

Never restructured	$24,429	84.0%	$27,510	85.4%	$28,646	85.5%
Restructured:
Restructured in last 6 months	1,692	5.8%	1,782	5.5%	1,873	5.6%
Restructured in last 7-12 months	1,172	4.0%	1,154	3.6%	1,196	3.6%
Restructured more than 12 months ago	1,806	6.2%	1,767	5.5%	1,771	5.3%
Total ever restructured	4,670	16.0%	4,703	14.6%	4,840	14.5%
Total	$29,099	100.0%	$32,213	100.0%	$33,486	100.0%
      In addition to restructuring home equity loans, in limited situations HSBC Finance may enter into a rewrite with a borrower. HSBC Finance enters into rewrites to manage borrower relationships, to maximize collections and to avoid foreclosure if reasonably possible. In a rewrite, a new home equity loan is written for a borrower whose home equity loan is delinquent, and the proceeds of the new home equity loan are applied to prepay the delinquent home equity loan in full. The new home equity loan will be treated as contractually current, will not be reflected in delinquency statistics, and will not be substituted or otherwise added to the issuing entity.
      HSBC Finance may also respond to borrower hardship resulting from a disaster declared by the Federal Emergency Management Agency by deferring certain amounts due on the home equity loan for a specified period of time without changing any contractual terms of the home equity loan. Under this account management technique, the delinquency status of the home equity loan is reset by the term of the period of the deferral.
      With respect to home equity loans, HSBC Finance’s general policy is to initiate foreclosure on the mortgaged property only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HSBC Finance may elect not to commence foreclosure if (1) the borrower’s default is due to special circumstances which are temporary and are not expected to last beyond a specified period (see related discussion above) or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management. HSBC Finance’s policy with respect to charged-off amounts is generally to recognize losses on past due accounts when HSBC Finance takes title to the property in foreclosure proceedings or when a settlement with the borrower is reached. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the home equity loans will be similar to that described below.
HSBC Finance CE HEL Managed Portfolio Delinquency Experience

	At December 31,					At March 31,

	2001	2002	2003	2004	2005	2006

Number of home equity loans managed	255,118	285,654	281,297	298,002	311,858	322,163
Aggregate principal balance of home equity loans managed	$19,327,020,694	$23,095,352,687	$25,128,592,340	$29,099,166,238	$32,213,091,000	$33,485,723,255
Contractually delinquent principal balances of the home equity loans managed:
One payment past due	$551,652,745	$751,973,652	$723,798,204	$735,834,889	$787,062,276	$638,180,803
Two payments past due	$86,227,538	$168,040,461	$151,709,503	$148,332,016	$140,646,927	$108,210,422
Three or more payments past due	$433,046,224	$666,674,276	$940,458,464	$828,478,253	$702,852,468	$675,357,004
Principal balance of home equity loans managed three or more payments past due as a percentage of the aggregate principal balance of the home equity loans managed	2.24%	2.89%	3.74%	2.85%	2.18%	2.02%
      In the foregoing table, “home equity loans managed” includes home equity loans owned and serviced with limited recourse and “contractually delinquent principal balances of the home equity loans managed” includes REO Home Equity Loans.
HSBC Finance CE HEL Managed Portfolio Loss Experience

	For the Period Ended December 31,					At or For the
						Period Ended
	2001	2002	2003	2004	2005	March 31, 2006

Number of home equity loans managed	255,118	285,654	281,297	298,002	311,858	322,163
Aggregate average principal balance of home equity loans managed	$16,299,225,561	$21,906,970,326	$24,187,891,026	$27,184,471,712	$30,849,294,222	$32,863,238,072
Gross charge offs	$81,677,475	$164,485,887	$257,590,393	$308,362,099	$251,857,944	$58,567,755
REO expense	$39,026,156	$49,507,984	$78,496,211	$98,414,500	$56,654,143	$16,839,841
Ratio of gross charge offs to average principal balance	0.50%	0.75%	1.06%	1.13%	0.82%	0.71%
Ratio of gross charge off sand REO expense to average principal balance	0.74%	0.98%	1.39%	1.50%	1.00%	0.92%

*	Annualized.
      In the foregoing table, “home equity loans managed” includes home equity loans owned and serviced with limited recourse and “average principal balance of home equity loans managed” is the average of the monthly average principal balances. A “gross charge off” is the loss recognized (a) upon settlement with the borrower for less than the entire amount due, and (b) upon writedown to the net realizable value of a property when HSBC Finance or a subsidiary acquires title to the property. Expenses incurred in maintaining or selling the property, additional losses taken upon decline of the property’s net value or any gain or loss on sale of the underlying property are reflected separately above as “REO expense.” For periods prior to 2004, REO expense generally included up to 120 days of accrued and unpaid interest on REO loans. The loss statistics for periods beginning in 2004 and after have been compiled using refined assumptions and estimates. When comparing loss statistics from different periods, the fact that HSBC Finance loss policies and practices change over time should be taken into account.
Static Pool Information
      HSBC Finance provides static pool information containing summary pool characteristics and delinquency, loss and prepayment data for each public securitization of home equity loans sponsored by HSBC Finance in the previous five years at a website it maintains at www.hsbcusa.com/ hsbc finance/abs. Access to the information maintained on HSBC Finance’s website will not be restricted and will be free of charge. HSBC Finance will maintain such static pool information on its website for a period of at least five years.
      Static pool information with respect to home equity loan securitizations sponsored by HSBC Finance that were established before January 1, 2006 is not deemed to part of this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.
      Delinquency, loss and prepayment experience may be influenced by a variety of economic, social and geographic conditions, and other factors beyond the sponsor’s control. There is no assurance that the delinquency, loss and prepayment experience with respect to the home equity loans included as assets of the issuing entity will be similar to that set forth on HSBC Finance’s website.
Senior Liens
      The servicer may permit the placement of a lien senior to a home equity loan or the refinancing of any existing lien senior to a home equity loan, provided that the conditions set forth in the sale and servicing agreement are satisfied. Although all of the home equity loans are secured as of the cut-off date by first and second liens on mortgaged properties, if the servicer were to consent to the placement of a lien senior to the home equity loan on the mortgaged property, a first lien would become a second lien and a second lien would become a third lien on the mortgaged property.
Termination
      On any payment date following the first payment date on which the principal amount of the Notes is less than or equal to 15% of the initial aggregate Note Principal Amount after giving effect to payments on that payment date, the servicer will have the option to purchase all remaining home equity loans and other assets in the issuing entity, thereby effecting early retirement of the Notes.
      Any purchase of home equity loans and other assets of the issuing entity will be made at a price equal to the greater of:

(a)	the sum of (i) the aggregate Purchase Price for the home equity loans and (ii) the aggregate fair market value of the REO Properties (as reflected on the servicer’s servicing records) in each case as of the close of business on the last day of the prior Collection Period); and

(b)	the sum of:

•	100% of the aggregate Note Principal Amount, plus

•	one month’s interest on the Notes at their respective Note Rates, plus

•	any unpaid Interest Carry Forward Amounts, together with interest accrued thereon at the respective Note Rates, plus

•	any unpaid Supplemental Interest Amounts, together with interest accrued thereon at the respective Formula Rates.

      Payments on the Notes relating to any optional termination will be paid, first, to the Notes, in an amount equal to the Note Principal Amount of each class of Notes plus one month’s interest accrued on those Notes at the respective Note Rates, plus any previously unpaid Interest Carry Forward Amounts together with interest accrued thereon at the respective Note Rates, plus any previously unpaid Supplemental Interest Amounts together with interest accrued thereon at the respective Formula Rates, and second, except as described in the sale and servicing agreement, to the holder of the ownership interest.
      The administrator will provide the noteholders notice of any early retirement of the Notes that occurs as a result of the servicer purchasing the home equity loans and other assets in the issuing entity.
      If the servicer does not exercise this purchase option within three months of the payment date on which the purchase option could first be exercised, then on the next succeeding payment date the indenture trustee or an agent on its behalf will begin an auction process to sell the home equity loans and the other assets of the issuing entity at the highest possible prices, but the indenture trustee or its agent, as the case may be, may not sell the assets of the issuing entity and liquidate the issuing entity unless at least two bids are received and the highest bid would be sufficient to pay the aggregate unpaid Note Principal Amount and all accrued and unpaid interest thereon. If the first auction of the assets of the issuing entity is not successful because the highest bid received is too low, then the indenture trustee or its agent will conduct an auction of the home equity loans every third month thereafter, until an acceptable bid is received for the assets of the issuing entity. The first auction and subsequent auctions may not be successful. The servicer may exercise its purchase option on any payment date after the first payment date described above, unless the indenture trustee or its agent has accepted a qualifying bid for the assets of the issuing entity. If the first auction of the assets of the issuing entity is not successful because the highest bid received is too low, then on each payment date thereafter, all payments that would otherwise go to the ownership interest in the issuing entity will be used to further reduce the outstanding principal amount of the Notes.
      If the full amount of principal and interest then due on the Notes is not paid by the payment date in June 2016, (i) the indenture trustee or an agent on its behalf will begin an auction process for the sale of the remaining home equity loans, and (ii) upon the closing of any such sale, the issuing entity will use the proceeds from the sale of the home equity loans to repay in full the principal of and accrued interest on the Notes. However, if the sale proceeds would be insufficient to repay in full the principal of and accrued interest on the Notes, only upon the consent of the holders of not less than 66 2/3 % of the Note Principal Amount of each class of Notes, the indenture trustee or its agent will sell the home equity loans to the highest bidder, pay (or remit to the administrator, who will pay) the proceeds in accordance with the payment priorities and terminate the issuing entity. On each payment date after the June 2016 payment date, all payments that would otherwise go to the ownership interest in the issuing entity will be used to further reduce the outstanding principal amount of the Notes.
Amendment
      The sale and servicing agreement may be amended from time to time by the parties thereto, without the consent of any of the Noteholders:

•	to cure any ambiguity,

•	to correct or supplement any provisions that may be inconsistent with any other provisions or to correct any error,

•	to add to the duties of the depositor, the indenture trustee, the administrator or the servicer,

•	to add, amend or modify any other provisions with respect to matters or questions arising under the sale and servicing agreement, so long as they are not inconsistent with the provisions of the sale and servicing agreement,

•	to add or amend any provisions of the sale and servicing agreement as required by any rating agency in order to maintain or improve any rating of any class of Notes (it being understood that, after obtaining the ratings in effect on the closing date, none of the indenture trustee, the administrator, the depositor or the servicer is obligated to obtain, maintain or improve any rating),

•	to comply with any requirement imposed by changes in accounting policies that do not materially impact the Notes, or

•	to comply with any requirements imposed by the Code, or

•	to modify, alter, amend, add to or rescind any of the terms or provisions contained in the sale and servicing agreement to comply with any rules or regulations promulgated by the SEC from time to time;
      provided, however, that no such amendment, other than one arising under the sixth, seventh or eighth bullet above, may adversely affect in any material respect the interest of any Noteholder. Evidence of such a lack of material adverse impact must be provided by an opinion of counsel delivered to the indenture trustee and the administrator, to be obtained at the expense of the party requesting the amendment. However, if the person requesting the amendment obtains a letter from each rating agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to any class of Notes, the amendment will be deemed not to adversely affect in any material respect the interest of any Noteholder.
      In the case of an amendment to add to any of the provisions of the sale and servicing agreement, to change or eliminate any of its provisions or to modify in any manner the rights of the Noteholders or the holder of the ownership interest, consent must be given by the servicer, the depositor, the issuing entity, the administrator and the indenture trustee, as well the holders of each class of Notes that is affected by the amendment, evidencing percentage interests aggregating not less than 51% of the percentage interests of each affected class. In the case of an amendment that affects all classes, consent must be given by the holder or holders of Notes representing at least 51% of the aggregate Note Principal Amount. In no event, however, may any amendment

•	reduce the amount, or delay the timing, of payments on any Note without the consent of the holder of that Note, or

•	reduce the aforesaid percentage required to consent to any amendment, or

•	result in a downgrading of the rating of any class of Notes without the consent of all holders of each affected class of Notes.
      Prior to the execution of any amendment, the indenture trustee will be required to furnish written notification of the substance of the amendment to each rating agency. In addition, promptly after the execution of any amendment made with the consent of Noteholders, the indenture trustee will be required to furnish written notification of the substance of the amendment to each affected Noteholder.
      In giving their consent to a proposed amendment to the sale and servicing agreement, it is not necessary for the Noteholders to approve the particular form of the amendment. Rather, they need only to consent to the substance of the amendment. The manner of obtaining consents and of evidencing their authorization will be subject to such reasonable requirements as the indenture trustee may prescribe.
      Prior to the execution of any amendment to the sale and servicing agreement, each of the indenture trustee, the administrator and the owner trustee will be entitled to receive and conclusively rely upon an opinion of counsel stating that the execution of the amendment is authorized or permitted by the sale and servicing agreement and all conditions precedent to the execution of the amendment have been met. The indenture trustee and the administrator may, but will not be obligated to, enter into any amendment that affects the indenture trustee’s or the administrator’s, as the case may be, own rights, duties, indemnities or immunities under the sale and servicing agreement.
The Indenture
      The following summary describes the material terms of the indenture between the issuing entity, the indenture trustee, the owner trustee and the administrator not described elsewhere in this prospectus supplement. A form of the indenture is an exhibit to the registration statement filed with the SEC. The indenture for the Notes will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the Notes.
Duties of the Indenture Trustee
      In addition to the duties described elsewhere in this prospectus supplement, the indenture trustee’s duties under the indenture include accepting the pledge of the assets of the issuing entity and holding those assets in trust for the benefit of the Noteholders. In addition, following the occurrence of an Event of Default under the indenture, the indenture trustee will be required to exercise certain rights and powers vested in it by the indenture and the other transaction documents to which it is a party, including the following:

•	if an event of default occurs and is continuing and a responsible officer of the indenture trustee has received written notice or has actual knowledge thereof, mailing to each Noteholder, the servicer and the depositor notice of the default within 30 days after it occurs at the expense of the issuing entity; provided that, except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice to the Noteholders if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Noteholders;

•	if an event of default occurs and is continuing and upon the prior written direction of the Noteholders representing not less than 66 2/3 % of the outstanding amount of the Notes, declaring all the notes to be immediately due and payable, together with accrued and unpaid interest thereon through the date of acceleration; and

•	upon the prior direction of Noteholders representing not less than 66 2/3 % of the outstanding amount of the Notes, instituting such proceedings to collect sums due and unpaid and to protect and enforce its rights and the rights of the Noteholders as the indenture trustee deems most effective.
      Furthermore, the indenture trustee will have certain other obligations including:

•	at the written direction of the holder or holders of Notes representing at least 51% of the aggregate Note Principal Amount, removing the owner trustee and appoint a successor owner trustee;

•	notifying the rating agencies, the administrator, the holder of the ownership interest and the Noteholders of the resignation or removal of the owner trustee and of the acceptance of appointment by the successor owner trustee;

•	providing written notice to the depositor of the appointment of a successor owner trustee, at least 30 calendar days prior to the effective date of the owner trustee’s removal and the successor owner trustee’s appointment; and

•	if the administrator resigns or is removed and no successor administrator takes office within 30 days after the resignation or removal of the administrator, performing itself the obligations of the administrator until a successor administrator is appointed.

Limitation on Liability of the Indenture Trustee; Indemnification of the Indenture Trustee
      The indenture will provide that, in the exercise of its rights and powers under the indenture or the other transaction documents, the indenture trustee must use the same degree of care and skill as a prudent person would exercise or use under the circumstances of the person’s own affairs. The indenture trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

•	the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

•	the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from the holders of 66 2/3 % of the outstanding amount of the Notes regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the Notes or the exercise of any trust or power conferred on the indenture trustee;

•	the indenture trustee will not be liable for interest on any money received by it except as the indenture trustee may agree in writing with the issuing entity;

•	the indenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured;

•	the indenture trustee will not be required to perform, or be responsible for the manner of performance of, any of the obligations of the servicer, the issuing entity or the holder of the ownership interest under any transaction document, except during such time, if any, as the indenture trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the servicer in accordance with the indenture and the sale and servicing agreement;

•	the indenture trustee will have no liability in connection with the malfeasance or nonfeasance by the issuing entity or the servicer;

•	the indenture trustee will have no liability in connection with compliance by the issuing entity or the servicer with statutory or regulatory requirements related to the collateral or the assets of the issuing entity;

•	unless it is acting as the servicer under the sale and servicing agreement, the indenture trustee will have no duty (A) to see to any recording, filing, or depositing of the indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to its rerecording, refiling or redepositing, (B) to see to any insurance coverage, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust estate other than from funds available in the collection account, (D) to confirm or verify the contents of any reports or certificates of the issuing entity or servicer delivered to the indenture trustee and believed by it to be genuine and to have been signed or presented by the proper party or parties; and

•	the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or the other transaction documents or to institute, conduct or defend any litigation under or related to the indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered reasonable security or indemnity against the costs, expenses and liabilities which the indenture trustee may incur.

      The indenture trustee will be entitled conclusively to rely on, and will be fully protected in acting or refraining from acting on, any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document that it believes to be genuine and to have been signed or presented by the proper person. The indenture trustee will not be required to investigate any fact or matter stated in the document.
      Before the indenture trustee acts or refrains from acting, it may require and will be entitled to receive an officer’s certificate or an opinion of counsel of the issuing entity. The indenture trustee will not be liable for any action it takes or omits to take in good faith in reliance on such a certificate or opinion.
      The indenture trustee may consult with counsel. So long as it selects counsel with due care, the advice or opinion of counsel with respect to legal matters relating to this indenture, the Notes and the transaction documents will be full and complete authorization and protection from liability in respect to any action that the indenture trustee takes, omits to take or permits to be taken, under the indenture in good faith and in accordance with the advice or opinion of such counsel.
      The issuing entity will be required, or will be required to cause the servicer, to indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including but in no way limited to attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or the administration of the trust and the performance of the indenture trustee’s duties under the indenture.
Resignation and Removal of the Indenture Trustee
      The indenture trustee will be permitted to resign at any time by notifying the issuing entity; provided, however, that the indenture trustee will be required to provide to the depositor, at least 30 calendar days prior to the effective date of its resignation, written notice, containing all information reasonably required in order for the depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the replacement of the indenture trustee. If the indenture trustee fails to fulfill its obligations with respect to notifying the depositor or if the indenture trustee fails to cooperate with the depositor in connection with the satisfaction of the depositor’s reporting requirements under the Securities Exchange Act of 1934 and the failure continues for the lesser of 10 calendar days or such period in which the applicable report can be filed timely (without taking into account any extensions), the depositor may terminate the indenture trustee.
      The holder or holders of Notes representing at least 51% of the aggregate Note Principal Amount will be permitted to remove the indenture trustee by notifying the indenture trustee and may appoint a successor indenture trustee. Any Noteholder may petition any court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee if the indenture trustee fails to comply with the provisions of the indenture pertaining to its eligibility requirements.
      In addition, the issuing entity will be required to remove the indenture trustee if:

•	the indenture trustee fails to comply with the provision of the indenture pertaining to its eligibility requirements;

•	the indenture trustee is adjudged bankrupt or insolvent;

•	a receiver or other public officer takes charge of the indenture trustee or its property; or

•	the indenture trustee otherwise becomes incapable of acting.
      If the indenture trustee resigns or is removed or if a vacancy exists in the office of indenture trustee for any reason, the issuing entity will be required to promptly appoint a successor indenture trustee that satisfies the eligibility requirements of the indenture and will be required to provide written notice to the depositor of the successor.

      No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the successor indenture trustee:

•	accepts its appointment;

•	delivers its acceptance to the indenture trustee, the issuing entity and the administrator; and

•	gives the depositor written notice of its acceptance at least 30 calendar days prior to the effective date of acceptance.
      The indenture will further provide that the indenture trustee agrees to cooperate with any successor indenture trustee in effecting the termination of the indenture trustee’s responsibilities and rights under the indenture and must promptly provide the successor indenture trustee all documents and records that it reasonably requests to enable it to assume the indenture trustee’s functions under the indenture.
      If a successor indenture trustee does not take office within 30 days after the indenture trustee resigns or is removed, the indenture trustee, the issuing entity or the holder or holders of Notes representing at least 51% of the aggregate Note Principal Amount may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.
Voting Rights
      Actions may be taken by holders of Notes evidencing a specified percentage of the then outstanding Note Principal Amount. 100% of all voting rights will be allocated among all holders of the Notes in proportion to their then outstanding Note Principal Amounts.
No Petition
      In the indenture, the indenture trustee and the Noteholders agree that they will not institute against the depositor, or cooperate with or encourage others to institute against the depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the Notes or the indenture.
The Trust Agreement
      The issuing entity’s operations are defined in the trust agreement among the depositor, HSBC Finance, the owner trustee and the administrator. A form of the trust agreement is an exhibit to the registration statement filed with the SEC. The trust agreement for this series will be filed with the SEC on Form 8-K within 15 days of the initial issuance of the Notes. The following summary describes the material terms of the trust agreement that are not specified elsewhere in this prospectus supplement or in the prospectus.
Duties of the Owner Trustee
      The owner trustee will be required to execute the Notes on behalf of the issuing entity and to perform certain administrative duties pursuant to the trust agreement. In addition, the owner trustee will be required to notify the indenture trustee and the holder of the ownership interest 30 days prior to taking any action with respect to certain material events related to the issuing entity as are specified in the trust agreement. The owner trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement, dated as of July 12, 2006, among the sponsor, the depositor, the owner trustee and the administrator.

Limitation on Liability of the Owner Trustee; Indemnification of the Owner Trustee
      The trust agreement will provide that the owner trustee will not be answerable or accountable under the trust agreement or under any transaction document under any circumstances, except for

•	its own willful misconduct, bad faith or gross negligence or

•	the inaccuracy of a representation or warranty expressly made with respect to itself in the trust agreement.
      In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

•	the owner trustee will not be liable for any error of judgment made by a responsible officer of the owner trustee;

•	no provision of the trust agreement or any transaction document will require the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the trust agreement or any transaction document if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against risk or liability is not reasonably assured to it;

•	the owner trustee will not be liable for indebtedness evidenced by or arising under any of the transaction documents, including the principal of and interest on the Notes;

•	the owner trustee will have no responsibility in connection with validity or sufficiency of the trust agreement or for the due execution of that agreement by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the assets of the issuing entity or for the validity or sufficiency of the transaction documents; and the owner trustee will not assume or incur any liability, duty, or obligation to any Noteholder or the holder of the ownership interest other than as expressly provided for in the trust agreement and in the transaction documents;

•	the owner trustee will not be liable for the default or misconduct of the indenture trustee or the servicer under any of the transaction documents or otherwise and the owner trustee will not have any obligation or liability to perform the obligations of the issuing entity under the trust agreement, the obligations of the indenture trustee under the indenture or the transaction documents, the obligations of the servicer under the sale and servicing agreement, or the obligations of the administrator under the trust agreement;

•	the owner trustee will not be under any obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under that agreement or otherwise or in relation to that agreement or any transaction document, at the request, order or direction of the holder of the ownership interest, unless the holder of the ownership interest has offered to the owner trustee security or indemnity satisfactory to it against the related costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act enumerated in the trust agreement or in any transaction document will not be construed as a duty, and the owner trustee will not be answerable for anything other than its gross negligence or willful misconduct in the performance of any discretionary act; and

•	the owner trustee will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the holder of the ownership interest or any other person to the extent the action or direction is permitted by the transaction documents.
      Pursuant to the trust agreement, HSBC Finance will be liable as primary obligor for, and will be required to indemnify the owner trustee (in its individual and trustee capacities) and its respective successors, assigns, agents and servants from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever that may at any time be imposed on, incurred by, or asserted against any of the foregoing indemnified parties in any way relating to or arising out of the trust agreement, the transaction documents, the assets of the issuing entity, the administration of the assets or the action or inaction of the owner trustee thereunder, except only that HSBC Finance will not be liable for, or required to indemnify any of the foregoing indemnified parties from and against, any of the foregoing expenses arising or resulting from any of the matters described in the two bullet points in the first sentence of the preceding paragraph. The foregoing indemnities will survive the resignation or removal of the owner trustee or the termination of the trust agreement. In the event of any claim, action or proceeding for which indemnity is sought pursuant to the trust agreement, the choice of legal counsel of the owner trustee will be subject to the approval of HSBC Finance, which approval may not be unreasonably withheld. However, notwithstanding the foregoing, if the Notes are accelerated following the occurrence of an Event of Default, the owner trustee will be entitled to recover costs, expenses, reimbursements or indemnities remaining due to it out of all available funds and proceeds of any sale, liquidation or other disposition of the assets of the issuing entity, prior to the distribution of such available funds and proceeds to Noteholders, as described above under “Description of the Notes—Allocation of Payments”.
Resignation and Removal of the Owner Trustee
      The trust agreement will provide that if the owner trustee at any time ceases to be an entity satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Statute, it will resign immediately by giving written notice to the issuing entity, the indenture trustee and the rating agencies. The owner trustee will be required, at least 30 calendar days prior to the effective date of its resignation, to provide to the depositor written notice of any successor owner trustee, containing all information reasonably required in order for the depositor to comply with its reporting obligations under Item 6.02 of Form 8-K with respect to the resignation of the owner trustee. Upon receiving the notice of resignation, the depositor will be required promptly to appoint a successor owner trustee. If no successor owner trustee is appointed and accepts appointment within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.
      If at any time the owner trustee ceases to be eligible and fails to resign after written request by the indenture trustee, or if at any time the owner trustee becomes legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the owner trustee or of its property is appointed, or any public officer takes charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the indenture trustee may, and, at the written direction of the holder or holders of Notes representing at least 51% of the aggregate Note Principal Amount, will be required to, remove the owner trustee. If the indenture trustee removes the owner trustee under the authority of the immediately preceding sentence, the indenture trustee will be required promptly to appoint a successor owner trustee. As a condition precedent to the removal and appointment described in the two preceding sentences, the indenture trustee must provide to the depositor, at least 30 calendar days prior to the effective date of the removal and appointment, written notice to the depositor, in form and substance reasonably satisfactory to the depositor, containing all information reasonably requested by the depositor in order for the depositor to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the removal of the outgoing owner trustee and the appointment of a successor owner trustee.
      In addition, if the owner trustee fails to fulfill its obligations with respect to notice to the depositor or if the owner trustee fails to cooperate with the depositor in connection with the satisfaction of the depositor’s reporting requirements under the Securities Exchange Act of 1934, and the failure continues for the lesser of 10 calendar days or such period in which the applicable report under the Securities and Exchange Act of 1934 can be filed timely (without taking into account any extensions), then the depositor may remove the owner trustee. If the depositor removes the owner trustee under the authority of the immediately preceding sentence, the depositor must promptly appoint a successor owner trustee by written instrument in duplicate, one copy of which must be delivered to the owner trustee so removed and one copy to the successor owner trustee.
      The predecessor owner trustee must, upon payment of its fees and expenses, deliver to the successor owner trustee all documents and statements and monies held by it under the trust agreement.
      Any resignation or removal of the owner trustee and appointment of a successor owner trustee under any of the provisions of trust agreement will not become effective until acceptance of appointment by the successor trustee and payment of all fees and expenses owed to the outgoing trustee.
      Upon acceptance of appointment by a successor owner trustee, the indenture trustee must mail notice of the successor of such owner trustee to the administrator, the holder of the ownership interest, the Noteholders and the rating agencies. If the indenture trustee fails to mail notice within 10 days after acceptance of appointment by the successor owner trustee, the successor owner trustee will cause notice to be mailed at the expense of the indenture trustee.
Amendment
      The trust agreement may be amended by the depositor, HSBC Finance, the owner trustee and the administrator, with prior written notice to the rating agencies and the indenture trustee, but without the consent of the Noteholders, the holder of the ownership interest in the issuing entity or the indenture trustee, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the Noteholders or the holder of the ownership interest in the issuing entity; provided, however, that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholders or the holder of the ownership interest in the issuing entity. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the Noteholders or the holder of the ownership interest in the issuing entity if the party requesting the amendment has given each rating agency ten days prior notice and each rating agency has notified the depositor, the owner trustee and the indenture trustee in writing that such action will not result in a reduction or withdrawal of the ratings then assigned to the Notes. The trust agreement may also be amended by the depositor, HSBC Finance, the owner trustee and the administrator with the prior written consent of the rating agencies, the indenture trustee, the holder of the ownership interest in the issuing entity and holders of Notes evidencing at least a majority of the outstanding aggregate Note Principal Amount for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the home equity loans or payments that are required to be made for the benefit of the Noteholders or the holder of the ownership interest in the issuing entity or (2) reduce the percentage of Noteholders required to consent to any such amendment, without the consent of the holders of all the outstanding Notes; and provided further, that no such amendment will be effective unless such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholders. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the Noteholders if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the Notes.
Material Federal Income Tax Consequences
      In the opinion of Sidley Austin llp , special tax counsel to the depositor and the issuing entity, for federal income tax purposes, the Notes will be characterized as indebtedness to a Noteholder other than the holder of the ownership interest and the issuing entity will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each Noteholder will agree to treat its Notes as indebtedness of the holder of the ownership interest for federal income tax purposes. Alternative characterizations of the issuing entity and the Notes are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Despite the potential for interest in respect of the Notes at the applicable Formula Rate to not be paid currently as a result of the application of the Available Funds Cap, the indenture trustee intends to treat interest accrued on the Notes as “qualified stated interest.” In addition, based on their anticipated offering prices, it is expected that the Notes will not be issued with original issue discount (“OID”). However, if the interest accrued on the Notes were not treated as “qualified stated interest,” then the Notes would be treated as having been issued with OID. For additional information regarding federal income tax consequences, see “Material Federal Income Tax Consequences” in the prospectus.
Method of Distribution
      Subject to the terms and conditions stated in the underwriting agreement dated July 5, 2006, among the depositor, HSBC Finance and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, subject to the satisfaction of certain conditions precedent, the principal amount of the Notes stated opposite its name below.

Underwriter	Class A-1		Class A-2		Class M-1		Class M-2		Total

HSBC Securities (USA) Inc.	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
Citigroup Global Markets Inc.	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
Credit Suisse Securities (USA) LLC	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
J.P. Morgan Securities Inc.	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
Morgan Stanley & Co. Incorporated	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
Total	$	[●]	$	[●]	$	[●]	$	[●]	$	[●]
      The underwriters have advised us that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less an initial selling concession not in excess of the percentages set forth in the following table. After the initial public offering of the Notes, the public offering price and the concessions referred to in this paragraph and the following table may be changed.

Class	Selling Concession	Re-allowance Discount

A-1	[●]%	[●]%
A-2	[●]%	[●]%
M-1	[●]%	[●]%
M-2	[●]%	[●]%
      The depositor and HSBC Finance have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.
      Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.
      Neither the depositor, HSBC Finance, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Notes. In addition, neither the depositor, HSBC

Finance, the issuing entity nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
      There is currently no secondary market for the Notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated, to make a secondary market in the Notes. You should not assume that any such market will develop or, if one does develop, that it will continue or provide sufficient liquidity.
      The Notes are offered for sale only in those jurisdictions where it is lawful to make such offers. Each of the underwriters has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations thereof and that will not impose any obligation on the depositor, HSBC Finance or any of their affiliates, except as set forth in the underwriting agreement.
      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
      The countries comprising the “European Economic Area” are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.
      Each underwriter has represented to and agreed with the depositor that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”))

received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
      In the ordinary course of business one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the sellers, the servicer and their affiliates.
Affiliations and Certain Relationships and Related Transactions
      HSBC Finance is the sponsor and the servicer of this transaction. As the sponsor, HSBC Finance has caused the depositor, its wholly owned subsidiary, to be formed for purposes of participating in securitization transactions. The sponsor has caused the depositor to form the issuing entity in order to facilitate this transaction.
      Each of the originators is an indirect, wholly owned subsidiary of the sponsor.
      HSBC Bank USA, National Association, the administrator for this transaction, and HSBC Securities (USA) Inc., an underwriter, are affiliates of the sponsor.
Relationships with the Owner Trustee and Indenture Trustee
      Neither the owner trustee nor the indenture trustee is an affiliate of any of the sponsor, the servicer, the depositor, any originator, the issuing entity or the administrator. In the ordinary course of business from time to time, HSBC Finance and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking and investment banking relationships, all on arm’s length terms and conditions. One or more of the underwriters, the indenture trustee, the owner trustee or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to the depositor, and may receive a portion of the proceeds as a repayment of the “warehouse” debt.
      J.P. Morgan Securities Inc., an underwriter, is an affiliate, through common ownership, of JPMorgan Chase Bank, National Association, the indenture trustee for this transaction.
Legal Proceedings
      There are no legal proceedings against HSBC Finance, the depositor, the indenture trustee, the owner trustee, the issuing entity, the servicer or the administrator, or to which any of their respective properties are subject, that are material to the Noteholders. In addition, the depositor is not aware of any proceedings of this type that are contemplated by governmental authorities.
Legal Matters
      Certain legal matters relating to the Notes will be passed upon for the depositor by Patrick D. Schwartz, Vice President and Deputy General Counsel—Corporate and Assistant Secretary of HSBC Finance Corporation, and for the depositor and the issuing entity by Sidley Austin llp, New York, New York, special counsel to the depositor and special tax counsel to the issuing entity. Mr. Schwartz is an officer and a full-time employee of HSBC Finance Corporation and beneficially owns, and holds options to purchase, equity securities of HSBC Holdings plc, the indirect parent of HSBC Finance Corporation. Certain legal matters will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

Ratings
      It is a condition to the issuance of the Notes that each class of Notes be assigned the respective ratings shown in the table below by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Fitch Ratings (“Fitch” and, together with Moody’s and S&P, the “Rating Agencies”).

Class	Moody’s	S&P	Fitch

A-1	Aaa	AAA	AAA
A-2	Aaa	AAA	AAA
M-1	Aa1	AA+	AA+
M-2	Aa1	AA	AA+
      The ratings assigned by the Rating Agencies to the Notes address the likelihood of the receipt by Noteholders of payments required under the indenture. The Rating Agencies’ ratings address the structural and legal aspects associated with the Notes, including the nature of the home equity loans. The Rating Agencies’ ratings on the Notes do not, however, represent any assessment of the likelihood of the rate of principal prepayments or the likelihood of payment of any Supplemental Interest Amounts. The ratings do not address the possibility that Noteholders might suffer a lower-than-anticipated yield. See “Material Yield and Prepayment Considerations” in this prospectus supplement.
      The fees paid by the depositor to the ratings agencies include fees for ongoing surveillance of the Notes by the rating agencies for so long as any Notes are outstanding. However, the ratings agencies are under no obligation to the depositor to continue to monitor or provide a rating on the Notes.
      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Notes.
Legal Investment
      The Notes will not constitute “mortgage related securities” for purposes of SMMEA because the home equity loan pool includes home equity loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes are subject to restrictions on investment, capital requirements or otherwise. See “Legal Investment Matters” in the prospectus.
      The Notes may be viewed as “complex securities” under TB 13a, which applies to thrift institutions regulated by the Office of Thrift Supervision.
      The depositor makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions.
      See “Legal Investment Matters” in the prospectus.

Employee Benefit Plan Considerations
      A fiduciary of any employee benefit or other benefit plan subject to ERISA or Section 4975 of the Code, or an insurance company investing assets of such a plan through its general or separate accounts, or any other person investing plan assets of any such plan (as defined under “Employee Benefit Plan Considerations—Plan Assets Regulations” in the prospectus) should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a violation of ERISA’s fiduciary standards of care or to a nonexempt prohibited transaction under ERISA or Section 4975 of the Code. Because of the characteristics of the Notes, including the expectation that the Notes will constitute indebtedness under applicable local law, and will, in the opinion of tax counsel, be treated as debt for federal income tax purposes, it is expected that they will not constitute “equity interests” for purposes of the Plan Assets Regulations, which are described in “Employee Benefit Plan Considerations—Plan Assets Regulations” in the prospectus. This conclusion could change in certain events, for example, if the issuing entity were to suffer significant losses. Moreover, without regard to this conclusion, the acquisition or holding of Notes by or on behalf of a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Code if the depositor, the sellers, the issuing entity, the owner trustee, the indenture trustee, the underwriters, a holder of 50% or more of the ownership interest in the issuing entity, or any of their respective affiliates is or becomes a “party in interest” under ERISA (or a “disqualified person” under the Code). A party in interest or a disqualified person who engages in a prohibited transaction will likely be subject to excise taxes or other significant liabilities under ERISA and Section 4975 of the Code.
      A number of prohibited transaction class exemptions issued by the United States Department of Labor might apply to exempt a prohibited transaction arising by virtue of the purchase of a Note by or on behalf of, or with “plan assets” of a plan, i.e., Prohibited Transaction Class Exemption (“PTCE”) 96-23 (class exemption for transactions effected by In-House Asset Managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions effected by Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular investment in Notes by a plan or, even if an exemption were to apply, that the available exemptive relief would apply to all transactions involving the applicable issuing entity. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed in the prospectus, the assets of the issuing entity are deemed to be plan assets.
      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to federal, state or local laws substantially similar to ERISA or the Code (“Similar Law”).
      Each employee benefit plan (as defined in Section 3(3) of ERISA) and each plan (as defined in Section 4975(e)(1) of the Code) that is subject to Title I of ERISA or Section 4975 of the Code or to any Similar Law, and each person investing on behalf of or with plan assets of such an employee benefit plan or plan, that acquires a Note shall be deemed to represent, by its acceptance of the Note, that its acquisition and holding of the Note are eligible for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption or, in the case of a plan subject to a Similar Law, do not give rise to a non-exempt violation of Similar Law.

      Furthermore, because the depositor, the sellers, the servicer, any servicer, the indenture trustee, the owner trustee, the administrator, the underwriters or an affiliate of any of these parties may receive certain benefits in connection with a sale of the Notes, if any of these parties:

•	has investment discretion with respect to the investment of plan assets,

•	has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, or

•	is an employer maintaining or contributing to the plan,
an investment of those plan assets in the issuing entity could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Code. Accordingly, a fiduciary of such a plan considering an investment in the Notes should consult with its counsel.
      The sale of any of the Notes to a plan is in no respect a representation by the depositor, the sellers, the issuing entity or the underwriters that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Glossary of Terms
      The following is a list of defined terms used in this prospectus supplement. Terms used but not defined in this prospectus supplement are defined in the glossary in the accompanying prospectus.
      Additional Principal Reduction Amount—With respect to any payment date, the aggregate principal balance of the home equity loans as of the first day of the related Collection Period less the sum of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (y) the Principal Collections for such payment date.
      Available Funds Cap—With respect to any payment date, a per annum rate equal to the product of (i) the weighted average of the net loan rates of the home equity loans (adjusted as required by the Relief Act and/or any other federal, state or local regulation legislation or regulation), in each case outstanding as of the first day of the related Collection Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.
      Available Payment Amount—With respect to any payment date, an amount equal to the sum of:

•	the aggregate amount of Principal Collections and Net Interest Collections on the home equity loans received during the related Collection Period, and

•	any amounts required to be paid in connection with the termination of the issuing entity.
      The Available Payment Amount will not include the Monthly Yield Maintenance Payment Amount.
      Charge Off Amount—With respect to any Charged Off Home Equity Loan and Collection Period, an amount equal to the amount of the Stated Principal Balance that the servicer has charged off on its servicing records during such Collection Period.
      Charged Off Home Equity Loan—A defaulted home equity loan that is not a Liquidated Home Equity Loan and as to which (i) collection procedures are ongoing and (ii) the servicer has charged off all or a portion of the related Stated Principal Balance.
      Collection Period—With respect to the first payment date, the period commencing on June 14, 2006 and ending on June 30, 2006, and with respect to any subsequent payment date, the calendar month immediately preceding the month in which such payment date occurs.
      Contractual Delinquency—A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HSBC Finance’s account management policies and practices for the collection of home equity loans, such as restructures and rewrites.
      Cumulative Loss Percentage—With respect to any payment date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the Cumulative Realized Losses through the end of such Collection Period by (ii) the aggregate principal balance of the home equity loans as of the cut-off date.
      Cumulative Loss Percentage Trigger—With respect to any payment date on or after the Stepdown Date, (i) for the July 2009 payment date through the June 2010 payment date, 9.50%; (ii) for the July 2010 payment date through the June 2011 payment date, 13.25%; (iii) for the July 2011 payment date through the June 2012 payment date, 16.60%; and (iv) for the July 2012 payment date and each payment date thereafter, 18.00%.
      Cumulative Realized Losses—With respect to the home equity loans and any Collection Period, an amount equal to the excess, if any, of (x) the sum of the aggregate Realized Losses on the home equity loans from the cut-off date through the last day of such Collection Period over (y) the sum of any Recovered Charge Off Amounts on the home equity loans from the cut-off date through the last day of such Collection Period.

      Current Interest—With respect to any payment date and each class of Notes, an amount equal to interest accrued during the related Interest Accrual Period on the Note Principal Amount of such class of Notes immediately prior to that payment date at the Note Rate for such class and Interest Accrual Period.
      Extra Principal Payment Amount—With respect to any payment date, an amount equal to the lesser of (i) the Monthly Excess Cashflow for such payment date and (ii) the Interim Overcollateralization Deficiency, if any, for such payment date.
      Foreclosure Profit—With respect to any Liquidated Home Equity Loan, the amount, if any, by which Net Liquidation Proceeds exceeds the sum of (1) the Stated Principal Balance of the home equity loan immediately prior to the final recovery of its Liquidation Proceeds, (2) accrued and unpaid interest thereon (including imputed interest on REO Home Equity Loans) at the applicable home equity loan rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds and (3) the sum of all related Charge Off Amounts.
      Formula Rate—With respect to each class of Notes and any Interest Accrual Period, a per annum rate equal to the sum of (a) One-Month LIBOR for such Interest Accrual Period and (b) the Note Margin for such class and Interest Accrual Period.
      High Cost Loan—A “high risk loan” or “predatory loan” under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees, as well as provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994).
      Insurance Proceeds—Proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, or by the servicer as required under the sale and servicing agreement, net of any component thereof covering any expenses incurred by or on behalf of the servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the servicer’s normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.
      Interest Accrual Period—With respect to the first payment date, the Interest Accrual Period will be the period commencing on the closing date and ending on the day immediately preceding the first payment date. With respect to any subsequent payment date, the Interest Accrual Period will be the period commencing on the immediately preceding payment date and ending on the day immediately preceding such subsequent payment date.
      Interest Carry Forward Amount—With respect to each class of Notes and any payment date, the sum of (x) an amount equal to the excess, if any, of (i) the sum of the Current Interest and the Interest Carry Forward Amount for such class of Notes as of the immediately preceding payment date over (ii) the amount of the actual payments in respect of such amounts made to such class of Notes on such preceding payment date plus (y) interest on such amount calculated for the related Interest Accrual Period at the related Note Rate.
      Interest Collections—With respect to any payment date, an amount equal to the sum, without duplication, of:

•	the portion allocable to interest of all scheduled monthly payments on the home equity loans received during the related Collection Period;

•	all Net Liquidation Proceeds actually collected by the servicer during the related Collection Period (to the extent that such Net Liquidation Proceeds relate to interest);

•	the interest portion of the purchase price for any home equity loan repurchased from the issuing entity pursuant to the terms of the sale and servicing agreement during the related Collection Period;

•	the interest portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

•	the interest portion of all other unscheduled collections on the home equity loans received by the servicer during the related Collection Period, to the extent not previously distributed; and

•	the interest portion of all Insurance Proceeds on any home equity loan collected by the servicer during the related Collection Period.
      Interim Overcollateralization Amount—With respect to any payment date, an amount equal to the excess, if any, of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (y) (i) the Note Principal Amount (before taking into account any payments of principal on such payment date) less (ii) the sum of (a) the Principal Collections for such payment date, (b) the Additional Principal Reduction Amount for such payment date and (c) the Principal Carry Forward Amounts for each class of Notes for such payment date.
      Interim Overcollateralization Deficiency—With respect to any payment date (other than the payment date on which the Notes are redeemed and the final payment date, when this amount will be deemed to be zero), an amount equal to the excess of the Targeted Overcollateralization Amount for such payment date over the Interim Overcollateralization Amount for such payment date.
      Liquidated Home Equity Loan—With respect to any payment date, any home equity loan in respect of which the servicer has determined as of the end of the related Collection Period that all Liquidation Proceeds which it expects to recover on such home equity loan have been recovered (exclusive of any possibility of a deficiency judgment but including any recoveries of Charge Off Amounts or accrued or imputed interest including, but not limited to, recoveries related to walks (i.e., instances where the borrower has voluntarily vacated the property) or short sales).
      Liquidation Expenses—Out-of-pocket expenses (exclusive of overhead) that are incurred by the servicer in connection with the liquidation of any home equity loan and not recovered under any insurance policy, such expenses including, without limitation, reasonable legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan that is senior to such home equity loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such home equity loan) with respect to the related home equity loan and any related and unreimbursed expenditures for real estate property taxes, mechanic’s liens, title perfection, property management, or for property restoration, preservation or insurance against loss or damage.
      Liquidation Proceeds—Proceeds (including Insurance Proceeds) received in connection with the liquidation of any home equity loan, whether through trustee’s sale, foreclosure sale or otherwise, including but not limited to walks (i.e., instances where the borrower has voluntarily vacated the property) and short sales.
      Monthly Excess Cashflow—With respect to any payment date, an amount equal to the excess, if any, of (i) Net Interest Collections for such payment date over (ii) the sum of (x) the Current Interest plus the Interest Carry Forward Amount for each class of Notes for such payment date, (y) the Additional Principal Reduction Amount for such payment date and (z) the Principal Carry Forward Amount for each class of Notes for such payment date.
      Monthly Yield Maintenance Payment Amount—With respect to any payment date, the lesser of (i) the Maximum Monthly Yield Maintenance Amount for such payment date and (ii) the product of (A) an amount equal to the Notional Balance for such payment date, (B)(1) the lesser of (x) the Weighted Average Formula Rate and (y) the Ceiling Rate for such payment date, minus (2) the Strike

Rate for such payment date, and (C) the actual number of days in the related Interest Accrual Period divided by 360, as set forth and defined under “Description of the Notes—Yield Maintenance Account”; provided, however, that the Monthly Yield Maintenance Payment Amount shall never be less than zero.
      Net Interest Collections—With respect to any payment date, an amount equal to the sum, without duplication of:

(i)	Interest Collections received during the related Collection Period; less

(ii)	prior to the July 2007 payment date only if HSBC Finance or one of its affiliates is not the servicer, and on or after the July 2007 payment date regardless of whether HSBC Finance or one of its affiliates is the servicer, the servicing fee for the related Collection Period; plus

(iii)	Recovered Charge Off Amounts actually collected by the servicer during the related Collection Period; plus

(iv)	to the extent advanced by the servicer pursuant to the sale and servicing agreement and not previously distributed, the amount of any Skip-A-Pay Advance deposited by the servicer into the Collection Account with respect to such payment date; less

(v)	the amount of any Skip-A-Pay Reimbursement Amount withdrawn by the servicer from the Collection Account with respect to such payment date.
      Net Liquidation Proceeds—With respect to any Liquidated Home Equity Loan, an amount equal to the excess, if any, of (x) Liquidation Proceeds over (y) Liquidation Expenses.
      Note Margin—With respect to the Class A-1, Class A-2, Class M-1 and Class M-2 Notes and any Interest Accrual Period, [●]% per annum, [●]% per annum, [●]% per annum and [●]% per annum, respectively.
      Note Principal Amount—With respect to any Note as of any date of determination, the initial Note Principal Amount of that Note, reduced by the aggregate of all amounts allocable to principal previously paid with respect to that Note.
      Note Rate—With respect to each class of Notes and any Interest Accrual Period, a per annum rate equal to the lesser of: (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Available Funds Cap for the related payment date.
      One Payment Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are one payment contractually delinquent as of the end of such Collection Period, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.
      Overcollateralization Amount—With respect to any payment date (other than the payment date on which the Notes are redeemed and the final payment date, when this amount will be deemed to be zero), an amount equal to the excess, if any, of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (y) the aggregate Note Principal Amount (after taking into account any payments of principal on such payment date).
      Overcollateralization Release Amount—With respect to any payment date, an amount (but not in excess of the Principal Collections for such payment date) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such payment date over (ii) the Targeted Overcollateralization Amount for such payment date.
      Principal Carry Forward Amount—With respect to each class of Notes and any payment date, an amount equal to the excess, if any, of (i) the sum of Principal Carry Forward Amount, the Principal Payment Amount and the Additional Principal Reduction Amount for such class of Notes as of the immediately preceding payment date over (ii) the amount of actual payments in respect of such amounts on such preceding payment date.
      Principal Collections—With respect to any payment date, an amount equal to the sum, without duplication, of:

•	the principal portion of all scheduled monthly payments on the home equity loans received by the servicer during the related Collection Period;

•	the principal portion of the purchase price for any home equity loan repurchased from the issuing entity pursuant to the terms of the sale and servicing agreement during the related Collection Period;

•	the principal portion of all Substitution Adjustment Amounts with respect to the related Collection Period;

•	all Net Liquidation Proceeds allocable to principal (excluding Foreclosure Profits and Recovered Charge Off Amounts) actually received by the servicer during the related Collection Period;

•	the principal portion of all other unscheduled collections on the home equity loans received by the servicer during the related Collection Period (including, without limitation, full and partial prepayments of principal made by the borrowers), to the extent not previously paid; and

•	the principal portion of all Insurance Proceeds on any home equity loan collected by the servicer during the related Collection Period.
      Principal Payment Amount—With respect to any payment date, an amount equal to the Principal Collections minus, for any payment date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.
      In no event will the Principal Payment Amount with respect to any payment date be less than zero or greater than the then outstanding aggregate Note Principal Amount.
      Purchase Price—With respect to any home equity loan purchased from the issuing entity on any date, an amount equal to the sum of (i) the Stated Principal Balance thereof plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of repurchase, (ii) accrued and unpaid interest as of the end of such Collection Period and (iii) any costs and damages incurred by the issuing entity with respect to such home equity loan in connection with any violation by such home equity loan of any “predatory” or “abusive” lending laws.
      Realized Loss—As to any (i) Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), the related Charge Off Amount and (ii) Liquidated Home Equity Loan, the excess of the related Stated Principal Balance at the end of the Collection Period in which such Liquidated Home Equity Loan became a Liquidated Home Equity Loan over the related Net Liquidation Proceeds.
      Recovered Charge Off Amount—As to any home equity loan that became a Liquidated Home Equity Loan during a Collection Period, the amount, if any, by which the related Net Liquidation Proceeds exceed the Stated Principal Balance thereof immediately prior to foreclosure plus unpaid interest thereon, up to an amount equal to the related Charge Off Amounts, to the extent not previously recovered. As to any Charged Off Home Equity Loan and any Collection Period (other than the Collection Period in which all or a portion of such Charged Off Home Equity Loan becomes a Liquidated Home Equity Loan), an amount equal to the recovery of any prior Charge Off Amount, to the extent collected by the servicer, or deposited by the servicer or depositor pursuant to the sale and servicing agreement during any Collection Period, to the extent not previously recovered.

      Settlement Agreement—The settlement agreement between HSBC Finance and multiple attorneys general that effects a nationwide settlement of alleged violations of consumer protection, consumer lending and insurance laws and regulations by HSBC Finance and its consolidated subsidiaries’ retail branch real estate secured lending operations conducted under the “HFC” and “Beneficial” branch names. See “The Sale and Servicing Agreement—The Servicer—Settlement With States” for a summary of the terms of the Settlement Agreement.
      Stated Principal Balance—As to any home equity loan (other than a Liquidated Home Equity Loan) as of any date of determination, the principal balance thereof as of the cut-off date, minus the sum of (x) all collections credited against the principal balance of such home equity loan in accordance with the terms of the related mortgage note and (y) any related Charge Off Amounts credited against the principal balance of such home equity loan prior to such date. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Stated Principal Balance equal to the Stated Principal Balance of the related home equity loan immediately prior to the final recovery of related Liquidation Proceeds and a Stated Principal Balance of zero thereafter.
      Stepdown Date—The later to occur of (a) the payment date in July 2009 and (b) the first payment date on which the aggregate principal balance of the home equity loans has been reduced to 50.00% of the aggregate principal balance of the home equity loans as of the cut-off date.
      Substitution Adjustment Amount—With respect to any defective home equity loan that the servicer elects to substitute pursuant to the sale and servicing agreement and the date on which a substitution thereof occurs pursuant to the sale and servicing agreement, an amount equal to the sum of:

•	the excess, if any, of (a) the Stated Principal Balance of such home equity loan plus any related Charge Off Amount as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such home equity loan on or before the date of the substitution of the applicable eligible substitute home equity loan or loans) over (b) the aggregate Stated Principal Balance of the applicable eligible substitute home equity loan or loans, plus

•	accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the net loan rate on the Stated Principal Balance of such home equity loan outstanding from time to time, plus

•	any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with such home equity loan.
      Supplemental Interest Amount—With respect to any payment date and each class of Notes, an amount equal to the sum of (i) the excess, if any, of interest accrued on such class of Notes during the applicable Interest Accrual Period at the applicable Formula Rate over interest accrued on such Notes at the applicable Note Rate; (ii) any Supplemental Interest Amount remaining unpaid from prior payment dates; and (iii) interest on the amount in clause (ii) at the related Formula Rate.
      Targeted Overcollateralization Amount—With respect to any payment date (other than the payment date on which the Notes are redeemed and the final payment date, when this amount will be deemed to be zero) (x) prior to the Stepdown Date, an amount equal to 21.20% of the aggregate principal balance of the home equity loans as of the cut-off date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 42.40% of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the home equity loans as of the cut-off date. If a Trigger Event is in effect on any payment date on or after the Stepdown Date, the Targeted Overcollateralization Amount for such payment date will be equal to the Targeted Overcollateralization Amount for the immediately preceding payment date.
      Three Payment Plus Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate principal balances of all home equity loans that are (i) three or more payments contractually delinquent, in bankruptcy or in foreclosure or (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.
      Trigger Event—Will be in effect on any payment date on or after the Stepdown Date on which either (a) the Two Payment Plus Rolling Average for such payment date equals or exceeds 11.50%, or (b) the Cumulative Loss Percentage for such payment date exceeds the Cumulative Loss Percentage Trigger for such payment date.
      Two Payment Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are two payments contractually delinquent as of the end of such Collection Period, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.
      Two Payment Plus Delinquency Percentage—With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are (i) two or more payments contractually delinquent, in bankruptcy or in foreclosure or (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.
      Two Payment Plus Rolling Average—With respect to any payment date, the average of the Two Payment Plus Delinquency Percentage for each of the three (3) immediately preceding Collection Periods.
      Weighted Average Formula Rate—With respect to any payment date, the sum of the Formula Rate for each class of Notes, multiplied by the principal amount of such class of Notes immediately prior to such payment date, divided by the aggregate principal balance of the Notes immediately prior to such payment date.

ANNEX I
    GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
      Except in some limited circumstances, the globally offered HSBC Home Equity Loan Trust (USA) 2006-1, Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-1, or Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
      Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.
      Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.
      Secondary cross-market trading between Clearstream customers or Euroclear and DTC participants holding the Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.
      Beneficial owners of Global Securities that are Non-U.S. Persons will be subject to U.S. withholding taxes unless the beneficial owners meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.
Initial Settlement
      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers and participants, respectively, through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.
      Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
      Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser’s and the seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed securities issues in same-day funds.
      Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Participant Sellers and Clearstream Customer Purchasers or Euroclear Participant Purchasers. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant depositary, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.
      Clearstream customers and Euroclear participants will need to provide the funds necessary to process same-day funds settlement to the respective clearing systems. The most direct means of providing the funds is to pre-position funds for settlement, either from cash on hand or from existing lines of credit, as would be done for any settlement occurring within Clearstream or Euroclear. Under this approach, a purchaser may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to its account one day later. Alternatively, if Clearstream or Euroclear has extended a line of credit to a purchaser, Clearstream customers or Euroclear participants can elect not to pre-position funds and instead to finance settlement by drawing upon that line of credit. Under this procedure, Clearstream customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds. Because settlements occur during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the applicable European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.
      Trading between Clearstream Customer Sellers or Euroclear Participant Sellers and DTC Participant Purchasers. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the applicable clearing system, through the applicable depositary, to a DTC participant. The seller must send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the applicable depositary to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of a given month, payment will include interest accrued to and excluding the first day of the following month. Payment will be reflected in the account of the Clearstream customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account will be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred during that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
      Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.
      Material U.S. Federal Income Tax Documentation Requirements. A beneficial owner of Global Securities holding these securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
      Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or any successor form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.
      Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or any successor form.
      Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). A Non-U.S. Person residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or any successor form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively provides a revised Form W-8BEN or any successor form. Form W-8BEN may be filed by Noteholders or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification). (By providing such form, U.S. Persons that are individuals will also be exempt from backup withholding, unless the IRS notifies the applicable intermediary that withholding is required.)
      Exemption for Foreign Intermediaries, Partnerships and Trusts (Form W-8IMY). Non-U.S. Persons that are intermediaries, partnerships or trusts generally must file IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding), accompanied by the applicable IRS Forms W-8BEN or W-9 for each of its beneficial owners to obtain a reduced withholding rate or exemption from withholding.
      U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his or her agent, “files” by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the end of the third calendar year following the calendar year in which it was provided, or until such earlier time that the information on the form is no longer valid. The term “U.S. Person” means:

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, except in the case of a partnership, to the extent provided in Treasury regulations, or

•	an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.
      The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not address all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
HSBC Home Equity Loan Trusts
Asset Backed Securities

You are encouraged to read and consider the section entitled “Risk Factors” beginning on page 1 of this prospectus before making a decision to invest in these securities.

These securities are home equity loan asset-backed securities which represent obligations of the issuing entity only and are not interests in or obligations of any other person or entity.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities—

•	will be issued from time to time in series;

•	will be issued by issuing entities established by HSBC Home Equity Loan Corporation I or HSBC Home Equity Loan Corporation II;

•	will be backed by pools of assets transferred to the issuing entities;

•	will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•	may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.
The Assets of the Issuing Entity may include—

•	one or more pools of closed-end home equity loans secured by first and junior liens on one- to four-family properties;

•	all monies due under the above assets;

•	funds or accounts established as described in the prospectus; and

•	one or more forms of credit enhancement, as described in the related prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
June 29, 2006

i

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT
      We provide information to you about the securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities; and

•	the prospectus supplement, which describes the specific terms of your series of securities.
      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, you should rely on that information in the prospectus supplement.
      This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. You are encouraged to read and consider both this prospectus and the prospectus supplement in full.
      Some capitalized terms used in this prospectus are defined in the attached Glossary.

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Risk Factors
      You should carefully consider the following risk factors prior to any purchase of the securities.

The securities are not suitable investments for all investors.	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Limited liquidity may result in delays in liquidations or lower returns.	There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop, or if one does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.

Payment on securities are limited to the assets of the issuing entity.	The securities will be payable solely from the assets of the issuing entity, including if applicable any amounts available due to any credit enhancement. There will be no recourse to the depositor or any other person in the event of any failure to receive distributions on the securities. If payments from the assets of the issuing entity become insufficient to make distributions on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

In addition, as specified in the prospectus supplement, assets of the issuing entity and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

Please refer to “The Issuing Entities— Assignment of Assets of the Issuing Entity.”

Credit enhancement may be insufficient to cover losses.	Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, credit enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

Please refer to “Description of Credit Enhancement.”

Timing and rate of prepayments may result in lower yield.	The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the assets of the issuing entity. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing or principal payments of the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the assets of the issuing entity, which prepayments may be influenced by a variety of factors,

• the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and

• the exercise by the entitled party of any right of optional termination. Prepayments may also result from rewrites and from repurchases of these assets due to material breaches of the depositor’s or the servicer’s warranties.

Since borrowers generally can prepay their loans at any time, the rate and timing or principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

Please refer to “Description of the Securities—Weighted Average Life of the Securities.”

Timing of distributions may result in lower yield.	Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Please refer to “Description of the Securities—Payments of Interest.”

Junior liens may result in losses in foreclosure proceedings.	With respect to home equity loans that are secured by junior liens, the proceeds from related liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:

• there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

• you may incur a loss if a deficiency judgment cannot be obtained.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default.

Please refer to “Legal Aspects of Home Equity Loans and Related Matters— Junior Mortgages; Rights of Senior Mortgagees” in this prospectus.

Decrease in value of mortgaged properties would disproportionately affect junior lienholders.	There are several factors that could adversely affect the value of properties so that the outstanding balance of the related home equity loans, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to adequately maintain the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances, such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

Costs for cleaning environmentally contaminated property may result in losses.	Under state and federal laws, an environmentally contaminated property may give rise to a lien on the property in connection with the costs of cleanup. These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

Please refer to “Legal Aspects of Home Equity Loans and Related Matters— Environmental Legislation” in this prospectus for more detail.

State and federal laws may limit ability to collect on loans.	Federal and state laws regulate interest rates and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and rescission of the loan and could subject the issuing entity to damages and administrative enforcement.

Please refer to “Legal Aspects of Home Equity Loans and Related Matters” in this prospectus for more detail.

Rating of the securities does not assure payment.	It will be a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the assets of the issuing entity and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

Liquidation value of assets of the issuing entity may be insufficient to satisfy all claims against the issuing entity.	There is no assurance that the market value of the assets of the issuing entity at any time will equal the principal amount of the securities. In addition, under any situation in which the assets of the issuing entity are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.

Distributions and rights of investors may be adversely affected by insolvency of the depositor.	If the depositor were to become insolvent, a receiver or conservator for, or a creditor of, the depositor may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.

The Sponsor and the Servicer
      HSBC Finance Corporation, or HSBC Finance, a Delaware corporation, is the sponsor and the servicer with respect to the transactions contemplated by this prospectus. HSBC Finance was incorporated in Delaware in 2002 and is the successor to an enterprise established in 1878. HSBC Finance is an indirect wholly-owned subsidiary of HSBC Holdings plc, a public limited company incorporated in England and Wales, or “HSBC ”. HSBC, headquartered in London, England, is one of the world’s largest banking and financial services organizations and has listings on the London Stock Exchange, The Stock Exchange of Hong Kong, Euronext Paris, the New York Stock Exchange and the Bermuda Stock Exchange.
      HSBC Finance is the principal fund raising company for its subsidiaries. Its subsidiaries primarily provide middle-market consumers with several types of loan products in the United States, the United Kingdom, Canada, the Republic of Ireland, the Czech Republic and Hungary. HSBC Finance offers real estate secured loans, auto finance loans, MasterCard* and Visa* credit cards, private label credit card loans and personal non-credit card loans. HSBC Finance also initiates tax refund anticipation loans in the United States and offers specialty insurance products in the United States, United Kingdom and Canada. HSBC Finance generates cash to fund its businesses primarily by collecting receivable balances; issuing commercial paper, medium and long term debt; borrowing from HSBC subsidiaries and customers; securitizing and selling consumer receivables; and borrowing under secured financing facilities. HSBC Finance uses the cash generated by these financing activities to invest in and support receivable growth, to service debt obligations and to pay dividends to its parent and preferred stockholders.
      HSBC Finance has been engaged in the securitization of a variety of consumer receivables for more than 15 years. HSBC Finance’s securitization program includes public term transactions as well as private conduit financings in all of its major asset types. Public securitizations have included closed-end, first and second lien home equity loan receivables originated or purchased by subsidiaries of HSBC Finance operating under the “HFC” and “Beneficial” brand names; closed-end, first and second lien mortgage loan receivables purchased from affiliated and unaffiliated correspondent lenders; auto finance loans; and, to a lesser extent, receivables generated by HSBC Finance’s MasterCard, VISA and private label revolving credit card accounts.
      In its capacity as the sponsor, and as part of its overall funding strategy, HSBC Finance:

•	determines the timing of each securitization transaction;

•	selects the underwriters for each transaction;

•	consults with the underwriters in arriving at the appropriate structure for each transaction;

•	facilitates the internal and third-party review of the receivables to be securitized;

•	coordinates with the rating agencies (as defined below) in determining the appropriate structure and enhancement levels to obtain the desired investment ratings;

•	works with the underwriters to establish appropriate pricing;

•	negotiates appropriate documentation; and

•	facilitates execution of each transaction.
The Sellers
      The home equity loans will be originated or acquired by the sellers identified in the prospectus supplement. With the exception of Household Pooling Corporation, the sellers are indirect wholly owned subsidiaries of HSBC Finance that are licensed to make real estate secured loans in the states in which the

*	MasterCard is a registered trademark of MasterCard International Incorporated and Visa is a registered trademark of Visa USA, Inc.

home equity loans are originated. Household Pooling Corporation does not originate or service home equity loans, but holds receivables that were previously sold by the other sellers to the depositor and were subsequently assigned by the depositor to Household Pooling Corporation. The home equity loans will be underwritten and, if acquired, re-underwritten in accordance with HSBC Finance’s underwriting guidelines. See “HSBC Finance Home Equity Lending Program” in this prospectus.
The Depositor
      HSBC Home Equity Loan Corporation I or HSBC Home Equity Loan Corporation II, each a Delaware corporation, will be the depositor for any transaction contemplated by the prospectus. HSBC Home Equity Loan Corporation I and HSBC Home Equity Loan Corporation II were incorporated under the laws of the State of Delaware on May 5, 1994 and March 21, 1996, respectively, and each is a wholly owned special purpose subsidiary of HSBC Finance. Each was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities that help accomplish those purposes. The principal executive office of each depositor is located at 2700 Sanders Road, Prospect Heights, Illinois 60070.
      The prospectus supplement for each transaction will specify which entity will be the depositor for that transaction. HSBC Home Equity Loan Corporation I will be the depositor for each offering of asset-backed notes and HSBC Home Equity Loan Corporation II will be the depositor for each offering of asset-backed certificates. Unless the context clearly indicates otherwise, all references to “the depositor” in this prospectus mean the depositor specified in the prospectus supplement for the subject transaction.
      The depositor has purchased or will purchase home equity loans from the sellers at fair market value. The depositor will transfer each home equity loan to the issuing entity. The depositor may sell its equity interest in the issuing entity to an affiliate or an unrelated party or parties.
      The depositor will make certain representations and warranties in connection with its transfer of the home equity loans to the issuing entity and will be obligated to repurchase home equity loans under certain circumstances following a breach of those representations and warranties. See “HSBC Finance Home Equity Lending Program— Representations and Warranties Concerning the Home Equity Loans” in this prospectus.
The Trustee
      The trustee for each issuing entity will be named in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the transaction documents and described in the prospectus supplement. Subject to certain conditions as will be specified in the related prospectus supplement, the trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the transaction documents or becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.
The Administrator
      The administrator for each issuing entity will be named in the prospectus supplement. The administrator will maintain the collection account, invest funds in that account in certain permitted investments, calculate the index for any floating rate securities and make payments to the noteholders and the certificateholders in accordance with instructions from the servicer for each transaction contemplated by this prospectus. The administrator’s liability in connection with the issuance and sale of the securities is limited to the express obligations of that administrator set out in the transaction documents and described in the prospectus supplement.

The Issuing Entities
General
      The issuing entity relating to each series will issue either certificates or notes, or a combination of certificates and notes. The issuing entity will either be a statutory trust organized under the laws of the State of Delaware or a common law trust organized under the laws of the State of New York. Certificates will represent undivided beneficial interests in the assets of the issuing entity. Notes will be secured by the pledge of the assets of the issuing entity. In either case, the securities will be entitled to payment from the assets of the issuing entity or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of assets of any other issuing entity established by the depositor. In addition, each issuing entity that is a statutory trust will issue an equity certificate or other interest representing the ownership interest in the issuing entity.
      Prior to the initial offering of a series of securities, an issuing entity will have no assets or liabilities. The assets of the issuing entity for each series will consist of some or all of the following:

•	the home equity loans, and the related mortgage documents, or interests in them, exclusive of, if specified in the prospectus supplement, any interest retained by the depositor or any of its affiliates in each home equity loan;

•	payments and collections derived from the home equity loans due after the related cut-off date, as from time to time are required to be deposited in the Collection Account;

•	property acquired by foreclosure of the home equity loans or deeds in lieu of foreclosure;

•	the benefits under insurance policies covering the home equity loans and/or the mortgaged properties;

•	any combination, if applicable, of a financial guaranty insurance policy, special hazard insurance policy, letter of credit, bankruptcy bond, reserve fund, financial instrument, surety bond or other type of credit enhancement as described under “Description of Credit Enhancement;”

•	one share of preferred stock of the depositor having limited voting rights; and

•	proceeds from any of the above.
      The activities of each issuing entity will be limited to:

•	acquiring and holding the home equity loans and other assets of the issuing entity;

•	issuing the securities;

•	issuing the equity certificate or other ownership interest in the issuing entity;

•	making payments on the securities; and

•	engaging in other activities related to the foregoing.
Assignment of Assets of the Issuing Entity
      Home equity loans acquired by the depositor will be originated in accordance with the underwriting criteria below under “HSBC Finance Home Equity Lending Program” or as otherwise described in the prospectus supplement.
      The sellers will sell and assign the home equity loans to the depositor in accordance with a home equity loan purchase agreement. In turn, the depositor will sell the home equity loans to the issuing entity in accordance with a sale and servicing agreement or a pooling and servicing agreement. The sellers also will enter into a transfer agreement to transfer to the issuing entity all documents relating to home equity loans. All of the home equity loans will be purchased by the depositor from the sellers on a servicing released basis. Although each of these transfers will be structured as an absolute transfer, the sellers will also grant to the depositor and the issuing entity, as applicable, a security interest in the home equity loans and other transferred assets. If the issuing entity issues notes, the issuing entity will assign the security interests to the indenture trustee. The depositor will file UCC-1 financing statements following the closing date to perfect each security interest.
      At the time of issuance of a series of securities, the depositor will cause the home equity loans and any other assets being assigned to the issuing entity, to be assigned without recourse to the trustee or its nominee, which may be a custodian. Principal and interest received after the cut-off date on or with respect to the home equity loans will be assigned to the issuing entity. However, principal and interest due on or before the cut-off date and additional fees and charges, will not be assigned to the issuing entity. The trustee will, concurrently with the assignment, deliver a series of securities to the depositor in exchange for the assets of the issuing entity. Each home equity loan will be identified in a schedule appearing as an exhibit to the Agreement. The schedule will include, among other things, information as to the principal balance of each home equity loan as of the cut-off date, as well as information with respect to the interest rate, the lien position and the combined loan-to-value ratio at origination.
      The depositor will make limited representations and warranties regarding the home equity loans. The depositor or the servicer will be required to repurchase or substitute for any home equity loan as to which a breach of representations and warranties with respect to that home equity loan occurs if the breach materially adversely affects the interests of the securityholders in that home equity loan. The depositor and the servicer will indemnify the issuing entity for out-of-pocket financial losses arising out of any material breach of any representation or warranty of the depositor on which the issuing entity has relied. Each seller has made, or will make to the depositor, limited representations and warranties regarding the related home equity loans, as of the date of their purchase by the depositor. However, the representations and warranties will not be assigned to the issuing entity and, therefore, a breach of those representations and warranties will not be enforceable by the issuing entity. There will be no independent verification of any of the loan documents relating to the home equity loans prior to their delivery, if required, to the issuing entity. See “HSBC Finance Home Equity Lending Program— Representations and Warranties Concerning the Home Equity Loans” in this prospectus.
      If the issuing entity issues notes, the issuing entity will pledge its assets to the indenture trustee to secure the issuing entity’s performance under such notes. The depositor will sell the securities to the underwriters and the underwriters will distribute the securities as described under “Methods of Distribution” in this prospectus and under “Method of Distribution” in the prospectus supplement. The securities will be backed by the assets of the issuing entity.
      The interest of the issuing entity in the assets assigned to it will be perfected by filing UCC-1 financing statements in the appropriate jurisdictions to give notice of the issuing entity’s interest therein. If the issuing entity issues notes, the security interest of the indenture trustee, on behalf of the noteholders and any other secured parties named in the prospectus supplement, in the assets pledged to it will also be perfected by filing UCC-1 financing statements in the appropriate jurisdictions to give notice of that interest. The servicer will be obligated to take all necessary steps to preserve and protect the security interests in the pledged assets. Furthermore, with respect to each series of notes, on or before a specified date in each calendar year, beginning with the year following the closing date, the issuing entity will be required under the indenture to furnish to the indenture trustee and the administrator an opinion of counsel either stating that action has been taken with respect to the recording, filing, re-recording and refiling of the indenture, any supplements thereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by the indenture or stating that no such action is necessary to maintain such lien and security interest. That opinion of counsel must also describe the recording, filing, re-recording and refiling of the indenture, any supplements thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of the indenture until the specified date of the following calendar year.
      If specified in the prospectus supplement, and subject to the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., which are referred to together as MERS, assignments of the mortgages for some or all the home equity loans assigned to the issuing entity may be registered electronically through Mortgage Electronic Registration Systems, Inc., or the MERS® System. With respect to home equity loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those home equity loans.
      The loan documents relating to the home equity loan may include:

•	the mortgage note, and any modification or amendment made to the mortgage note, endorsed without recourse either in blank or to the order of the trustee or its nominee;

•	the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

•	an assignment of the mortgage in recordable form, or evidence that the mortgage is held for the trustee through the MERS® System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

•	if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related Agreement.
      As provided in the prospectus supplement, the servicer and each subservicer affiliated with HSBC Finance will be entitled to maintain possession of the loan documents with respect to each home equity loan and will not be required to record an assignment of the mortgage to the trustee. In the event, however, that possession of any loan documents is required by the servicer, the servicer will be entitled to request delivery of the loan documents and to retain them for as long as necessary for servicing purposes. These loan documents will be returned to the applicable subservicer unless returned to the borrower in connection with the payment of the home equity loan or when possession of these documents is no longer required by the servicer.
      In the event that HSBC Finance does not satisfy the standards set forth in the prospectus supplement, the servicer will record, or cause the subservicers to record, assignments of the mortgages for all home equity loans included in the assets of the issuing entity in favor of the trustee (other than mortgages held under the MERS® system) and deliver the loan documents pertaining to the home equity loans to the trustee. If any of the subservicers ceases to be an affiliate of HSBC Finance, the servicer will record, or cause such subservicer to record, assignments of the mortgages for all related home equity loans included in the assets of the issuing entity in favor of the trustee (other than mortgages held under the MERS® system) and deliver the loan documents pertaining to the home equity loans to the trustee. The servicer will not be required to record assignments and deliver loan documents if opinions of counsel satisfactory to the trustee, the rating agencies and any credit enhancer are delivered to these parties to the effect that recordation of the assignments or delivery of loan documentation is not required in the relevant jurisdiction to protect the interests of the depositor and the trustee in the home equity loans. Under each Agreement, the trustee will be appointed attorney-in-fact for the servicer and each subservicer with power to prepare, execute and record assignments of the mortgages in the event that the servicer or a subservicer fails to do so on a timely basis. In lieu of delivery of original documentation, the servicer may deliver documents that have been imaged optically upon delivery of an opinion of counsel that the documents do not impair the enforceability or the transfer to the issuing entity of the home equity loans.

      In the event assignments must be recorded and documents delivered to the trustee, the assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Except as provided above or in the prospectus supplement, assignments of the home equity loans to the trustee will be recorded in the appropriate public recording office. In the event that the depositor cannot deliver the mortgage or any assignment with evidence of recording because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian the mortgage or assignment with evidence of recording indicated on the mortgage or assignment after receipt from the public recording office, the servicer or the related subservicer.
Bankruptcy Considerations
      The voluntary or involuntary petition for relief under any federal or applicable state bankruptcy or insolvency law with respect to the sponsor or any seller should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of that seller’s insolvency or otherwise. The sponsor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by the sponsor or any seller under applicable insolvency laws will result in the consolidation of the assets and liabilities of the depositor with those of the sponsor or a seller pursuant to such insolvency laws. These steps include the organization of the depositor as a limited purpose entity with certain limitations on its activities (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of the holder of the preferred stock issued by the depositor with respect to the securities).
      In connection with each transaction, counsel to the depositor will deliver an opinion to the effect that, subject to certain assumptions:

•	the transfer of the issuing entity assets by each seller constitutes a true sale or absolute transfer and those assets would not be included in that seller’s bankruptcy estate and the automatic stay provisions of the federal bankruptcy code would not stay the depositor’s receipt, retention or transfer of the issuing entity assets or proceeds thereof; and

•	the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of the sponsor or any seller in the event of a petition for relief under the federal bankruptcy code with respect to the sponsor or any seller.
      If, however, a bankruptcy court for a seller or the sponsor were to take the view that the transfer of the receivables from that seller to the depositor should be recharacterized as a pledge of such receivables, or that the sponsor or any seller and the depositor should be considered a single entity for bankruptcy purposes, then you could experience delays in payments or a loss on your investment in the securities.
      The trust agreement with respect to each issuing entity that issues notes will provide that the holder of the ownership interest will not have the power and must not direct the owner trustee to

•	institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent,

•	consent to the institution of bankruptcy or insolvency proceedings against the issuing entity,

•	file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy,

•	consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity,

•	make any assignment for the benefit of the issuing entity’s creditors,

•	cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or

•	take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing.
      In addition, the trust agreement with respect to any series of notes will provide that, to the fullest extent permitted by applicable law, the owner trustee will not have the power to commence a voluntary proceeding in bankruptcy relating to the issuing entity without (x) the prior consent and approval of the holder of the ownership interest and (y) the delivery to the owner trustee by the holder of the ownership interest of its certification that the holder of the ownership interest reasonably believes that the issuing entity is insolvent.
      The depositor will covenant in each trust agreement that with respect to any series of notes it will not, and will cause each other entity that enters into any contract with the issuing entity to covenant that such other entity will not, institute proceedings for the issuing entity to be adjudicated bankrupt or insolvent or consent to the institution of bankruptcy or insolvency proceedings against the issuing entity.
      The provisions set forth in the two preceding paragraphs will survive for one year and one day following the termination of the trust agreement.
      In the pooling and servicing agreement with respect to any series of certificates, the trustee and the certificateholders will agree that they will not institute against the depositor, or cooperate with or encourage others to institute against the depositor, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under United States federal or state bankruptcy laws in connection with any obligations relating to the certificates or the pooling and servicing agreement.
      Since the issuing entity with respect to any series of certificates will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity with respect to any series of certificates would be characterized as a “business trust.”
The Home Equity Loans
      Each home equity loan will be a loan where the principal amount is advanced in full at origination, known as a closed-end loan.
      As specified in the prospectus supplement, each issuing entity will consist primarily of home equity loans secured by first or junior liens on:

•	attached or detached single-family dwelling units;

•	two- to four-family dwelling units;

•	individual condominiums;

•	cooperatives apartments;

•	townhouses and duplexes;

•	row houses;

•	individual units in planned-unit developments and modular pre-cut/panelized housing, known as modular housing;

•	manufactured homes that are permanently affixed to the real property on which they are located; and

•	the fee, leasehold or other interests in the underlying real property.
      The mortgaged properties will be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation and second homes. As specified in the prospectus supplement, a home equity loan pool may contain Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used in this prospectus, unless the context indicates otherwise, “home equity loans” includes Cooperative Loans, “mortgaged properties” includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, “mortgage notes” includes Cooperative Notes and “mortgages” includes a security agreement with respect to a Cooperative Note.
      Mortgaged properties consisting of modular housing— also known as pre-assembled, pre-fabricated, sectional or pre-built homes— are factory built and constructed in two or more three-dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. Upon completion, the modular home is transported to the property site to be joined together on a permanent foundation.
      Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have certain other characteristics as specified in the related prospectus supplement.
Home Equity Loan Characteristics
      Each home equity loan will be selected by the sponsor for inclusion in a home equity loan pool from among those originated or acquired by the sellers. Home equity loans not originated by an affiliate of the depositor will be acquired directly by the depositor or by its affiliates from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other home equity loan lenders, all as described below under “HSBC Finance Home Equity Lending Program.” If a home equity loan pool is composed of home equity loans acquired by the depositor directly from unaffiliated sellers, the prospectus supplement will specify the extent of home equity loans so acquired.
      The prospectus supplement for each series will provide information regarding the home equity loans as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance assigned to the issuing entity for the related series;

•	the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

•	the range and average outstanding principal balance of the loans;

•	the range and weighted average of original and remaining term-to-stated maturity of the loans, as applicable;

•	the range and weighted average of original combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

•	the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

•	the geographic distribution of the mortgaged properties securing the loans;

•	the lien priority of the loans; and

•	the delinquency status and year of origination of the loans.
      The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.
      The characteristics of the home equity loans included in the final pool will not deviate from the characteristics described in the prospectus supplement by more than five percent (5%) by aggregate principal balance as of the cut-off date.
      Any seller or HSBC Finance may retain or acquire any loan secured by a mortgage senior or subordinate to any home equity loan included in any home equity loan pool.
      A home equity loan pool may include home equity loans that have been modified. Any given modification may include conversion from an adjustable interest rate to a fixed interest rate or other changes in the related mortgage note. If a home equity loan is a modified home equity loan, references to origination shall be deemed to be references to the date of modification.
      As to each home equity loan, the combined loan-to-value ratio generally will be the ratio, expressed as a percentage, of:

•	the sum of (1) the original principal balance of the home equity loan and (2) any outstanding principal balance, at the time of origination of the home equity loan, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, divided by

•	the property value of the related mortgaged property.
      The property value of any mortgaged property will be the either (1) a Statistical Valuation of the mortgaged property or (2) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home equity loan or any mortgage loan made by the seller on the mortgaged property that the home equity loan replaced, which may have been obtained at an earlier time; provided that if the home equity loan was originated simultaneously with or not more than 12 months after another mortgage lien was placed on the related mortgaged property, the property value will be the lesser of the property value at the origination of the other mortgage lien and the sales price for the mortgaged property.
      The depositor will assign the home equity loans to the trustee for the benefit of the holders of the securities of a series. The depositor’s assignment of the home equity loans will be without recourse. See “The Issuing Entities— Assignment of Assets of the Issuing Entity.” The servicer’s obligations with respect to the home equity loans will consist principally of its contractual servicing obligations under the related series servicing agreement. The servicer may have the option to make certain Advances, if applicable, in the event of delinquencies in payments on or with respect to the home equity loans in amounts described in this prospectus under “Description of the Securities— Advances.” The option of the servicer to make Advances will be limited to amounts which the servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the home equity loans or any other amounts that would otherwise be payable to securityholders. See “Description of the Securities— Advances.”
      The proceeds of the home equity loans may be used by the borrower to purchase or improve the related mortgaged properties or may be used for purposes unrelated to the mortgaged properties.
      A mortgaged property securing a home equity loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. The depositor will not require that the home equity loans be covered by a primary mortgage guaranty insurance policy insuring against default on the home equity loan.
Closed-End Loans
      All of the closed-end loans will be of one or more of the following types of home equity loans:

•	fixed-rate, fully-amortizing loans;

•	declining-rate, fully-amortizing loans;

•	fully-amortizing ARM loans, which may include ARM loans that are convertible to fixed rate loans;

•	Balloon Loans;

•	Cooperative Loans or modified home equity loans; or

•	similar home equity loans with other payment characteristics as described in the related prospectus supplement.
      In addition, certain of the closed-end loans may require only payments of interest for a specified period of time following origination.
      Fixed-rate, fully-amortizing closed-end loans will generally provide for level monthly payments of principal and interest and terms to maturity of 5, 10, 12, 15, 20, 25 or 30 years at origination or modification as specified in the related prospectus supplement.
      Fully-amortizing ARM loans will generally have an original or modified term to maturity of not more than 30 years with an interest rate which usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the home equity loan to equal the sum of a fixed percentage described in the related mortgage note, or gross margin, and an index. The prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin with respect to the ARM loans in the home equity loan pool. The prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum interest rate at the time of any adjustment. A pool may contain home equity loans subject to any of the following indices:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year;

•	the weekly auction average investment yield of U.S. Treasury bills of six months;

•	the daily Prime Rate as published in The Wall Street Journal;

•	the cost of funds of member institutions for a specified Federal Home Loan Bank;

•	the average of interbank offered rates for six-month U.S. dollar denominated deposits in the London market, as published in the Wall Street Journal, each calculated as of a date prior to each scheduled interest rate adjustment date, which will be specified in the related prospectus supplement;

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit; or

•	any other index described in the prospectus supplement.
      An ARM loan may have an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the interest rate, and as a result of the introductory rate, interest payments on the securities may initially be lower than expected. This type of loan is known as a teaser loan. Commencing on their first adjustment date, the interest rates on the teaser loans will be based on the applicable index and gross margin subject to any applicable cap on the interest rate. An ARM loan may allow the borrower to convert the adjustable rates on the home equity loans to a fixed rate at some point during the life of such home equity loans, usually, not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the prospectus supplement, upon any conversion, the depositor or HSBC Finance will purchase the converted home equity loan as described in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, HSBC Finance or another party specified therein may agree to act as remarketing agent with respect to the converted home equity loans and, in its capacity, use its best efforts to arrange for the sale of converted home equity loans under specified conditions. Upon (i) the failure of any party so obligated to purchase any converted home equity loan, (ii) the inability of any remarketing agent to arrange for the sale of the converted home equity loan and (iii) the unwillingness of the remarketing agent to exercise any election to purchase the converted home equity loan for its own account, the home equity loan pool will thereafter include both fixed rate and adjustable rate home equity loans. If specified in the prospectus supplement, the inclusion of a converted home equity loan in a home equity loan pool may adversely affect the securityholders by restricting adjustment of the related payment rates to the extent intended by the adjustable payment rate.
      As specified in the prospectus supplement, a portion of the closed-end loans underlying a series of securities may be Simple Interest Home Equity Loans. Other closed-end loans may be Actuarial Home Equity Loans or precomputed loans, both of which provide for fixed monthly payments of principal and interest that are determined at origination of the home equity loan.
      Each monthly payment for a Simple Interest Home Equity Loan consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the home equity loan multiplied by the applicable monthly interest rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the home equity loan. Generally, as payments are received under a Simple Interest Home Equity Loan, the amount received is applied to the extent available, first, to late fees and any unpaid monthly insurance premiums for prior collection periods, second, to interest accrued since the last payment date, third, to current principal due, fourth, to any monthly insurance premiums for the current collection period, including premiums for insurance purchased by the servicer on behalf of the borrower, fifth, to further reduce the outstanding principal balance, and last, to payment of any other outstanding fees and charges as well as interest accrued and unpaid from prior collection periods. In certain states, the payment application will differ with respect to late charges, monthly insurance premiums and other outstanding fees and charges. The payment application will also differ if amounts due on a prior payment date (other than interest) remain unpaid. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made on its scheduled due date, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date or does not make a monthly payment pursuant to an agreement with the servicer to defer a scheduled monthly payment for one month, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made prior to its scheduled due date, the principal balance of the home equity loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the home equity loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid in full, the borrower is required to pay interest only to the date of prepayment.
      Each monthly payment for an Actuarial Home Equity Loan consists of a fixed amount of principal and a fixed amount interest that are determined at origination of the Home Equity Loan. Generally, as payments are received under an Actuarial Home Equity Loan, the amount received is applied to the extent available, first, to the scheduled payment of interest for the current collection period, second, to the scheduled payment of principal for the current collection period, third, to any monthly insurance premiums for the current collection period, including premiums for insurance purchased by the servicer on behalf of the borrower, fourth, to payment of any late fees for the current collection period, fifth, to payment of any unpaid late fees and other charges from prior collection periods, and last, to further reduce the outstanding principal balance. The date on which a payment is made on an Actuarial Home Equity Loan or precomputed loan would not affect the portion of such payment that is applied to interest. If an Actuarial Home Equity Loan is prepaid in full, the borrower is required to pay interest only to the date of prepayment.

HSBC Finance Home Equity Lending Program
General
      HSBC Finance has originated closed-end fixed and adjustable rate home equity loans since 1972. The sellers, which are indirect wholly owned subsidiaries of HSBC Finance that are licensed to make real estate secured loans in the states in which the home equity loans are originated, make home equity loans through 1,397 branch locations in 45 states, direct mail, telemarketing and the Internet. The sellers also acquire portfolios of home equity loans originated by others on an opportunistic basis.
      The home equity loans will be purchased by the depositor, either directly or indirectly, from the sellers. The home equity loans will be originated by the sellers in accordance with HSBC Finance’s underwriting standards or alternative underwriting criteria, as described below under “— General Underwriting Standards” or as described in the prospectus supplement, or acquired by the sellers and re-underwritten to those standards or criteria.
General Underwriting Standards
      HSBC Finance’s underwriting standards are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The home equity loans may be underwritten by HSBC Finance, an affiliate of HSBC Finance or a designated third party. In some circumstances, however, the home equity loans may be underwritten only by the seller with little or no review performed by HSBC Finance. HSBC Finance or a designated third party may perform only sample quality assurance reviews to determine whether the home equity loans in any home equity loan pool were underwritten in accordance with applicable standards.
      HSBC Finance’s underwriting standards, as well as any other underwriting standards that may be applicable to any home equity loans, include a set of specific criteria under which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a home equity loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a home equity loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied.
      The depositor may also purchase home equity loans which do not conform to HSBC Finance’s underwriting standards. Some of these purchases may be made through a sourcing program with a non-affiliate. In any event, the sellers of any home equity loans that do not conform to HSBC Finance’s underwriting standards will represent that the home equity loans were originated either in accordance with underwriting standards agreed to by HSBC Finance or under underwriting standards acceptable to HSBC Finance. HSBC Finance, on behalf of the depositor or a designated third party, will normally review only a limited portion of the home equity loans in any delivery of home equity loans from the related seller for conformity with the applicable underwriting standards.
      The level of review, if any, by HSBC Finance or the depositor, of any home equity loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

•	factors relating to the experience and status of the seller; and

•	factors relating to the specific home equity loan, including the original principal balance, the combined LTV ratio, the loan type or loan program, and the applicable Credit Score of the related borrower used in connection with the origination of the home equity loan, as determined based on a credit scoring model acceptable to the depositor.

      Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the home equity loans may be originated may provide that qualification for the loan, the level of review of the loan’s documentation, or the availability of various loan features, including maximum loan amount, maximum combined LTV ratio, property type and use and documentation level, may depend on the borrower’s Credit Score.
      The underwriting standards utilized in certain purchases of home equity loans may vary substantially from HSBC Finance’s underwriting standards. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the value of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the home equity loans included in any home equity loan pool, the prospectus supplement usually will not distinguish among the various underwriting standards applicable to the home equity loans nor describe any compliance review of underwriting standards performed by the depositor or HSBC Finance. Moreover, there can be no assurance that the quality or performance of home equity loans underwritten under varying standards will be equivalent under all circumstances.
      In some limited circumstances, home equity loans purchased from affiliates of HSBC Finance may be employee or preferred customer loans with respect to which, in accordance with the affiliate’s home equity loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to home equity loans made under any employee loan program maintained by HSBC Finance or its affiliates, in limited circumstances, preferential interest rates may be allowed.
HSBC Finance’s Underwriting Procedures Relating to Home Equity Loans
      The following is a brief description of HSBC Finance’s underwriting procedures for full documentation loan programs. This is the most comprehensive of the loan origination programs. Other origination programs that HSBC Finance and its affiliates make available to borrowers may permit similar information to be provided by the borrowers without any verification or may call for verification of only some of these items.
      All home equity loan applications received by HSBC Finance, its affiliates, or through a sourcing program with a non-affiliate, are subjected to a direct credit investigation by the related seller. This investigation generally includes:

•	obtaining and reviewing an independent credit bureau report;

•	verifying any senior mortgage balance and payment history, which may be obtained from credit bureau information, provided it has been updated within two months of the application or, if not, is obtained in writing or by telephone from the holder of any senior mortgage;

•	verifying employment, which normally includes obtaining a W-2 form or a pay stub issued within the past 60 days and other written or telephone verification with employers, or two years of tax returns for self-employed individuals;

•	obtaining a title commitment or a title report, depending on the amount financed, to ensure that all liens, except for any existing senior mortgage liens, are paid off prior to, or at the time of, the funding of the home equity loan; and

•	obtaining a value for the property (which may be a Statistical Valuation, which must be substantiated by sales data on three comparable properties.
      After this investigation is conducted, a decision is made to accept or reject the loan application. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 55%, but such requirement may be waived based on compensating factors as deemed appropriate by HSBC Finance. For purposes of calculating the debt-to-income ratio, debt is defined as the sum of the loan payment, any senior mortgage payment, including escrow payments for the hazard insurance premium, real estate taxes, mortgage insurance premium, homeowners association dues and ground rents, plus payments on installment and revolving debt that extends beyond 10 months, including payments on the home equity loan, alimony, payroll-deducted loan payments, child support or maintenance payments, and secondary product payments (such as insurance), and income is defined as stable monthly gross income from the borrower’s primary source of employment, plus any acceptable secondary income. The determination of an acceptable combined loan-to-value ratio is based solely upon the amount funded and does not include certain fees which may be added to the principal balance of the loan. An acceptable combined loan-to-value ratio is also a function of the real estate’s quality, condition, appreciation history and prospective marketing conditions; however, the combined loan-to-value ratio, excluding any funded points, insurance, premiums and fees, generally may not exceed 100%.
      HSBC Finance and its subsidiaries will not make mortgages behind a negatively amortizing senior mortgage, except when the senior mortgage is subject to a maximum permitted indebtedness or the original principal balance is $35,000 or less. Generally, title insurance is obtained for all home equity loans that constitute a first mortgage or have an original principal balance over $50,000.
Representations and Warranties Concerning the Home Equity Loans
      The depositor will make a number of representations and warranties to the trustee regarding the home equity loans, including a representation and warranty as to the accuracy in all material respects of information furnished to the trustee with respect to each home equity loan. In addition, the depositor will represent and warrant on the closing date, that, among other things:

•	all material loan documentation exists and is available for inspection,

•	not more than a specified amount of loans are delinquent,

•	at the time of transfer to the issuing entity, the depositor has transferred or assigned all of its right, title and interest in each home equity loan, free of any lien; and

•	each home equity loan was originated in accordance with applicable federal and state laws.
      The assignment of the home equity loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. If a breach of any representation or warranty occurs in respect of a home equity loan that materially and adversely affects the interests of the securityholders in the home equity loan, the depositor may be obligated to repurchase, or cause to be purchased, the unqualified home equity loan from the issuing entity.
      To a limited extent, the depositor may substitute a qualifying replacement home equity loan for an unqualified home equity loan rather than repurchase it.
      The servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the home equity loan. This purchase or substitution obligation will not, however, become an obligation of the servicer in the event the depositor fails to honor the obligation. The foregoing will constitute the sole remedy available to securityholders and the trustee for a breach of representation.

HSBC Finance Servicing Procedures
General
      The servicer will be responsible for servicing the home equity loans included in the assets of each issuing entity. The servicer’s servicing obligations will be set forth in a pooling and servicing agreement among the depositor, the servicer, the administrator and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement among the depositor, the issuing entity, an indenture trustee, the servicer and the administrator with respect to a series consisting of notes. The servicer is permitted to delegate any or all of its servicing duties to the sellers and other affiliated and unaffiliated parties, and to permit the sellers and such other parties to further delegate such duties to other affiliated and unaffiliated parties. Notwithstanding these arrangements, the servicer will remain liable and obligated to each issuing entity, the trustee and the securityholders for servicing the home equity loans included in the assets of such issuing entity as if the servicer alone were servicing such home equity loans. The servicer intends generally to delegate the following duties with respect to each home equity loan included in the assets of the issuing entity to the seller of that home equity loan, which will act as subservicer with respect to that home equity loan (in that capacity, a “subservicer” and collectively, the “subservicers”):

•	processing payments and pay-offs;

•	responding to borrower inquiries;

•	monitoring insurance and tax status;

•	investigating delinquencies;

•	collecting payments and other amounts past due;

•	foreclosing on and disposing of mortgaged property; and

•	maintaining appropriate records relating to the foregoing.
      As is customary in the servicing industry, the servicer generally outsources the following servicing functions to third party vendors: (1) processing monthly lockbox payments from borrowers; (2) assuring that hazard insurance coverage is maintained; (3) maintenance, marketing and sale of REO properties; (4) legal matters related to collections and foreclosure; and (5) foreclosure processing.
      HSBC Finance services all home equity loans in accordance with policies and practices established by HSBC Finance from time to time. In accordance with these policies and practices, as well as reasonable commercial practice, HSBC Finance may in its discretion and otherwise in accordance with the account management policies described in the prospectus supplement, restructure or otherwise modify or defer payment arrangements for a home equity loan.
      HSBC Finance’s general policy is to initiate foreclosure on the mortgaged property securing a home equity loan only after the home equity loan is more than two months delinquent, any notices required by law have been sent to the borrower and the foreclosure is authorized by operating management. Foreclosure proceedings may be terminated if the delinquency is cured. However, under certain circumstances, HSBC Finance may elect not to commence foreclosure if (1) the borrower’s default is due to special circumstances which are temporary and are not expected to last beyond a specified period or (2) there is no economic benefit from the pursuit of foreclosure taking into account the expected costs of foreclosure and property restoration and management.
      Amounts of the loan balance which HSBC Finance may charge off will generally be computed by comparing the estimated fair market value of the related mortgaged property to the amount of any senior indebtedness and any unpaid property taxes, realized or forecasted foreclosure expenses and other related expenses (the “Senior Indebtedness Expenses”). Property value may be determined by:

•	a drive-by appraisal;

•	a Statistical Valuation;

•	a full interior/ exterior appraisal; or

•	an opinion rendered by a local real estate broker chosen by HSBC Finance.
      To the extent the property value, less the Senior Indebtedness Expenses (the “Net Property Value”) is less than the amount of the loan balance at the time of foreclosure, HSBC Finance will charge off the loan balance to the Net Property Value. HSBC Finance may also charge off the loan balance in excess of the Net Property Value before foreclosure is completed or when a settlement is reached with the borrower. Further write-downs may be taken from time to time based upon HSBC Finance’s current estimate of Net Property Value and such write-downs will be recorded as REO expenses in operating expense. Once the mortgaged property has been liquidated, any difference between the Net Property Value and the sale proceeds is recognized as a gain or loss on sale in operating expense.
Payments on Home Equity Loans; Deposits to Collection Account
      The servicer will deposit or will cause to be deposited into the Collection Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date and any other amounts retained by the seller, as specifically contained in the related Agreement, which generally will include the following:

•	payments on account of principal of the home equity loans comprising assets of the issuing entity;

•	payments on account of interest on the home equity loans comprising assets of the issuing entity, net of the portion of each payment retained by the servicer, if any, as its servicing or other compensation;

•	Liquidation Proceeds, net of unreimbursed liquidation expenses and insurance expenses incurred, and unreimbursed Servicing Advances, if any, made by the servicer or the related subservicer, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any insurance and described in the prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•	proceeds of any home equity loan assigned to the issuing entity purchased, or, in the case of a substitution, certain amounts representing a principal adjustment, by the servicer, the depositor, any subservicer or seller or any other person under the terms of the Agreement. See “HSBC Finance Home Equity Lending Program— Representations and Warranties Concerning the Home Equity Loans,” and “The Issuing Entities— Assignment of Assets of the Issuing Entity” above; and

•	any amount required to be deposited by the servicer in connection with losses realized on investments of funds held in the Collection Account, as described below.
      Notwithstanding the foregoing, until the business day prior to each payment date on which amounts are required to be deposited in the Collection Account, HSBC Finance may retain and commingle such amounts with its own funds so long as (1) no event of default under the Agreement shall have occurred and be continuing and (2) either (A) the short-term debt obligations of HSBC Finance are acceptable to the rating agencies, as specified in the prospectus supplement or (B) HSBC Finance arranges for and maintains a servicer credit enhancement acceptable in form and substance to each rating agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (B) shall not exceed the amount available under the servicer credit enhancement. In the event HSBC Finance is entitled to retain and commingle the amounts referred to in the preceding sentence, it shall be entitled to retain for its own account any investment income thereon, and any investment income shall not be subject to any claim of the trustee or securityholders. In the event that HSBC Finance is not permitted to retain and commingle these amounts with its own funds, it shall deposit these amounts not later than the second business day following receipt in the Collection Account.
      The Collection Account must be an account maintained with a depository institution satisfactory to the rating agencies rating the securities. The Collection Account will be maintained with the administrator or with such other depository institution as may be specified in the related prospectus supplement.
      Unless otherwise set forth in the prospectus supplement, not later than the business day preceding each payment date, the servicer will deposit into the Collection Account, in immediately available funds, the amount to be distributed to securityholders on the payment date. The servicer or the trustee will also deposit or cause to be deposited into the Collection Account:

•	the amount of any Advances on closed-end loans, if applicable, made by the servicer as described in this prospectus under “Description of the Securities— Advances”;

•	any payments under any letter of credit, financial guaranty insurance policy, credit derivative and any amounts required to be transferred to the Collection Account from a reserve fund, as described under “Description of Credit Enhancement” below;

•	any amounts required to be paid by the servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policy maintained by the servicer to cover hazard losses on the home equity loans as described under “— Hazard Insurance and Related Claims” below; and

•	any other amounts as described in the related Agreement.
      Any amounts received by the servicer that the issuing entity is not entitled to will not be deposited in the Collection Account and will not be available to make payments on the related series of securities.
      Funds on deposit in the Collection Account may be invested in Permitted Investments maturing, in general, not later than the business day preceding the next payment date. All income and gain realized from any investment will be for the account of the servicer as additional servicing compensation or for such other parties as may be specified in the prospectus supplement. The amount of any loss incurred in connection with any investment must be deposited in the Collection Account by the servicer out of its own funds upon realization of the loss.
Withdrawals from the Collection Account
      The servicer may, from time to time, make withdrawals from the Collection Account for certain purposes, as specifically contained in the related Agreement, which will include the following:

•	to reimburse itself or any subservicer for Advances, if applicable, or for Servicing Advances as to any mortgaged property out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the home equity loan with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees out of payments or collections of interest on each home equity loan;

•	to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the Agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

•	to pay to itself, a subservicer, the depositor or the seller all amounts received with respect to each home equity loan purchased, repurchased or removed under the terms of the Agreement and not required to be distributed as of the date on which the related purchase price is determined;

•	to reimburse itself or any subservicer for any Nonrecoverable Advance, subject to any limitations set forth in the Agreement as described in the prospectus supplement;

•	to reimburse itself or the depositor for certain other expenses incurred for which it or the depositor is entitled to reimbursement, or against which it or the depositor is indemnified under the Agreement;

•	to withdraw any amount deposited in the Collection Account that was not required to be deposited in the Collection Account; and

•	to clear the Collection Account of amounts relating to the corresponding home equity loans in connection with the termination of the issuing entity under the Agreement.
Collection and Other Servicing Procedures
      The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the home equity loans and will, consistent with the Agreement and any insurance policy or other credit enhancement, and subject to applicable law, regulations and regulatory agreements and orders, follow the collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to home equity loans comparable to the home equity loans in the home equity loan pool. Consistent with the foregoing, the servicer may in its discretion, provided that the insurance coverage for the home equity loan or any coverage provided by any alternative credit enhancement will not be adversely affected (1) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment penalties, if any, or other fees which may be collected in the ordinary course of servicing the home equity loans, (2) arrange with a borrower a schedule for the payment of delinquent payments on the related home equity loan, (3) sell the home equity loan at its fair market value to a third party for collection activity, or (4) reset the delinquency status of a contractually delinquent home equity loan to current in accordance with its account management policies and practices described above under “— General ”.
      In instances in which a home equity loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage in a wide variety of loss mitigation practices including restructures, waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, rewrites, and capitalization of arrearages rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the home equity loan were liquidated would be taken into account. These modifications may have the effect of reducing the interest rate or extending the final maturity date of the home equity loan. Any modified home equity loan may remain in the assets of the issuing entity, and the reduction in collections resulting from a modification may result in reduced payments of interest or other amounts on, or may extend the final maturity of, one or more classes of the securities.
      In connection with any significant partial prepayment of a home equity loan, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the home equity loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the interest rate. Re-amortization of a home equity loan shall not be permitted if it would constitute a modification of the home equity loan for federal income tax purposes and such loan is an asset of an issuing entity for which a REMIC election has been made.

      In any case in which property subject to a home equity loan, other than an ARM loan described below, is being conveyed by the borrower, the servicer, directly or through a subservicer, shall in most cases be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home equity loan under any due-on-sale clause, but only if the exercise of the rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer or a subservicer is prevented from enforcing the due-on-sale clause under applicable law, or if the servicer or a subservicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of the due-on-sale clause, the servicer or a subservicer will enter into an assumption and modification agreement with the person to whom that property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a home equity loan if the servicer or a subservicer determines in good faith that the release will not adversely affect the collectability of the home equity loan. An ARM loan may be assumed if that ARM loan is by its terms assumable and if, in the reasonable judgment of the servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the servicer or the subservicer for entering into an assumption or substitution of liability agreement will be retained by the servicer or the subservicer as additional servicing compensation unless otherwise set forth in the prospectus supplement. See “Legal Aspects of Home Equity Loans and Related Matters— Enforceability of Certain Provisions ” in this prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home equity loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home equity loan. Any fee collected by the servicer or the related subservicer for processing this type of request will be retained by the servicer or such subservicer as additional servicing compensation.
      Subject to certain conditions specified in the Agreement, the servicer may consent to the placing of a proposed lien senior to that of the mortgage on the related mortgaged property. Furthermore, the servicer may be subject to restrictions under the Agreement with respect to the refinancing of a lien senior to a home equity loan on the related mortgaged property.
Special Servicing and Special Servicing Agreements
      The Agreement for a series of securities may name a special servicer, which will be responsible for the servicing of certain delinquent home equity loans. The special servicer may have discretion to extend relief to certain borrowers whose payments become delinquent. The special servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a repayment plan providing for repayment of arrearages by the borrower, in each case without the prior approval of the servicer or the related subservicer. Other types of forbearance may require the approval of the servicer or the related subservicer, as applicable.
      In addition, the servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of these agreements, the holder may, with respect to certain delinquent home equity loans:

•	instruct the servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the servicer which will be available for payment to securityholders in the event that liquidation proceeds are less than they otherwise may have been had the servicer acted under its normal servicing procedures;

•	instruct the servicer to purchase the home equity loans from the issuing entity prior to the commencement of foreclosure proceedings at the purchase price and to resell the home equity loans to the holder, in which case any subsequent loss with respect to the home equity loans will not be allocated to the securityholders;

•	become, or designate a third party to become, a subservicer with respect to the home equity loans so long as the servicer has the right to transfer the subservicer rights and obligations of the home equity loans to another subservicer at any time, or the holder or its servicing designee is required to service the home equity loans according to the servicer’s servicing guidelines; or

•	the prospectus supplement may provide for the other types of special servicing arrangements.

Realization Upon Defaulted Home Equity Loans
      With respect to a home equity loan in default, the servicer or the related subservicer may take a variety of actions including foreclosing upon the mortgaged property, write off the balance of the home equity loan as bad debt, take a deed in lieu of foreclosure, accept a short sale, permit a short refinancing, arrange for a repayment plan or a modification as described above. In connection with this decision, the servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a home equity loan is a junior mortgage loan, following any default thereon, unless foreclosure proceeds for that home equity loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the home equity loan will be written off as bad debt with no foreclosure proceeding. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be assigned to the trustee or to its nominee on behalf of securityholders and held by the related subservicer, if an affiliate of HSBC Finance.
      If a REMIC election has been made with respect to the issuing entity, any mortgaged property acquired by the issuing entity in respect of an REO Home Equity Loan must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the issuing entity as a REMIC. To the extent provided in the Agreement, any income, net of expenses and other than gains described below received by the servicer or the related subservicer on the mortgaged property prior to its disposition will be deposited in the Collection Account upon receipt and will be available at that time to the extent provided in the Agreement, for making payments to securityholders.
      With respect to a home equity loan in default, the servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under “Legal Aspects of Home Equity Loans and Related Matters— Foreclosure on Home Equity Loans” concurrently with pursuing any remedy for a breach of a representation and warranty. Upon final liquidation, the home equity loan will be removed from the assets of the related issuing entity. The servicer may elect to treat a defaulted home equity loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In such case, any additional liquidation expenses relating to that home equity loan thereafter incurred will be reimbursable to the servicer, or the related subservicer, from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the home equity loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted home equity loan. Upon the final liquidation thereof, or upon the election to treat a loan as finally liquidated, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. Under HSBC Finance’s policies, any gain realized will be remitted to the related borrower. For a description of the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the home equity loans, see “Description of Credit Enhancement ” and “— Hazard Insurance and Related Claims.”
      The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its employees and other persons acting on behalf of the servicer in connection with its activities under the Agreement.
Hazard Insurance and Related Claims
      Subject to certain limitations as may be specified in the prospectus supplement, at origination, each home equity loan, other than a Cooperative Loan, will be covered by a hazard insurance policy, as described below. The borrower’s loan agreements require the borrower to maintain such insurance for the life of the loan. The following summary, as well as other pertinent information included elsewhere in this prospectus, does not describe all terms of a hazard insurance policy. The insurance is subject to underwriting and approval of individual home equity loans by the respective insurers. The descriptions of any insurance policies described in this prospectus or the prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.
      Subject to certain limitations as may be specified in the prospectus supplement, the Agreement will require the servicer to verify the existence of hazard insurance coverage at origination that provides for no less coverage than a standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Coverage generally will be in an amount equal to the lesser of:

•	100% of the insurable value of the improvements, or guaranteed replacement; or

•	the sum of the outstanding balance of the home equity loan plus the outstanding balance on any mortgage loan senior to the home equity loan.
      In 2005, the servicer began tracking the status of hazard insurance on certain simple interest first lien home equity loans and intends to expand this process to a larger portion of its portfolio. The servicer may, in accordance with the servicer’s standard and customary servicing procedures and the terms of the home equity loan, purchase hazard insurance on behalf of a borrower and collect the amount of the premium from the borrower. The scheduled payment due on a home equity loan for which the servicer has purchased hazard insurance coverage will be increased to include the amount of the monthly premium.
      The ability of the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as a loss payee under any hazard insurance policy or upon the extent to which information in this regard is furnished by borrowers to the servicer or the related subservicers.
      As described above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, will be deposited in the Collection Account. The Agreement provides that the servicer must cause hazard policies to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any home equity loan with a combined exposure of $250,000 or more and may satisfy this obligation by maintaining a blanket policy insuring against losses on the home equity loans. If any such blanket policy contains a deductible clause, the servicer will deposit in the Collection Account all amounts which would have been deposited therein but for such clause.

      Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the home equity loans may decline as the principal balances owing decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. Furthermore, following origination, the servicer does not ensure that policies remain in effect and any lapse in coverage could result in a total loss in the event the property is destroyed. See “Description of Credit Enhancement— Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.
Use of Proceeds
      Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the home equity loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of similar securities from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of home equity loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.
Description of the Securities
General
      The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term “Agreement” is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires. The Agreements for each Series will be filed with the SEC as an exhibit to a Form 8-K within 15 days of the date the securities are first issued.
      The following summaries, together with additional summaries under “The Agreements” in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.
      Each series of securities will consist of one or more classes of securities, one or more of which may be:

•	compound interest securities,

•	fixed rate securities,

•	variable or floating rate securities,

•	planned amortization class securities,

•	targeted amortization class securities,

•	accretion directed securities,

•	zero coupon securities,

•	principal only securities,

•	interest only securities, or

•	participation securities.
A series may also include one or more classes of subordinate securities.
      Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.
Payments
      Payments of principal and/or interest, as applicable, on each class of securities entitled thereto will be made on each payment date either by the trustee, the servicer acting on behalf of the trustee or a paying agent appointed by the trustee or the issuer. Payments will be made to the persons who are registered as the holders of the securities at the close of business on the day prior to each payment date or, if the securities are no longer book-entry, to the persons in whose names the securities are registered at the close of business on the last business day of the preceding month, or the record date. Payments will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the trustee, the servicer or the paying agent, as the case may be, and the applicable Agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the security register. The final payment in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or the issuer specified in the notice to securityholders. Payments will be made to each securityholder in accordance with the holder’s percentage interest in a particular class, which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of that class.
      On the day of the month specified in the prospectus supplement as the determination date, the servicer will determine the amounts of principal and interest which will be passed through to securityholders on the succeeding payment date. Prior to the close of business on the business day succeeding each determination date, the servicer will furnish a statement to the trustee or paying agent setting forth, among other things, the amount to be distributed on the next succeeding payment date.
Payments of Interest
      The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the prospectus supplement. Interest on a class of securities will be payable on the payment date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the assets of the issuing entity. Principal only securities will be entitled to either nominal or no interest payments. Any interest on zero coupon securities that is not paid on a payment date will accrue and be added to the principal balance. Interest on the securities will be calculated on the basis described in the prospectus supplement.
Payments of Principal
      On each payment date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.
      Interest only securities are entitled to either nominal or no principal payments. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any payments allocable to principal.

Final Scheduled Payment Date
      The final scheduled payment date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled payment date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled payment date for each class of securities will be specified in the prospectus supplement.
      The actual final payment date of the securities of a series will depend primarily upon the rate of principal payment of the home equity loans in the assets of the issuing entity. Since payments on the assets of the issuing entity, including prepayments, will be used to make payments in reduction of the outstanding principal amount of the securities, it is likely that the actual final payment date of any class will occur earlier, and may occur substantially earlier, than its final scheduled payment date. Furthermore, with respect to the final payment date of any security may occur later than its final scheduled payment date. No assurance can be given as to the actual prepayment experience with respect to the assets of the issuing entity. See “— Weighted Average Life of the Securities.”
Special Redemption
      If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the assets of the issuing entity will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.
Optional Redemption, Purchase of Securities or of Assets of Issuing Entity, Termination of Issuing Entity
      The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any payment date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of an issuing entity by repurchasing all of the assets of the issuing entity from the issuing entity. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Code.
      In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments were based solely on the payment experience of the assets of the issuing entity.
Weighted Average Life of the Securities
      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be paid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or included in the assets of the issuing entity, is paid, which may be in the form of scheduled amortization or prepayments.
      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified payment dates based on the assumptions stated in the prospectus supplement.
      There is, however, no assurance that prepayments on the assets of the issuing entity will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.
      The rate of prepayments of conventional mortgage loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual term-to-stated maturity of less than those assumed in calculating the final scheduled payment date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments.
Form of Securities
      Unless the prospectus supplement specifies that the securities will be issued as fully registered physical certificates or notes, each class of the securities will be issued in book-entry form.
      Persons acquiring ownership interests in the securities will hold their securities through the Depository Trust Company, or DTC in the United States, or, Clearstream or Euroclear, in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The securities issued in book-entry form via one of these facilities will be registered in the name of Cede & Co., the nominee of DTC.
      Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Beneficial owners will not be securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.
      The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of that book-entry security will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.
      Payments on the securities and transfers of the securities take place through book-entry notations. The trustee or paying agent makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry securities may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
      Transfers of the securities are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed onto the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see “Annex I— Global Clearance, Settlement and Tax Documentation Procedures” at the end of the prospectus supplement.
      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant (as defined herein) to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
      DTC has advised the depositor as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities and effect transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access of the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
      Clearstream Banking is a duly licensed bank organized as a “societe anonyme”, limited company, under the laws of Luxembourg. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 32 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in the prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
      Monthly and annual reports with respect to the issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co., to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.
      It is expected that DTC will advise the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities and the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a security holder under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some securities which conflict with actions taken with respect to other securities.
      Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advised the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor, (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.
      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustees will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue and authenticate definitive securities, and the trustee will recognize the holders of the definitive securities as holders under the Agreement.
      Although, DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.
Advances
      If specified in the prospectus supplement, the servicer may agree to make Advances of scheduled payments of principal and interest that were delinquent as of the close of business on the business day preceding the related determination date. If specified in the prospectus supplement, the servicer will make such Advances on each payment date either out of its own funds or funds held in the Collection Account for future payment, but only to the extent that the Advances would, in the judgment of the servicer, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.
      Advances are intended to maintain a regular flow of payments to related securityholders. Advances do not represent an obligation of the servicer to guarantee or insure against losses. If Advances have been made by the servicer from cash being held for future payment to securityholders, those funds will be required to be replaced on or before any future payment date to the extent that funds in the Collection Account on that payment date would be less than payments required to be made to securityholders. Any Advance will be reimbursable to the servicer out of recoveries on the related home equity loans for which those amounts were advanced, including, for example, late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement or proceeds of any home equity loan purchased by the depositor, the servicer, a subservicer or a seller under the circumstances described above. These Advances will also be reimbursable from cash otherwise distributable to securityholders, including the holders of senior securities, if applicable, to the extent that the servicer shall determine that any Advances previously made are not ultimately recoverable as described above. With respect to any senior/ subordinate series, so long as the related subordinate securities remain outstanding, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The servicer may also make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the servicer to the extent permitted by the Agreement.
      The servicer’s option to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the Agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting that obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the securities may also be downgraded.
Funding Account
      If specified in the prospectus supplement, the Agreement or another agreement may provide for the transfer by the sellers of additional home equity loans to the related issuing entity after the closing date for the related securities. Additional home equity loans will be required to conform to the requirements contained in the Agreement providing for the transfer. As specified in the prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the home equity loans in respect of principal will be deposited in the Funding Account to be released to the depositor as additional home equity loans are transferred. Any Funding Account will be required to be maintained as an Eligible Account. Furthermore, amounts in the Funding Account may be invested in Permitted Investments, and the amount deposited in the Funding Account on the closing date shall be as specified in the prospectus supplement. All transfers as to amounts representing proceeds of the sale of the securities and as to amounts representing principal collections on the home equity loans will be made as specified in the prospectus supplement. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the period of time as described in the prospectus supplement will be deemed to be principal prepayments and applied in the manner described in the prospectus supplement.
Reports to Securityholders
      On each payment date, the servicer will prepare and either forward or cause to be forwarded to each securityholder of record, or make available via an Internet website, a statement or statements with respect to the issuing entity setting forth the information described in the Agreement. Except as otherwise provided in the Agreement, this information will include the following, to the extent material:

•	any applicable record dates, accrual dates and/or determination dates for calculating payments and actual payment dates;

•	the aggregate amount of interest collections and principal collections for the related collection period;

•	the servicing fee and any other fees or expenses accrued and paid;

•	any fees payable to any credit enhancement provider with respect to the related collection period;

•	the amount, if any, of the payment allocable to principal;

•	the amount, if any, of the payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

•	the amount of any excess cashflow and the disposition of the same;

•	the aggregate unpaid principal balance of the home equity loans at the end of the related collection period;

•	the outstanding principal balance or notional amount of each class of securities before and after giving effect to the payments on the payment date;

•	the interest rates applicable to the asset-backed securities;

•	the beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period;

•	the number of home equity loans in the related home equity loan pool that are delinquent one month, two months and three months or more, including home equity loans that are in foreclosure, and the aggregate principal balances of these groups of home equity loans;

•	any material changes to the servicer’s delinquency measurement methodologies or account management practices with respect to restructures and rewrites;

•	the book value of any property acquired by the issuing entity through foreclosure or grant of a deed in lieu of foreclosure;

•	the percentage of the outstanding principal balance of the senior securities, if applicable, after giving effect to the payments on the payment date;

•	any amounts drawn on any credit enhancement or other support, the amount of coverage remaining under any such enhancement, and a description of any credit enhancement substituted therefor;

•	the amount of any Skip-A-Pay Advances for the related collection period;

•	the Skip-A-Pay Reimbursement Amount for such payment date;

•	the percentage of home equity loans restructured during the collection period and outstanding as of the end of the collection period;

•	any information regarding ratio, coverage or other tests used for determining any liquidation or other performance trigger and whether the trigger was met;

•	information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases; and

•	if applicable, the Realized Loss amount at the end of the related collection period.
      Each amount set forth in the second item in the list above will be expressed as a dollar amount per single security. As to a particular class of securities, a “single security” will evidence a percentage interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the securities of that class, except as otherwise provided in the Agreement. In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable Agreement, which may include, without limitation, information as to Advances, reimbursements to the servicer and any subservicers and losses borne by the issuing entity.
      In addition, to the extent described in the Agreement, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the second item in the list above for that calendar year.
Description of Credit Enhancement
      Credit enhancement with respect to each series of securities may be comprised of one or more of the components described below. Each component may have a dollar limit and will generally provide coverage with respect to Realized Losses.
      Most forms of credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further non-insured risks.
      The prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment under the related credit enhancement not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit enhancement.
      Additionally, the prospectus supplement will describe information with respect to the issuer of any third-party credit enhancement. The Agreement or other documents may provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.
      The descriptions of any forms of credit enhancement described in this prospectus that are employed for any securities as described in the related prospectus supplement will not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the securities.
Financial Guaranty Insurance Policy
      If specified in the prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. Subject to certain limitations as may be specified in the prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the depositor or the servicer to purchase or substitute for a defective home equity loan and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. Subject to certain limitations as may be specified in the prospectus supplement, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.
Letters of Credit
      If any component of credit enhancement as to any series of securities is to include a letter of credit, the letter of credit bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the home equity loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be provided in the prospectus supplement. On or before each payment date, and after notification from the trustee, the letter of credit bank will be required to make payments to the trustee, which payments will be deposited in the related Collection Account. The letter of credit may also provide for the payment of Advances.
Special Hazard Insurance Policies
      Any special hazard insurance policy will, subject to limitations described in the prospectus supplement, if any, protect the related securityholders from:

•	losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

•	losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.
      A special hazard insurance policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear reaction, chemical contamination or waste by the borrower. Aggregate claims under a special hazard insurance policy will be limited to the amount contained in the Agreement and will be subject to reduction as contained in the Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the home equity loan has been kept in force and other protection and preservation expenses have been paid by the servicer.
      Coverage in respect of hazard losses of the type described above for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or HSBC Finance.
Bankruptcy Bonds
      In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the first and junior liens would become unsecured creditors to the extent the outstanding principal balance of those loans exceeds the value assigned to the mortgaged property by the bankruptcy court. In addition, Debt Service Reductions can result from a bankruptcy proceeding. If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from bankruptcy proceedings with respect to a home equity loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a home equity loan or a reduction by the court of the principal amount of a home equity loan, and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Legal Aspects of Home Equity Loans and Related Matters— Anti-Deficiency Legislation and Other Limitations on Lenders.”
Subordination
      A senior/ subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as described in the prospectus supplement. With respect to any senior/ subordinate series, the total amount available for payment on each payment date, as well as the method for allocating the available amount among the various classes of securities included in the series, will be described in the prospectus supplement.
      Realized Losses will be allocated to the subordinate securities of the series in the order specified in the prospectus supplement until the outstanding principal balance of each specified class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise described in the prospectus supplement. The respective amounts of specified types of losses that may be borne solely by the subordinate securities may be limited to a specified amount. In this case, any excess of these amounts would be allocated on a pro rata basis among all outstanding classes of securities. Generally, any allocation of a Realized Loss to a security will be made by reducing the outstanding principal balance thereof as of the payment date following the calendar month in which the Realized Loss was incurred.
      As described above, the outstanding principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal and by any Realized Losses allocated thereto. In addition, to the extent described in the prospectus supplement, holders of senior securities may be entitled to receive a disproportionately large amount of principal payments, prepayments or Excess Interest received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the issuing entity, with a corresponding decrease in the Senior Percentage. As a result, the availability of the subordination provided by the subordinate securities will be preserved. In addition, as described above, certain Realized Losses generally will be allocated first to subordinate securities by reduction of the outstanding principal balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related issuing entity.
      If so provided in the Agreement, the servicer may be permitted, under some circumstances, to purchase any home equity loan that is three or more months delinquent in payments of principal and interest at the purchase price. Any Realized Loss incurred in connection with any home equity loan will be allocated among the then outstanding securityholders of the related series in the same manner as Realized Losses on home equity loans that have not been purchased.
      To the extent provided in the prospectus supplement, certain amounts otherwise payable on any payment date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described in the prospectus supplement.
      With respect to any senior/ subordinate series, the terms and provisions of the subordination may vary from those described above. Any variation and any additional credit enhancement will be described in the prospectus supplement.

Overcollateralization
      Excess Interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent Excess Interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the home equity loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement. In addition, the initial outstanding balance of the home equity loans held by any issuing entity may exceed the initial principal balance of any related series of securities, thereby creating overcollateralization and additional protection to the securityholders, as specified in the prospectus supplement.
Cross Support
      The beneficial ownership of separate groups of assets of an issuing entity may be evidenced by separate classes of the series of securities. In that case, credit enhancement may be provided by a cross support feature that requires that payments be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.
Corporate Guarantees
      Deficiencies in amounts otherwise payable on the securities or certain of their classes may be covered by corporate guarantees provided by one or more corporate entities, which may be affiliated with HSBC Finance. These guarantees may cover timely payments of interest or full payments of principal or both on the basis of a schedule of principal payments set forth in or determined in the manner specified in the prospectus supplement.
Reserve Funds
      If specified in the prospectus supplement, the depositor will deposit or cause to be deposited in an account or reserve fund any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement and related Agreement. In the alternative or in addition to that deposit a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related securities. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each home equity loan may be referred to as a “spread account” in the prospectus supplement and Agreement. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related securities, cash flows attributable to the related home equity loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. With respect to any series of securities as to which credit enhancement includes a letter of credit, if specified in the prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.
      Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes. Unless otherwise provided in the prospectus supplement, any of this type of reserve fund will not be deemed to be part of the assets of the issuing entity. A reserve fund may provide coverage to more than one series of securities. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each payment date, amounts in a reserve fund in excess of any amount required to be maintained may be released from the reserve fund and will not be available for further application to the securities.

      The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.
      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the servicer or any other person named in the prospectus supplement. Any reinvestment income or other gain from those investments may be credited to the reserve fund for the series or may be payable to the servicer or another service provider as additional compensation. Similarly, any loss resulting from those investments may be charged to the reserve fund or may instead be charged to the servicer or another service provider.
Financial Instruments
      If specified in the related prospectus supplement, the trustee on behalf of the issuing entity may enter into one or more interest rate or currency swap arrangements that are used to alter the payment characteristics of the home equity loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity fund or the securities issued by the issuing entity.
      The primary purpose of an interest rate swap arrangement will be one or more of the following:

•	to convert the payments on some or all of the home equity loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	to provide payments in the event that any interest rate index related to the home equity loans or the securities issued by the issuing entity rises above or falls below specified levels; or

•	to provide protection against interest rate changes.
      The primary purpose of a currency swap arrangement will be to convert payments to be made on the home equity loans or the securities issued by the issuing entity from one currency into another currency.
      The terms of any such financial instrument will be described in the prospectus supplement. If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.
Maintenance of Credit Enhancement
      If credit enhancement has been obtained for a series of securities, the servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the required term unless coverage thereunder has been exhausted through payment of claims or otherwise, or a substitution is made, or as otherwise described below under “—Reduction or Substitution of Credit Enhancement.” The servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw any applicable credit enhancement.
      The servicer or another entity specified in the related prospectus supplement may agree to timely pay the premiums for each financial guaranty insurance policy, special hazard insurance policy or bankruptcy bond, as applicable. In the event the related insurer ceases to be a “qualified insurer” because it ceases to be qualified under applicable law to transact the insurance business or coverage is terminated for any reason other than exhaustion of that coverage, the servicer will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the original policy or bond. If the cost of the replacement policy is greater than the cost of the policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.
Reduction or Substitution of Credit Enhancement
      The amount of credit enhancement provided with respect to any series of securities and relating to various types of losses incurred may be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the Agreement. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the securities may be downgraded to a corresponding level, and, generally speaking, neither the servicer nor the depositor will be obligated to obtain replacement credit enhancement in order to restore the rating of the securities. Where the credit enhancement is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the servicer or any other person that is entitled thereto. Any released assets and any amount by which the credit enhancement is reduced will not be available for payments in future periods.
The Agreements
      Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.
Servicing and Administration
      The principal servicing compensation to be paid to the servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the prospectus supplement. As compensation for its servicing duties, each subservicer and the servicer, as applicable, will be entitled to a monthly servicing fee as described in the prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable home equity loan which is over and above the interest rate specified at the time the depositor or HSBC Finance, as the case may be, committed to purchase the home equity loan. See “HSBC Finance Servicing Procedures.”
      In addition, generally speaking, the servicer or a subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit which may accrue as a result of the investment of funds in the Collection Account or in a subservicing account, as the case may be. In addition, certain reasonable duties of the servicer customarily are performed by affiliates of the servicer who will be entitled to reasonable compensation therefor from the issuing entity.
      The servicer, or, if specified in the Agreement, the trustee on behalf of the applicable issuing entity, will pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds including Insurance Proceeds.
Evidence as to Compliance
      The transaction documents provide for delivery of an annual certificate stating that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding calendar year or specifying the nature and status of each failure to do so. The transaction documents also provide for the delivery of an annual assessment signed by an officer of the servicer, the subservicers and certain other entities that participate in the servicing function with respect to the assets of the issuing entity or the securities (each, a “servicing entity”) to the effect that such servicing entity has fulfilled the applicable servicing criteria set forth in the sale and servicing agreement as of and for the period ending at the end of the related fiscal year for the issuing entity, except as specified in the statement. The transaction documents further provide that each servicing entity will also furnish an attestation report prepared by a registered public accounting firm on the servicing entity’s assessment of its compliance with the applicable servicing criteria as of and for the period ending at the end of the related fiscal year for the issuing entity.
      For so long as an issuing entity is required to report under the Exchange Act, the servicer will file the compliance certificates, the annual assessments and the annual attestation reports with the SEC as exhibits to that issuing entity’s annual report on Form 10-K for the related fiscal year. See “Additional Information” in this prospectus.
Certain Matters Regarding the Servicer and the Depositor
      The Agreement for each series of securities will provide that the servicer may not resign from its obligations and duties except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.
      Each Agreement will also provide that, except as described below, neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith under the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor is entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the related series of securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the servicer and the depositor will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in their discretion undertake any of these actions which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity and the servicer or the depositor, as the case may be, will be entitled to reimbursement out of funds otherwise distributable to securityholders.

      Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the Agreement, provided that the person meets the requirements set forth in the Agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under an Agreement to any person reasonably satisfactory to the depositor and the trustee and meeting the requirements set forth in the related Agreement. In the case of any assignment, the servicer will be released from its obligations under such Agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.
Servicer Termination Events; Rights Upon Servicer Termination Event
      Servicer termination events under the applicable Agreement for a series will include:

•	any failure by the servicer to make a required deposit to the Collection Account, which continues unremedied for five business days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity;

•	any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which materially and adversely affects the interests of securityholders and continues unremedied for 60 days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity; and

•	some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations.
      Any additional servicer termination events for a series of securities will be specified in the prospectus supplement for such series.
      Notwithstanding the foregoing, a delay in or failure of performance under the first bullet point above for a period of five business days or under the second bullet point above for a period of 60 days, will not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, terrorism, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.
      So long as a servicer termination event remains unremedied under the applicable Agreement, either the depositor or the trustee may and at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity the trustee shall, by written notification to the servicer, the depositor or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the applicable Agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation, expenses for servicing the home equity loans during any period prior to the date of termination and any other reimbursements, of amounts the servicer is entitled to withdraw from the Collection Account, whereupon the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the Agreement, other than the obligation to purchase home equity loans under some circumstances, and will be entitled to similar compensation arrangements.
      In the event that the trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the servicer under the Agreement, unless otherwise set forth in the agreement. Pending this appointment, the trustee is obligated to act in this capacity. The trustee and its successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the Agreement.
      No securityholder will have any right under an Agreement to institute any proceeding with respect to the Agreement unless:

•	the holder previously has given to the trustee written notice of a servicer termination event and the continuance thereof;

•	the holders of securities evidencing not less than 51% of the aggregate voting rights in the related issuing entity:

•	have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder; and

•	have offered to the trustee reasonable indemnity; and

•	the trustee has neglected or refused to institute any proceeding of this sort for 60 days after receipt of the request and indemnity. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the Agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.
Events of Default; Rights Upon Event of Default
      Events of default under the indenture for a series of notes will include:

•	a default in the payment of any interest on any note that, when it becomes due and payable, continues for a period of five days;

•	a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class;

•	failure to perform any covenant or agreement of the issuing entity made in the indenture that has a material adverse effect on noteholders or any credit enhancer and continues for a period of 60 days after notice is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the notes then outstanding;

•	events of insolvency, bankruptcy, receivership or liquidation of the issuing entity; or

•	any other events of default provided with respect to the notes of that series.
      If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid.
      If an event of default for a series occurs and continues, the trustee may, and at the direction of noteholders of that series representing at least 66 2/3 % of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding notes.
      If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising assets of the issuing entity or exercise remedies as a secured party. In such case, however, the trustee will not be permitted to sell or otherwise liquidate the assets of the issuing entity unless:

•	the trustee obtains the consent of any credit enhancer and all of the noteholders of that series;

•	the proceeds of any sale or liquidation of the assets of the issuing entity, net of unpaid fees and expenses and any amounts due and owing to any credit enhancer of the related series of notes, would be sufficient to discharge in full all amounts then due and unpaid upon such notes in respect of principal and interest; or

•	the trustee determines that the assets of the issuing entity will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due and the trustee obtains the consent of any credit enhancer and noteholders representing at least 66 2/3 % of the aggregate outstanding principal amount of the notes in that series.
      If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the transaction documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the transaction documents, the holders of at least 66 2/3 % of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of at least 51% of the aggregate outstanding principal amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the transaction documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the indenture, unless;

•	the holder previously has given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

•	the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

•	the trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time, institute against the issuing entity or the seller, or join in any institution against the issuing entity or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Amendment
      Each pooling and servicing agreement and sale and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the related securityholders:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be inconsistent with any other provision or to correct any error;

•	to add to the duties of the depositor, the trustee or servicer;

•	to add, amend or modify any other provisions with respect to matters or questions arising under the Agreement or related credit enhancement, which shall not be inconsistent with the Agreement;

•	to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities;

•	to comply with any requirement imposed by changes in accounting policies that do not materially impact the certificates or notes; or

•	to comply with any requirements imposed by the Code;
provided that any amendment other than those to comply with changes in accounting policies or requirements of the Code, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any other amendment shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.
      The Agreement may also be amended by the depositor, the servicer and the trustee, with the consent of the holders of securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the related securityholders, except that no amendment of this type may without the consent of 100% of the affected securities:

•	reduce in any manner the amount of, or delay the timing of, collections of payments received on home equity loans;

•	reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on a security of any class;

•	impair the right of any securityholder to institute suit for the enforcement of the provisions of the Agreement; or

•	reduce the percentage of securities of any class the holders of which are required to consent to any amendment of this type.
      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to an Agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.
Termination; Retirement of Securities
          Pooling and Servicing Agreement; Sale and Servicing Agreement; Trust Agreement
      The obligations created by the Pooling and Servicing Agreement, the Sale and Servicing Agreement or the Trust Agreement for a series of securities, other than certain limited payment and notice obligations of the trustee and the depositor, respectively, will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

•	the final payment or other liquidation or disposition, or any advance with respect thereto, of the last home equity loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any home equity loan; and

•	the purchase by the party specified in the prospectus supplement of all remaining home equity loans and all property acquired in respect of the home equity loans.
      In addition to the foregoing, the servicer or the depositor may have the option to purchase, in whole but not in part, the securities specified in the prospectus supplement in the manner described in the prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the servicer or the depositor, the home equity loans may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the servicer or the depositor. Furthermore, if so specified and as described in the prospectus supplement, the Agreement may provide for one or more auctions of the property of the issuing entity if the purchase option is not exercised.
      Written notice of termination of the Agreement will be given to each securityholder, and the final payment will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee or the issuer which will be specified in the notice of termination. If the securityholders are permitted to terminate the issuing entity under the applicable Agreement, a penalty may be imposed upon the securityholders based upon the fee that would be forgone by the servicer because of the termination.
      Any purchase of home equity loans and property acquired from the home equity loans evidenced by a series of securities shall be made at the option of the servicer, the depositor or, if applicable, the holder of the REMIC residual securities at the price specified in the prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the home equity loans and related property will be subject to the criteria set forth in the prospectus supplement. Any early termination may adversely affect the yield to holders of certain classes of those securities. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.
          Indenture
      The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.
      In addition to that discharge with limitations, the indenture may provide that the issuing entity will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.
The Trustee
      The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including HSBC Finance. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees with respect to all or any portion of the assets of the issuing entity relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.
Duties of the Trustee
      The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any asset of the issuing entity or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.
      The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.
Resignation of Trustee
      The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.
      The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue as trustee under the Agreement,

•	if the trustee is adjudged a bankrupt or insolvent,

•	if a receiver or other public officer takes charge of the trustee or its property, or

•	if the trustee otherwise becomes incapable of acting.
      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.
Yield and Prepayment Considerations
      The yield to maturity of a security will depend on the price paid by the holder for the security, the interest payment rate on any security entitled to payments of interest, which rate may vary if specified in the prospectus supplement. The yield to maturity will also depend on the rate and timing of principal payments, including payments in excess of required installments, prepayments (including prepayments in full as a result of rewrites) or terminations, liquidations and repurchases, on the home equity loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.
      The amount of interest payments on home equity loans distributed, or accrued in the case of deferred interest or accrual securities, to holders of a class of securities entitled to payments of interest will be calculated on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable payment rate payable on the outstanding principal balance or notional amount of that security, or any combination of the payment rates, calculated as described in this prospectus and in the prospectus supplement. See “Description of the Securities— Payments.” Holders of strip securities or a class of securities having a payment rate that varies based on the weighted average interest rate of the underlying home equity loans will be affected by disproportionate prepayments and repurchases of home equity loans having higher Net Mortgage Rates or rates applicable to the strip securities, as applicable.
      The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable payment rate and purchase price of the security to the extent that interest accrues on each home equity loan during the calendar month or a period preceding a payment date instead of through the day immediately preceding the payment date.
      A class of securities may be entitled to payments of interest at a variable or adjustable interest payment rate, or any combination of those payment rates, as specified in the prospectus supplement. A variable interest payment rate may be calculated based on the Net Mortgage Rate of the home equity loans or certain balances thereof for the month preceding the payment date or by reference to a commonly employed interest rate index. The aggregate payments of interest on a class of securities, and the yield to maturity, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only and, in the case of securities evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. The yield on the securities will also be affected by liquidations of home equity loans following borrower defaults and by purchases of home equity loans in the event of certain breaches of representations made in respect of the home equity loans, or conversions of ARM loans to fixed rate loans. See “HSBC Finance Home Equity Lending Program— Representations and Warranties Concerning the Home Equity Loans” and “The Issuing Entities— Assignment of Assets of the Issuing Entity” above. In addition, if the index used to determine the interest payment rate for the securities is different than the index applicable to the mortgage rates, the yield on the securities will be sensitive to changes in the index related to the payment rate and the yield on the securities may be reduced by application of a cap on the payment rate based on the weighted average of the Net Mortgage Rates or any other formulas as may be described in the prospectus supplement.
      In general, if a security is purchased at a premium over its face amount and payments of principal on the security occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a security is purchased at a discount from its face amount and payments of principal on the security occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. If strip securities are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the home equity loans will negatively affect the total return to investors in any securities. The yield on a class of strip securities that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related home equity loans because of the effect on the timing and amount of payments. In some circumstances, rapid principal payments on the home equity loans may result in the failure of their holders to recoup their original investment. If strip securities are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the home equity loans could negatively affect the anticipated yield on those strip securities. In addition, the total return to investors of securities evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the home equity loans from time to time will be adversely affected by principal payments on home equity loans with interest rates higher than the weighted average interest rate on the home equity loans. In general, home equity loans with higher interest rates or gross margins are likely to prepay at a faster rate than home equity loans with lower interest rates or gross margins. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with an interest payment rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of principal payments on the related home equity loans than other classes of securities.
      The timing of changes in the rate of principal payments on a security may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a payment of principal on a security, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.
      Prepayments in full or final liquidations of closed-end loans may reduce the amount of interest distributed in the following month to holders of securities entitled to payment of interest. See “Description of the Securities— Payments of Interest” and “— Payments of Principal.” Furthermore, a partial prepayment of principal of a closed-end loan will be applied to reduce the outstanding principal balance thereof as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a closed-end loan will usually be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable interest payment rate or Net Mortgage Rate, as the case may be, on the prepaid amount. See “HSBC Finance Servicing Procedures— Payments on Home Equity Loans; Deposits to Collection Account.” Neither full nor partial principal prepayments on closed-end loans will be distributed until the payment date in the month following receipt.
      The rate and timing of defaults on the home equity loans will also affect the rate and timing of principal payments on the home equity loans and thus the yield on the related securities. There can be no assurance as to the rate of losses or delinquencies on any of the home equity loans, however, those losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the home equity loans that are not covered by the applicable credit enhancement, holders of securities of the series evidencing interests in the related home equity loan pool or certain classes thereof will bear all risk of those losses resulting from default by borrowers. Even where the applicable credit enhancement covers all losses incurred on the home equity loans, the effect of losses may be to increase prepayment experience on the home equity loans, thus reducing average weighted life and affecting yield to maturity.
      With respect to some home equity loans, including ARM loans, the interest rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the applicable underwriting standards, borrowers under home equity loans typically will be qualified on the basis of the interest rate in effect at origination, and are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any home equity loan may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the interest rate.
      Required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of those home equity loans prior to maturity. A pool of closed-end home equity loans may include Balloon Loans which require a single payment at maturity. These home equity loans pose a greater risk of default than fully-amortizing home equity loans, because the borrower’s ability to make such a substantial payment at maturity will generally depend on the borrower’s ability to obtain refinancing of the home equity loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. Neither the depositor nor any of its affiliates will be obligated to refinance or repurchase any home equity loan or to sell any mortgaged property, unless that obligation is specified in the related prospectus supplement.
      For any home equity loans secured by junior mortgages, any inability of the borrower to pay off its balance may also affect the ability of the borrower to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the borrower’s circumstances. Furthermore, if specified in the prospectus supplement, under the applicable Agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the borrower’s circumstances or result in a prepayment or default under the corresponding junior home equity loan.
      In addition to the borrower’s personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the borrower’s housing needs, the borrower’s net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the home equity loans. There can be no assurance as to the rate of principal payments on the home equity loans. The rate of principal payments may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than conventional mortgage loans.
      The yield to maturity of the securities of any series, or the rate and timing of principal payments on the related home equity loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the home equity loans were originated. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the related home equity loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the interest payment rates for a series of securities is different from the index applicable to the interest rates of the underlying home equity loans, the yield on the securities may be reduced by application of a cap on the interest payment rates based on the weighted average of the interest rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indices may also affect the timing of certain principal payments on the securities, or may affect the amount of any overcollateralization or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities.
      Subject to certain limitations as may be specified in the prospectus supplement, other than certain ARM loans, all home equity loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home equity loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy, provided further, that the servicer will not enforce a prepayment penalty on a home equity loan originated in its branch offices more than 24 months after the origination of the loan. An ARM loan is generally assumable under specific conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the home equity loan and, in the reasonable judgment of the servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the related series of securities. See “HSBC Finance Servicing Procedures— Collection and Other Servicing Procedures” and “Legal Aspects of Home Equity Loans and Related Matters— Enforceability of Certain Provisions” for a description of provisions of the Agreement and legal developments that may affect the prepayment experience on the home equity loans.
      A subservicer or the servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. A subservicer or the servicer, including an affiliate of the servicer, may also aggressively pursue refinancing or loan modification programs that could require little or no cost and significantly decrease documentation from the borrower. These programs may include, without limitation, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the subservicer’s or servicer’s judgment as to the likelihood of a borrower refinancing. In addition, subservicers or the servicer may encourage assumptions of home equity loans, including defaulted home equity loans, under which creditworthy borrowers assume the outstanding indebtedness of the home equity loans which may be removed from the related home equity loan pool. As a result of these programs, with respect to the home equity loan pool underlying any series of securities:

•	the rate of principal prepayments of the home equity loans in the home equity loan pool may be higher than would otherwise be the case;

•	the average credit or collateral quality of the home equity loans remaining in the home equity loan pool may decline; and

•	the weighted average interest rate on the home equity loans that remain in the issuing entity may be lower, thus reducing the rate of prepayments on the home equity loans in the future.
      In addition, a subservicer may allow the refinancing of a home equity loan by accepting prepayments and permitting a new loan or contract secured by a mortgage on the same property, which may be originated by the subservicer or the servicer or any of their respective affiliates or by an unrelated entity. In the event of this type of refinancing, the new loan or contract would not be included in the related issuing entity and, therefore, the refinancing would have the same effect as a prepayment in full of the related home equity loan.
      If the Agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional home equity loans to the related issuing entity, as described under “Description of the Securities— Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional home equity loans within any applicable time limit, the amounts set aside for this purpose may be applied as principal payments on one or more classes of securities of that series.
      Although the interest rates on ARM loans will be subject to periodic adjustments, these adjustments typically:

•	as to ARM loans, will not increase or decrease the interest rates by more than a fixed percentage amount on each adjustment date;

•	will not increase the interest rates over a fixed maximum rate during the life of any ARM loan; and

•	will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under some circumstances, and which may be different from margins being used at the time for newly originated adjustable rate home equity loans.

      As a result, the interest rates on the ARM loans in any home equity loan pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity loans or lines of credit, and, accordingly, the rate of principal payments may be lower or higher than would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate home equity loans may be sufficiently low in relation to the then-current interest rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the home equity loans during any period or over the life of any series of securities.
      With respect to any index used in determining the interest payment rates for a series of securities or interest rates of the underlying home equity loans, a number of factors affect the performance of the index and may cause the index to move in a manner different from other indices. To the extent that the index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the index may remain higher than other market interest rates which may result in a higher level of prepayments on the home equity loans, which adjust in accordance with the index, than of home equity loans which adjust in accordance with other indices.
      Under some circumstances, the servicer, the depositor or the holders of the residual securities may have the option to purchase the home equity loans in an issuing entity, thus resulting in the early retirement of the related securities. See “The Agreements— Termination; Retirement of Securities.”
Legal Aspects of Home Equity Loans and Related Matters
      The following discussion contains summaries of various legal aspects of home equity loans that are general in nature. Because those legal aspects are governed in part by state law, and laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the home equity loans.
General
      The home equity loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. Those instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to those instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the borrower, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a home equity loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note and an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:

•	the trustor, who is the borrower-homeowner;

•	the beneficiary, who is the lender; and

•	a third-party grantee called the trustee.
      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in certain deed of trust transactions, the directions of the beneficiary.
Cooperative Loans
      The home equity loans for a specific series of securities may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation, or Cooperative, that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.
      Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage, or mortgages, on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as borrower or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.
      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•	arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

•	arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

      In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the home equity loans, the collateral securing the Cooperative Loans.
      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender typically takes possession of the share security and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “— Foreclosure on Shares of Cooperatives” below.
Tax Aspects of Cooperative Ownership
      In general, a “tenant-stockholder”, as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of various interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that this type of Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Home Equity Loans
      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee’s or grantee’s, as applicable, sale under a specific provision in the deed of trust or a deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower/ trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to the sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.
      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.
      Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.
      In the case of foreclosure under a mortgage, a deed of trust or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the borrower’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price which the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement.”

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the borrower is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those home equity loans which are junior home equity loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See “HSBC Finance Servicing Procedures— Realization Upon Defaulted Home Equity Loans” in this prospectus.
Foreclosure on Shares of Cooperatives
      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.
      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
      The recognition agreement provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender typically cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event the lender succeeds to the tenant-stockholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.
      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.
      In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code, or the UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.
      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.
Rights of Redemption
      In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.
Anti-Deficiency Legislation and Other Limitations on Lenders
      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a home equity loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no assets of the issuing entity against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.
      Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.
      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in various circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.
      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a home equity loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original home equity loan payment schedule, even though the lender accelerated the home equity loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a home equity loan default by permitting the borrower to pay arrearages over a number of years.
      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a home equity loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. In a case under federal bankruptcy law, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.
      A number of tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt, or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted home equity loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate home equity loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the home equity loans.
      Some of the home equity loans originated on or after October 1, 1995, may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any issuing entity, could be liable for all claims and subject to all defenses arising under these provisions that the borrower could assert against the lender with respect to the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.
Environmental Legislation
      Under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold evidence of ownership primarily to protect a security interest in the facility.
      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.
      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.
      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that these cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, a number of federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property usually are subordinated to this type of Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this type of Environmental Lien could be adversely affected.
      Traditionally, many residential home equity lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the home equity loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make any of these evaluations prior to the origination of the secured contracts. Neither the depositor nor the servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.
Enforceability of Certain Provisions
      The home equity loans in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, subject to a number of exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.
      The inability to enforce a due-on-sale clause may result in a home equity loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the home equity loans and the number of home equity loans which may be outstanding until maturity.
      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In a number of states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans.
      In foreclosure actions, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt, or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or a grantee under a deed to secure debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.
Applicability of Usury Laws
      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to various types of residential first mortgage loans, including cooperative loans originated by various lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.
      Usury limits apply to junior home equity loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for home equity loans as set forth in the related prospectus supplement.
      Unless otherwise described in the related prospectus supplement, the depositor will represent that each home equity loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the home equity loans will be subject to applicable usury laws as in effect from time to time.
Alternative Mortgage Instruments
      Alternative mortgage instruments, including adjustable rate home equity loans and adjustable rate cooperative loans, and early ownership home equity loans originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provided that, notwithstanding any state law to the contrary:

•	state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks;

•	state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

•	all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.
      Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.
      In December 2002, the OTS published a rule that eliminates the ability of state chartered housing creditors to claim preemption under the Garn-St Germain Act for prepayment penalties and late fees. The rule became effective on July 1, 2003.
Servicemembers Civil Relief Act
      Under the terms of the federal Servicemembers Civil Relief Act or the Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% (including fees and charges) during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. In addition, under the Relief Act, such a borrower may have the maturity of any mortgage loan incurred prior to military service extended, the payments lowered, and the payment schedule adjusted for a period of time after the completion of military service. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.
      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on those home equity loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar state laws or regulations, which would not be recoverable from the related home equity loans, would result in a reduction of the amounts distributable to the holders of the related securities, would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected home equity loan during the borrower’s period of active duty status, and, under a number of circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar state laws or regulations apply to any home equity loan that goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the home equity loans resulting from similar state laws or regulations may result in delays in payments or losses to securityholders of the related series.
Forfeitures in Drug and RICO Proceedings
      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.
      A lender may avoid forfeiture of its interest in the property if it establishes that its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.
Junior Mortgages; Rights of Senior Mortgagees
      The home equity loans assigned to the issuing entity for a series will be secured by mortgages or deeds of trust which may be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the issuing entity, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the borrower, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in a number of cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

      The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.
      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the borrower to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the borrower to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the borrower. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.
      When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower’s additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.
Enforceability of Prepayment and Late Payment Fees
      Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.
      In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.
Equitable Limitations on Remedies
      In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.
      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.
Consumer Protection Laws
      Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation X, Equal Credit Opportunity Act and Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act, the Fair Housing Act, the Federal Trade Commission Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.
Negative Amortization Loans
      A case decided in 1996 by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First

Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.
Texas Home Equity Loans
      Generally, any “cash-out” refinance or other non-purchase money transaction, except for rate/term refinance loans and certain other narrow exceptions, secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement, if not timely cured, may render the home equity loan unenforceable and/or the lien on the mortgaged property invalid. Because home equity loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of home equity loans in Texas, delays and increased losses may result in connection with foreclosures of such home equity loans. Title insurance generally available on the home equity loans may exclude coverage for some of the risks of the Texas Home Equity Laws.
Material Federal Income Tax Consequences
General
      The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered by this prospectus. This discussion has been prepared with the advice of Sidley Austin llp , special tax counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, dealers in securities, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•	is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

•	is directly relevant to the determination of an entry on a tax return.
      Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See “State Tax Consequences.” Securityholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered by this prospectus.
      The following discussion addresses securities of five general types:

•	REMIC certificates,

•	grantor trust certificates,

•	debt securities,

•	certificates evidencing beneficial ownership of a partnership interest, and

•	partnership interests.
      The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the issuing entity and, if a REMIC election is to be made, will identify all regular interests and residual interests in the REMIC.
      Certain provisions under the Internal Revenue Code require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain. These provisions apply only to classes of securities that do not have a principal balance.
REMICs
          General
      If specified in the related prospectus supplement, as to each series of certificates, the servicer will cause an election to be made to have the related issuing entity treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code. If a REMIC election or elections will be made for the related issuing entity, the related prospectus supplement for each series of certificates will identify all “regular interests” and “residual interests” in the REMIC. If a REMIC election will not be made for an issuing entity, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a “Certificateholder” or a “holder” are to the beneficial owner of a certificate.
      The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued thereunder, which are referred to in this prospectus as the OID Regulations, and in part upon the REMIC provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.
          Classification of REMICs
      Upon the issuance of each series of REMIC certificates, Sidley Austin llp, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity, or each applicable portion thereof, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of “regular interests” or “residual interests” in that REMIC within the meaning of the REMIC provisions.
      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for this status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

      In general, a derivative instrument may not be an asset of a REMIC. If the assets of the issuing entity for a particular series contain a derivative instrument, the related prospectus supplement will disclose the tax treatment of such an arrangement.
          Qualification as a REMIC
      In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Internal Revenue Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the “startup day” and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The term “Startup Day” refers to the date of issuance of the REMIC certificates for purposes of the following discussion. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “Disqualified Organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The transaction documents for each series will contain a provision designed to meet this requirement. See “—Sales of REMIC Certificates” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” below.
      A “qualified mortgage” is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include—

•	whole mortgage loans;

•	certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

•	regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

•	loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation; and

•	as discussed below, construction loans, reverse mortgages and home equity line of credit loans (including sufficient assets to fund draws on such loans).
      The American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold construction loans, reverse mortgages and home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.
      In order for any such mortgage loan to be considered to be principally secured by an interest in real property it must meet one of the following tests:

1.	the fair market value of the real property securing the mortgage loan (including buildings and structural components) equals at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination (or upon the last significant modification if such mortgage loan has been modified) or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

2.	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either—

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a “defective obligation” within a two-year period thereafter.
A “defective obligation” includes—

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).
      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.
      In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following—

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.
      A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of—

•	a fixed number of basis points;

•	a fixed percentage of the total interest; or

•	a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.
      The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.
          Characterization of Investments in REMIC Certificates
      In general, the REMIC certificates (exclusive of any entitlement to monies paid under a derivative instrument) will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.
      The assets of the REMIC will include, in addition to home equity loans, payments on home equity loans held pending payment on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the home equity loans, or whether the property and account balances, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the home equity loans for purposes of all of the foregoing sections. In addition, in some instances home equity loans may not be treated entirely as assets described in the foregoing sections. The REMIC regulations do provide, however, that payments on home equity loans held pending payment are considered part of the home equity loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

          Tiered REMIC Structures
      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Sidley Austin llp, special tax counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, each REMIC created by the pooling and servicing agreement will qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.
      Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.
          Taxation of Owners of REMIC Regular Certificates
      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.
      Original Issue Discount. Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the rules governing original issue discount which are set forth in Sections 1271-1275 of the Code and the Treasury regulations (the “OID Regulations”). Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and various other debt instruments issued with original issue discount. The OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of original issue discount on REMIC regular certificates on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating original issue discount.
      The Internal Revenue Code requires that a prepayment assumption be used with respect to home equity loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the servicer in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor the servicer will make any representation that the home equity loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” “Qualified stated interest” includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.
      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. In general terms, original issue discount is accrued by treating the interest rate of the certificates as fixed and making adjustments to reflect actual interest rate adjustments.
      Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.
      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the Internal Revenue Service, or IRS, will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the REMIC regular certificate, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first payment date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.
      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.
      Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Taxation of Owners of REMIC Regular Certificates— Market Discount” for a description of that election under the OID Regulations.
      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows:
      As to each “accrual period,” that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a payment date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

•	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the REMIC regular certificate, if any, in future periods and

•	the payments made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.
      The present value of the remaining payments referred to in the preceding sentence will be calculated assuming that payments on the REMIC regular certificate will be received in future periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that payments on the certificate will be made in all accrual periods based on the home equity loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any payments made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.
      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.
      Market Discount. A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, the certificateholder will be required to allocate the portion of each payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.
      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include market discount in income currently with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Taxation of Owners of REMIC Regular Certificates— Premium.” Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.
      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.
      Internal Revenue Code Section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, a number of rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method;

•	in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period; or

•	in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.
      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.
      Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.
      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates— Market Discount.” The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.
      Realized Losses. Under Internal Revenue Code Section 166 both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the home equity loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.
      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the home equity loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.
          Taxation of Owners of REMIC Residual Certificates
      General. As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the home equity loans or as debt instruments issued by the REMIC.
      A holder of a REMIC residual certificate typically will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/ 90 days per quarter/ 360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC ” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash payments by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”
      A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any modifications.
      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions,” residual interests without “significant value” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash payments received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.
      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the home equity loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, amortization of any premium on the home equity loans, bad debt deductions with respect to the home equity loans and, except as described below, for servicing, administrative and other expenses.
      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer intends to treat the fair market value of the home equity loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the home equity loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates”. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the home equity loans and other property held by the REMIC.
      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to home equity loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to home equity loans with market discount that it holds.
      A home equity loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC’s basis in the home equity loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the home equity loans. Premium on any home equity loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.
      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “Taxation of Owners of REMIC Regular Certificates” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered by this prospectus, described in that section will not apply.

      If a class of REMIC regular certificates is issued at an Issue Premium, the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates.”
      As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. All servicing, administrative and other non-interest expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code and the rules relating to the alternative minimum tax. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.
      Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by payments made, and by net losses allocated, to the REMIC residual certificateholder.
      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders are encouraged to consult their tax advisors.
      Any payment on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to payments early in the term of the related REMIC that will be taxable because their bases in the REMIC residual certificates at that time will not be sufficiently large for the payments to be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by their allocable shares of taxable income of the issuing entity. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders’ initial bases are less than the payments to the REMIC residual certificateholders, and increases in the initial bases either occur after the payments or, together with their initial bases, are less than the amount of the payments, gain will be recognized to the REMIC residual certificateholders on those payments and will be treated as gain from the sale of their REMIC residual certificates.
      The effect of these rules is that a residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through payments, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “—Taxation of Owners of REMIC Residual Certificates— General.”
      Excess Inclusions. Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events.
      In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

•	the sum of the “daily accruals” for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.
      The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any payments made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price for those REMIC residual certificates will be treated as the fair market value of those REMIC residual certificates on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have “significant value.”
      For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to REMIC residual certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates,” below.

      Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.
      In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and a number of cooperatives; the REMIC Regulations currently do not address this subject.
      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents:

•	the present value of the expected future payments, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS issued final regulations on July 19, 2002 that (the “Final Regulations”) add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. Under the Final Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the “safe harbor” provisions. Eligibility for the safe harbor under (b) requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable short term federal rate.
      In addition, under the Final Regulations the safe harbor applies only if the transferee represents that income from the REMIC residual certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations generally apply to transfers of noneconomic residual interest occurring on or after February 4, 2000, and thus will apply to transfers of a REMIC residual certificate. The Final Regulations contain additional details regarding their application and you are encouraged to consult your own tax advisor regarding the application of the Final Regulations to a transfer of a REMIC residual certificate.
      Final Treasury regulations issued on May 11, 2004 addressed the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to its holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.
      The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC Regulations. Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon a number of assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.
      A REMIC residual certificate acquired after January 4, 1995 is not treated as a certificate that can be marked to market by a dealer. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the Mark-to-Market Regulations to REMIC residual certificates.
      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC typically will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.
      With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts:

•	an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and

•	the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.
      In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over that amount or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.
This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001.
      The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of this type of holder of a REMIC certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.
          Sales of REMIC Certificates
      If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate typically will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by payments on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates— Basis Rules, Net Losses and Payments.” Except as described below, any gain or loss in most cases will be capital gain or loss.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable Federal rate”, which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to the sale.
      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See “—Taxation of Owners of REMIC Regular Certificates— Market Discount.”
      REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.
      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.
      If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Internal Revenue Code, within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder’s adjusted basis in the newly-acquired asset.
          Prohibited Transactions and Other Possible REMIC Taxes
      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions.” In general, subject to specified exceptions a prohibited transaction means the disposition of a home equity loan, the receipt of income from a source other than a home equity loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the home equity loans for temporary investment pending payment on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.
      REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.
      Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC certificates.
          Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations
      If a REMIC residual certificate is transferred to a “disqualified organization”, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

•	the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

•	the highest marginal federal income tax rate applicable to corporations.
      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by disqualified organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.
      Restrictions on the transfer of REMIC residual certificates and a number of other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

      In addition, if a “pass-through entity” includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

•	the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and

•	the highest marginal federal income tax rate imposed on corporations.
      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.
      For these purposes, a “disqualified organization” means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation;

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code; or

•	any organization described in Section 1381 (a)(2)(C) of the Internal Revenue Code.
      For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E (e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.
          Termination
      A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment from the home equity loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on the REMIC residual certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, the REMIC residual certificateholder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. See “— Sales of REMIC Certificates.” The character of this loss as ordinary or capital is uncertain.
          Reporting and Other Administrative Matters
      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the “tax matters person” with respect to the REMIC in all respects, and will hold at least a nominal amount of REMIC residual certificates.
      As the tax matters person, the servicer will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the servicer, as tax matters person, and the IRS concerning the REMIC item.
      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder’s return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.
      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.
      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “— Taxation of Owners of REMIC Regular Certificates— Market Discount.”
      The responsibility for complying with the foregoing reporting rules will be borne by the servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the servicer at HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070.
          Backup Withholding With Respect to REMIC Certificates
      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.
          Foreign Investors in REMIC Certificates
      A REMIC regular certificateholder that is not a “United States person” and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a payment on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, “United States person” means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in recently issued regulations, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual certificates of the related REMIC issuing entity, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the Internal Revenue Code related to such a holder of residual certificates. If the holder does not qualify for exemption, payments of interest, including payments of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.
      Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to payments on grantor trust certificates and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC issuing entity that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See “— REMICs— Taxation of Owners of REMIC Residual Certificates— Excess Inclusions.”
      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.
      Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.
      Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.
Grantor Trust Securities
      With respect to each series of securities for which no REMIC election is made and which are not subject to partnership treatment or debt treatment (without reference to the REMIC provisions of the Internal Revenue Code), Sidley Austin llp , special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the arrangements pursuant to which the related issuing entity will be administered and such certificates will be issued will not be classified as an association taxable as a corporation or as a taxable mortgage pool, and that each such issuing entity will be classified as a “grantor trust” governed by the provisions of subpart E, Part I, of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust. For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a payment rate will be referred to as a grantor trust fractional interest certificate. A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest certificates will be referred to as a grantor trust strip certificate.
          Special Tax Attributes
      Sidley Austin llp , special tax counsel to the depositor, will deliver its opinion to the depositor that to the extent the assets of the issuing entity so qualify that (a) grantor trust fractional interest certificates will represent interests in (1) loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code; and (2) obligations, including any participation or security of beneficial ownership, which are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code; and (b) interest on grantor trust fractional interest certificates will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the Internal Revenue Code. In addition, the grantor trust strip certificates will be obligations, including any participation or certificate of beneficial ownership therein, principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.
          Taxation of Beneficial Owners of Grantor Trust Certificates
      Beneficial owners of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip certificates, and will be entitled to deduct their shares of any reasonable servicing fees and other related expenses. If a beneficial owner acquires a grantor trust fractional interest certificate for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest certificate may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest certificate directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner’s miscellaneous itemized deductions exceeds 2% of the beneficial owner’s adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.
      Beneficial owners of grantor trust strip certificates generally will be required to treat the certificates as stripped coupons under section 1286 of the Internal Revenue Code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.
      Grantor trust fractional interest certificates may also be subject to the coupon stripping rules if a class of grantor trust strip certificates is issued as part of the same series of certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting. The coupon stripping rules will not apply, however, if (1) the payment rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See “— Discount and Premium.”

          Discount and Premium
      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip certificates and grantor trust fractional interest certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Internal Revenue Code. The tax treatment of original issue discount, market discount and premium will generally be the same as applicable to holders of REMIC regular certificates. See “— REMICs— Taxation of Owners of REMIC Regular Certificates— Original Issue Discount”, “— Market Discount” and “— Premium.”
          Sales of Grantor Trust Certificates
      Any gain or loss recognized on the sale of a grantor trust security, which is equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Internal Revenue Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any payments of principal.
          Grantor Trust Reporting
      The trustee will furnish to each beneficial owner of a grantor trust fractional interest certificate with each payment a statement detailing the amount of the payment allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.
          Proposed Reporting Regulations
      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of “widely-held mortgage trusts” (that is, any grantor trust in which any interests are held by “middlemen”, and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of “middlemen” (a term that includes, among other things, a custodian of a person’s account, a nominee and a broker holding an interest for a customer in a street name).
      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an “exempt recipient” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.
      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.
Debt Securities
      For each series of debt securities (which term includes notes and certificates with respect to which Sidley Austin llp delivers an opinion that the certificates will be classified as debt), Sidley Austin llp, special tax counsel to the depositor, will deliver its opinion to the depositor that the debt securities will be classified as debt of the holder of the ownership interest secured by the mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the issuing entity. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased with original issue discount, market discount or premium. See “— REMICs— Taxation of Owners of REMIC Regular Certificates— Original Issue Discount”, “— Market Discount” and “— Premium.”
          Special Tax Attributes
      As described above, grantor trust certificates will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Internal Revenue Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.
          Sale or Exchange of Securities
      If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the debt security. The adjusted basis in the debt security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income from the debt security and reduced by the payments previously received on the debt security, other than payments of qualified stated interest, and by any amortized premium.
      In general, except for certain financial institutions subject to section 582(c) of the Internal Revenue Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the debt security as a capital asset within the meaning of section 1221 of the Internal Revenue Code, will be capital gain or loss and will be long-term or short-term depending on whether the debt security has been held for more than one year.
          Tax Reporting in respect of the Debt Securities
      The trustee will furnish to each beneficial owner of a debt security with each payment a statement setting forth the amount of the payment allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.
Certificates Classified as Partnership Interests
      Certain arrangements may be treated as partnerships for federal income tax purposes. In such event, the related certificates will be characterized, for federal income tax purposes, as partnership interests as discussed in the related prospectus supplement. With respect to certificates classified as partnership interests, Sidley Austin llp , special tax counsel to the depositor, will deliver its opinion (unless otherwise limited in the related prospectus supplement) generally to the effect that the arrangement pursuant to which such certificates are issued will be treated as a partnership and not a corporation for federal income tax purposes.
          Taxation of Certificates Classified as Partnership Interests
      Certain issuing entities may be treated as partnerships for federal income tax purposes. In such event, the issuing entities may issue certificates characterized as partnership interests as discussed in the related prospectus supplement. With respect to such series of partnership interests, Sidley Austin llp , special tax counsel to the depositor, will deliver its opinion (unless otherwise limited by the related prospectus supplement) generally to the effect that the issuing entity will be treated as a partnership and not a corporation for federal income tax purposes.
      If the issuing entity is treated as a partnership for federal income tax purposes, the issuing entity will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the issuing entity. These partnership allocations are made in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement.
      The issuing entity’s assets will be the assets of the partnership. The issuing entity’s income will consist primarily of interest and finance charges earned on the underlying loans. The issuing entity’s deductions will consist primarily of interest accruing on any indebtedness issued by the issuing entity, servicing and other fees, and losses or deductions upon collection or disposition of the issuing entity’s assets. Your taxable income from a partnership interest in any year may exceed your cash payments from the issuing entity for such year.
      In some instances, the issuing entity could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See “— Backup Withholding” and “— Foreign Investors” below.
      Commonly, issuing entities classified as partnerships for federal income tax purposes will also be issuing debt securities. Under the rules for “acquisition indebtedness” applicable to many types of tax-exempt organizations, substantially all of the taxable income allocated to a beneficial owner of a partnership interest in such an issuing entity that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue Code.
      Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If this termination occurs, the issuing entity is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.
          Sale or Exchange of Partnership Interests
      In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of issuing entity income and decreased by any payments received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the issuing entity. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.
      Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the issuing entity would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash payments with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher or lower basis unless (i) there is a “substantial basis reduction” within the meaning of the Code and the issuing entity does not qualify as a “securitization partnership” for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Code. Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for securities.
          Partnership Reporting
      The trustee is required to (1) keep complete and accurate books of the issuing entity, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the issuing entity and (3) report each beneficial owner’s allocable share of items of issuing entity income and expense to beneficial owners and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.
      Under Section 6031 of the Internal Revenue Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the issuing entity. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.
      The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not connected with the issuing entity.
Backup Withholding
      Payments of interest and principal, as well as payments of proceeds from the sale of notes or certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of the payments fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.
Foreign Investors
      In the case of notes or certificates held by a foreign partnership, the certification described below must be provided by the partners rather than by the foreign partnership and the partnership must provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of any applicable withholding requirements.
          Grantor Trust Certificates and Debt Securities
      Payments made on a grantor trust security or a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if:

•	the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

•	the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

•	the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.
      The rules for REMIC certificates are discussed above under “— REMICs— Foreign Investors in REMIC Certificates.”
          Partnership Interests
      An issuing entity may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the issuing entity is considered to be engaged in a trade or business in the United States for these purposes and the issuing entity is treated as a partnership, the income of the issuing entity distributable to a non-U.S. person would be subject to federal withholding tax and the holder could be required to file federal and state tax returns in the United States. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the issuing entity is notified that a beneficial owner of a partnership interest is a foreign person, the issuing entity may withhold as if it were engaged in a trade or business in the United States in order to protect the issuing entity from possible adverse consequences of a failure to withhold. If the issuing entity were not so engaged, a foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the issuing entity was not in a U.S. trade or business. Foreign individuals may also be subject to United States estate taxes at their death upon the value of their issuing entity certificates if they are deemed to hold interests in a partnership engaged in a trade or business in the United States for federal income tax purposes.
State Tax Considerations
      In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.
Employee Benefit Plan Considerations
      The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code impose restrictions on investments by certain types of employee benefit and other plans. The restrictions include the fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Covered benefit plans, or “plans”, include employee pension and welfare benefit plans subject to ERISA, various other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, as well as pooled or collective investment vehicles that include ERISA plan assets, such as bank collective investment funds, insurance company pooled separate accounts and insurance company general account assets. Other employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, for which no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to these requirements but may be subject to different restrictions. See “— Exempt Plans” below.
      The fiduciary provisions of ERISA generally require that a fiduciary with respect to a plan satisfy certain fiduciary standards of conduct and meet certain requirements when investing the plan’s assets, including the requirements of taking into account the facts and circumstances of the plan, the prudence of the investment and the need to diversify the plan’s investment portfolio, as well as the requirement that the plan’s investment be made in accordance with the plan’s governing documents. For these purposes, a fiduciary is a person who has or exercises discretionary authority or control with respect to the management or disposition of plan assets or any person who provides investment advice with respect to plan assets for a fee.
      The prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of plans and certain parties related to those plans, so-called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code (which are referred to in this prospectus as “parties in interest”) unless a statutory, regulatory or administrative exemption is available. The parties in interest to a plan include the plan sponsor, plan fiduciaries and plan service providers (such as trustees, investment managers and advisors, custodians and brokers), and certain of their affiliates. The range of potential prohibited transactions includes fiduciary self-dealing transactions and any purchase, sale, exchange or extension of credit between a plan and a party in interest with respect to the plan, and any transfer to, or use of plan assets by or for the benefit of, a party in interest. Parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty or an excise tax imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, respectively, and other adverse consequences.
      A number of prohibited transaction class exemptions issued by the United States Department of Labor (the “DOL”) might apply to exempt a prohibited transaction arising by virtue of the purchase of a security by or on behalf of, or with “plan assets” of a plan, i.e., PTCE 96-23 (class exemption for transactions effected by “in-house asset managers”), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions effected by “qualified professional asset managers”). There can be no assurance that any of these class exemptions will apply with respect to any particular plan investor or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable issuing entity. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the issuing entity are deemed to be plan assets.
Plan Assets Regulations
      The DOL has adopted regulations at 29 C.F.R. §2510.3-101 (the “Plan Assets Regulations”) that set forth guidelines to determine when an equity investment in an entity by a plan will cause the assets of the entity to be treated as assets of the plan (or “plan assets”). If the assets of the entity are considered plan assets, then the general fiduciary responsibility provisions of ERISA, as well as the prohibited transaction provisions of ERISA and the Internal Revenue Code, will apply not only to a plan’s investment in the entity, but also to the underlying assets of the entity and the entity’s operation and administration. Thus, if a plan invests in an entity, such as an issuing entity, these rules apply to the fiduciary’s decision to invest in issuing entity securities and the continued holding of such securities. Moreover, if the issuing entity’s assets are also treated as “plan assets,” any person with discretionary authority or control over the issuing entity’s assets will be a plan fiduciary and transactions involving the issuing entity’s assets will also be subject to ERISA’s fiduciary standards of conduct and the prohibited transaction provisions of ERISA and the Internal Revenue Code.
      The Plan Assets Regulations contain certain exceptions under which a plan’s investment in an entity will not cause the assets of the entity to be treated as ERISA plan assets. These exceptions include the following:

•	when the entity is an “operating company”, including a “real estate operating company” or a “venture capital operating company” (as defined in the Plan Assets Regulations),

•	when a plan’s investment is in qualifying debt which does not have substantial equity features,

•	when the equity investment made by the plan is in either a “publicly-offered security” that is “widely held” and “freely transferable” (as defined in the Plan Assets Regulations) and registered under Section 12(b) or 12(g) of the Exchange Act, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, or

•	when “benefit plan investors” do not own 25% or more of any class of equity interest issued by the entity. For this purpose, “benefit plan investors” include plans, as well as any “employee benefit plan” as defined in Section 3(3) or ERISA which is not subject to Title I of ERISA, such as governmental plans, certain church plans, and foreign plans, and include any entity whose underlying assets include plan assets by reason of plan investments in the entity.
      The prospectus supplement relating to a class of securities will indicate whether the securities constitute indebtedness that qualifies for an exception under the Plan Assets Regulation. While it is possible that one of the other exceptions might apply to an issuing entity contemplated by this prospectus (for example, if less than 25% of each class of equity in the issuing entity were held by benefit plan investors), compliance with these exceptions will not be monitored by the depositor, the seller, the trustee, the servicer or any subservicer. Therefore, fiduciaries or other persons investing plan assets should not acquire or hold certificates in reliance upon the availability of any exception to the Plan Assets Regulations.
      If the Home Equity Loans or any other assets included in the assets of an issuing entity were to constitute plan assets, then any party exercising management or discretionary control with respect to those assets of the issuing entity would be deemed to be a plan fiduciary of investing plans, and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to issuing entity operations, and any party providing services with respect to the assets would be deemed to be a party in interest with respect to investing plans. For example, under the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, the depositor, the servicer, any subservicer or the trustee (or an affiliate of those entities) may be a party in interest with respect to an investing plan. As a result, the acquisition or holding of securities by or on behalf of a plan or with plan assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code.
      Additionally, if the depositor, the seller, the servicer, any subservicer, the trustee, an obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of plan assets,

•	has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets, or

•	is an employer maintaining or contributing to the plan,
an investment of those plan assets in the issuing entity could violate the fiduciary self-dealing prohibitions of Section 406(b) of ERISA and Section 4975(c) of the Internal Revenue Code.
Prohibited Transaction Exemptions
      While a broad range of transactions may potentially give rise to prohibited transaction concerns where plan assets are involved, at least some relief may be provided through statutory, regulatory or administrative exemptions. The DOL has issued a series of at least 32 individual exemptions commonly referred to as the “underwriter exemptions” which were collectively amended by PTE 97-34, 62 Fed. Reg. 39021(1997), PTE 2000-58, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, 67 Fed. Reg. 54487 (2002) (as amended, hereinafter collectively referred to as the “Exemption”) to a number of underwriters (each, an “Underwriter”), one or more of whom may be utilized by the servicer in connection with the underwriting contemplated herein. The Exemption generally exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the servicing and operation of home equity loan pools and the purchase, sale and holding of securities issued by the issuing entity as to which the Underwriter or any of its affiliates is either:

•	the sole underwriter or the manager or co-manager of the underwriting syndicate, or

•	a selling or placement agent.
      For purposes of the exemption, the term “underwriter” includes:

•	each Underwriter and certain of its affiliates, as well as certain entities that have received an exemption from the DOL which is similar to the Exemption,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and

•	any member of the underwriting syndicate or selling group of which a person described in the first two clauses above is a manager or co-manager with respect to a class of securities.
      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief thereunder:

•	the acquisition of the securities by a plan or with plan assets must be on terms (including the security price) that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	unless the issuing entity contains only certain types of obligations (a “Designated Transaction”) that are fully secured, the rights and interests evidenced by the securities acquired by the plan may not be subordinated to the rights and interests evidenced by other securities of the same issuing entity;

•	the securities, at the time of acquisition by a plan or with plan assets, must be rated in one of the three (four, in a Designated Transaction) highest generic rating categories by Standard & Poor’s, Moody’s Investors Service, Inc., or Fitch Ratings, which are collectively referred to as the “exemption rating agencies”;

•	the trustee of the issuing entity cannot be an affiliate of the depositor, the seller, the servicer, any subservicer, any insurer of the issuing entity, any counterparty to a swap agreement included in the assets of the issuing entity and any borrower with respect to assets of an issuing entity that constitute more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity (determined as of the date of initial issuance of the securities) or their affiliates, who, together with the trustee, each underwriter, and their affiliates, constitute the “Restricted Group”;

•	the sum of all payments made to and retained by the underwriters for underwriting the securities must represent not more than reasonable compensation; the sum of all payments made to and retained by the servicer under the assignment of the assets to the related issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	each plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.
      If an issuer holds obligations that have high loan-to-value ratios, the Exemption may apply to the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one exemption rating agency if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.
      In addition, the Exemption generally provides relief from certain self-dealing/ conflict of interest prohibited transactions that may arise when a plan fiduciary causes a plan to acquire securities in an issuing entity holding receivables on which the fiduciary (or an affiliate) is obligor, provided that: (i) in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which plans have invested and of the aggregate interest in the issuing entity are acquired by persons independent of the Restricted Group (as defined above), (ii) a plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a plan with respect to which the person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced (other than as a subservicer) by the same entity, (iv) the fiduciary (or its affiliate) is obligor with respect to no more than 5% of the fair market value of receivables held in the issuing entity and (v) the plan is not sponsored by a member of the Restricted Group.
      If the specific conditions of the Exemption are met, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(A) through (D) of the Internal Revenue Code for the following transactions:

•	the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the servicer or an underwriter and a plan when the servicer, trustee, insurer, underwriter or a borrower is a party in interest with respect to the plan,

•	the direct or indirect acquisition or disposition in the secondary market of securities by a plan or with plan assets, and

•	the holding of securities by a plan or with plan assets.
      Additionally, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the home equity loan pools if the transactions are carried out in accordance with a binding pooling and servicing arrangement, the terms of which are provided to or described in all material respects to plans prior to their investment in securities. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions would otherwise apply merely because a person is deemed to be a party in interest with respect to an investing plan, by virtue of providing services to the plan or by virtue of having certain specified relationships to a service provider, solely as a result of the plan’s ownership of securities.
Amendment to Exemption for Funding Accounts and Notional Principal Contracts
      The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using funding accounts for issuing entities that issue pass-through securities evidencing an interest in home equity loans or other secured receivables and that otherwise meet the requirements of the Exemption. The amendment generally allows mortgage loans or other secured obligations supporting payments to security holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuing entity to be transferred to the issuing entity within a 90-day or three-month period following the closing date (the “Funding Period”), instead of requiring that all such obligations be either identified or transferred on or before the date the offering closes. This relief is available when the pre-funding arrangements satisfy certain requirements.
      The Exemption also extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving issuing entities that contain swap agreements, provided the swap agreement satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap agreement must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap agreement must provide for certain remedies if the rating declines. The swap agreement must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap agreement may be sold to plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap agreement and the effects of the swap agreement on the risks associated with an investment in the security.

Insurance Company General Accounts
      In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Final regulations under Section 401(c) provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer’s general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.
      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as plan assets. (Note that Section 401(c) of ERISA does not relate to insurance company separate accounts.) Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA.
Representation from Investing Plans in Certain Instances
      As a general matter only securities that are highly rated will be considered eligible for investment by employee benefit plans. Thus, no transfer of securities of any class that does not meet the applicable rating requirements of the Exemption and that does not constitute debt for purposes of the Plan Assets Regulation to a plan or to any person acquiring such securities on behalf of or with the assets of a plan will be permitted, unless such transferee, at its expense, delivers to the trustee and the servicer an opinion of counsel (in form satisfactory to the trustee and the servicer and as discussed below) to the effect that the purchase or holding of such class of securities by the plan is permissible under applicable law and will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicer to any obligation or liability in addition to those undertaken in the Agreement. Alternatively, an insurance company general account may, at its expense, deliver to the trustee and the servicer a representation that the transfer and holding of such a security are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a class of security that does not meet the applicable rating requirement will be deemed to represent to the trustee and the servicer that such person is not a plan or acting on behalf of a plan or investing any plan assets.
      Moreover, the exemptive relief afforded by the Exemption may not apply to (1) any securities issued by an issuing entity containing a swap agreement that does not meet the requirements of the Exemption or other assets that are not specifically covered by the Exemption, (2) any securities issued by an issuing entity containing a Funding Account that does not meet the requirements of the Exemption discussed above, (3) a plan for which the trustee or other authorized plan fiduciary is a member of the Restricted Group or which is sponsored by a member of the Restricted Group. Under any such circumstance, transfers of the securities to a plan, to a trustee or other person acting on behalf of a plan, or to any other person using plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the trustee and the servicer with an opinion of counsel satisfactory to the trustee and the servicer, which opinion will not be at the expense of the trustee or the servicer, that the purchase of the securities by or on behalf of the plan:

•	is permissible under applicable law,

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and

•	will not subject the trustee or the servicer to any obligation in addition to those undertaken in the Agreement.
Exempt Plans
      Certain plans may be governmental or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply. However, such plans are subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which prohibitions are similar to the prohibited transaction rules. In addition, the fiduciary of any governmental plan or church plan must consider applicable federal, state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.
      No view is expressed on whether an investment in the securities is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.
Tax Exempt Investors
      A plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income”, or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor and income allocated to a certificate held by a Tax-Exempt Investor by a trust that has issued notes will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences— REMICs— Taxation of Owners of REMIC Residual Securities— Excess Inclusions.”
Consultation with Counsel
      There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular plan that acquires the securities or, even if all the conditions specified in an exemption were satisfied, that the exemption would apply to all transactions involving an issuing entity. Prospective plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences in their specific circumstances prior to making an investment in the securities.
      Any fiduciary or other plan asset investor that proposes to purchase securities on behalf of a plan or with plan assets is encouraged to consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other DOL prohibited transaction exemption in connection therewith. Before purchasing a security, a fiduciary or other investor of plan assets should itself confirm whether the securities constitute “securities” for purposes of the Exemption and whether the specific and general conditions and the other requirements described in the Exemption or any other exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets, and whether the investment is permitted under the plan’s governing documents.
Legal Investment Matters
      Each class of securities offered hereby and by the prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement will specify whether each class of securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Investors whose investment authority is subject to legal restrictions are encouraged to consult their legal advisors to determine whether and to what extent the securities constitute legal investments for them.
      All depository institutions considering an investment in the securities should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective regulators, setting forth, in relevant part, a number of investment practices deemed to be unsuitable for an institution’s investment portfolio, as well as guidelines for investing in various types of mortgage related securities.
      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.
      There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.
Methods of Distribution
      The securities offered hereby and by the prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purpose price and the net proceeds to the depositor from that sale.
      The securities will be offered through the following methods from time to time. In addition, these offerings may be made concurrently through more than one of these methods or through a combination of two or more of the following methods. The methods are as follows:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers;

•	by direct placements by the depositor with institutional investors; and

•	by competitive bid.
      The securities may be offered in whole or in part in exchange for the home equity loans, or other assets, if applicable, that would comprise the assets of the issuing entity.
      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers or agents participating in the sale of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the depositor or its affiliates.
      It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all of the securities if any are purchased, other than in connection with an underwriting on a best efforts basis. In addition, it is expected that, in limited circumstances, the sponsor and the depositor will indemnify the several underwriters, dealers and agents and the underwriters, dealers and agents will indemnify the sponsor and the depositor against a number of civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made.
      The prospectus supplement for any securities offered by placements through dealers or agents will contain information regarding the nature of the offering and any agreements to be entered into between the depositor or its affiliates and purchasers of securities.
      Purchasers of securities, including dealers and agents, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of securities. You are encouraged to consult with your legal advisors in this regard prior to any reoffer or sale.
Legal Matters
      Certain legal matters relating to the securities will be passed upon for the depositor by legal officers of HSBC Finance and by Sidley Austin llp , New York, New York.
Additional Information
      The depositor has filed with the SEC a registration statement, Registration No. 333-132348, under the Securities Act, with respect to the securities being offered pursuant to this prospectus. This prospectus and the prospectus supplement, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the SEC.
      Information relating to the issuing entities and the securities offered by this prospectus and the prospectus supplements will be periodically filed with the SEC. This information will include the definitive legal documents used for each issuance, definitive prospectus supplements, term sheets (if any) and computational materials (if any). For the period of time that each issuing entity is subject to the reporting requirements of the Exchange Act, the servicer will file for each issuing entity annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and any amendments to those reports with the SEC. In addition, financial information relating to a credit enhancement provider, if not included in the prospectus supplement, may also be incorporated by reference. All of this information will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. This information will be publicly available through the SEC.
      You may read and copy the registration statement and any notices, reports, statements or other materials filed by the issuing entity, the depositor and the servicer with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
      HSBC Finance provides certain static pool information with respect to its prior securitized pools of home equity loans on this website. This information includes summary pool characteristics and delinquency, loss and prepayment data for securitized pools established by HSBC Finance in the previous five years. Static pool information maintained on this website with respect to periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement and the accompanying prospectus or the registration statement. If not posted on the servicer’s website, you may request a free copy of any of the filings incorporated by reference into this prospectus by writing or calling: HSBC Home Equity Loan Corporation I, 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-6335.

Glossary
      Actuarial Home Equity Loan— A home equity loan that provides for payments in monthly installments including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal.
      Additional Charges— Any unpaid finance charges and fees, insurance premiums and other charges.
      Advance— As to any home equity loan and any payment date, an amount advanced which is equal to the aggregate of all or a portion of scheduled payments of principal and interest due on the related due date.
      Agreement— With respect to a series of certificates, the pooling and servicing agreement, and with respect to a series of notes or notes and certificates, the indenture, the trust agreement and the sale and servicing agreement, as the context requires.
      Balloon Amount— The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.
      Balloon Loans— Home equity loans generally having original or modified terms to maturity of 15 years as described in the related prospectus supplement, with level monthly payments of principal and interest based upon an amortization schedule for a longer term, such as 30 years. The scheduled payments will result in a principal balance that is payable on maturity of the loan.
      Collection Account— An account established and maintained by the servicer, in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the home equity loans evidenced by each series of securities.
      Contractual Delinquency— A method of determining the delinquency status of a home equity loan based on the status of payments due under the home equity loan. Delinquency status may be affected by HSBC Finance’s account management policies and practices for the collection of home equity loans, such as restructures and rewrites.
      Cooperative— With respect to a Cooperative Loan, the corporation that owns the related apartment building.
      Cooperative Loans— Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.
      Cooperative Notes— A promissory note with respect to a Cooperative Loan.
      Credit Scores— A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.
      Debt Service Reduction— Modifications of the terms of a home equity loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related home equity loan, but not any permanent forgiveness of principal.
      Deficient Valuation— In connection with the personal bankruptcy of a borrower, as established by the bankruptcy court, equal to the difference between (a) the then outstanding principal balance of the first loan secured by the mortgaged property and the junior loans secured by the mortgaged property, and (b) value of the mortgage property as established by the bankruptcy court.
      Eligible Account— An account that is either:

•	maintained with a depository institution whose short-term debt obligations at the time of any deposit therein are rated in the highest short-term debt rating category by the rating agencies;

•	an account or accounts maintained with a depository institution with a long-term unsecured debt rating by each rating agency that is at least investment grade, provided that the deposits in such account or accounts are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund;

•	a segregated trust account maintained on the corporate trust side with the trustee in its fiduciary capacity; or

•	an account otherwise acceptable to each rating agency, as evidenced by a letter to such effect from each such rating agency to the trustee, without reduction or withdrawal of the then-current ratings of the securities.
      Environmental Lien— A lien imposed by federal or state statute, for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs.
      Excess Interest— The extent by which interest collections on the home equity loans, exceed interest payments on the securities for the related payment date.
      Exchange Act— The Securities Exchange Act of 1934, as amended.
      Funding Account— An account established, if specified in the prospectus supplement, pursuant to the Agreement to allow for the transfer by the sellers of additional home equity loans to the related issuing entity after the closing date for the related securities.
      High Cost Loan— A “high risk loan” or “predatory loan” under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing additional legal liability for residential mortgage loans having high interest rates, points and/or fees, as well as provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994).
      Insurance Proceeds— Proceeds paid by any insurer pursuant to any insurance policy covering a home equity loan, net of any component thereof covering any expenses incurred by or on behalf of the servicer in connection with obtaining such Insurance Proceeds and exclusive of any portion thereof that is applied to the restoration or repair of the related mortgaged property, released to the borrower in accordance with the servicer’s normal servicing procedures or required to be paid to any holder of a mortgage senior to such home equity loan.
      Issue Premium— As to a class of REMIC regular securities, a price in excess of the stated redemption price of that class.
      Mark-to-Market Regulations— The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers.
      Net Mortgage Rate— As to any home equity loan, the interest rate net of the rates at which the servicing fees are calculated.
      Nonrecoverable Advance— Any Advance previously made which the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.
      Permitted Investments— United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the Agreement.
      REO Home Equity Loan— A home equity loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.
      SEC— The U.S. Securities and Exchange Commission.
      Securities Act— The Securities Act of 1933, as amended.

      Senior Percentage— At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the prospectus supplement.
      Servicing Advances— Amounts advanced on any home equity loan to cover taxes, insurance premiums or similar expenses.
      Simple Interest Home Equity Loan— A home equity loan that provides for payments that are allocated to principal and interest according to the daily simple interest method.
      Statistical Valuation— The value of the mortgaged property as determined by a form of appraisal which uses a statistical model to estimate the value of a property.
      Tax-Exempt Investor— A tax-qualified retirement plan exempt from federal income taxation under Section 501 of the Internal Revenue Code.